UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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NeuStar, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Fellow Stockholders:

We are pleased to invite you to attend the 2015 Annual Meeting of Stockholders of NeuStar, Inc. to be held on Wednesday, May 27, 2015 at 5:00 p.m. local time, at the Hyatt Regency Reston, 1800 Presidents Street, Reston, Virginia 20190. Details regarding admission to the Annual Meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and the 2015 Proxy Statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a Proxy or Voting Instruction Card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend in person. Please review the instructions on the Proxy or Voting Instruction Card regarding each of these voting options.

We are pleased to furnish proxy materials to stockholders primarily over the Internet. This process expedites stockholders’ receipt of proxy materials, while lowering the costs of our Annual Meeting and conserving natural resources. On or around April 17, 2015, we will mail our stockholders a notice containing instructions on how to access our 2015 Proxy Statement and 2014 Annual Report and vote online. The notice also will include instructions on how you can receive a paper copy of your Annual Meeting materials, including the Notice of Annual Meeting, 2015 Proxy Statement and Proxy Card. If you receive your Annual Meeting materials by mail, the Notice of Annual Meeting, 2015 Proxy Statement and Proxy Card will be enclosed. If you receive your Annual Meeting materials via e-mail, the e-mail will contain voting instructions and links to the 2015 Proxy Statement and the 2014 Annual Report on the Internet, both of which are available at www.neustar.biz under the captions “Company — Investor Relations”.

At this year’s Annual Meeting, the agenda includes the following proposals:

Proposal	Board Recommendation

1. Election of Ross K. Ireland, Paul A. Lacouture and Michael J. Rowny as directors	FOR

2. Ratification of Ernst & Young LLP as our independent registered public accounting firm	FOR

3. Advisory resolution to approve executive compensation	FOR

4. Approval of the Amended and Restated NeuStar, Inc. 2009 Stock Incentive Plan	FOR

5. Approval of Amendments to the NeuStar, Inc. Restated Certificate of Incorporation to declassify the Board of Directors and to provide for annual election of all Directors	FOR

Thank you for your ongoing support of and continued interest in Neustar.

Sincerely,

Lisa A. Hook

President and Chief Executive Officer

NEUSTAR, INC.

21575 RIDGETOP CIRCLE,

STERLING, VIRGINIA 20166

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 27, 2015

Time and Date	5:00 p.m. (local time) on May 27, 2015.
Place	Hyatt Regency Reston, 1800 Presidents Street, Reston, Virginia 20190
Items of Business

1. To elect the three directors named in the 2015 Proxy Statement to the Board of Directors to hold office until our Annual Meeting of Stockholders in 2018 and until their respective successors have been elected and qualified;

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015;

3. To vote on an advisory resolution to approve executive compensation;

4. To approve the Amended and Restated NeuStar, Inc. 2009 Stock Incentive Plan; and

5. To approve amendments to the NeuStar, Inc. Restated Certificate of Incorporation to declassify the Board of Directors and to provide for annual election of all Directors.

Stockholders also will transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Adjournments and Postponements	Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.
Record Date	You are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement that may take place only if you were a stockholder as of the close of business on March 30, 2015.
Proxy Materials and Annual Report	We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish these proxy materials and our 2014 Annual Report to stockholders on the Internet.
Voting	Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. You may submit your Proxy or Voting Instruction Card for the Annual Meeting by completing, signing, dating and returning your Proxy or Voting Instruction Card in the pre-addressed envelope provided, or, in most cases, by using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers” beginning on page 1 of this Proxy Statement and the instructions on the Proxy or Voting Instruction Card. You can revoke a proxy prior to its exercise at the Annual Meeting by following the instructions in this Proxy Statement.

By order of the Board of Directors,

Leonard J. Kennedy

Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to Be Held on May 27, 2015:

This Notice of 2015 Annual Stockholders’ Meeting and Proxy Statement, and 2014 Annual Report and Form

10-K are available at http://www.astproxyportal.com/ast/25439.

Page
QUESTIONS AND ANSWERS	1
GOVERNANCE OF THE COMPANY	5
Our Principles of Corporate Governance	5
Board Leadership	6
Director Independence	6
Director Elections	7
Board and Committee Membership	8
Risk Oversight	15
Communications with Directors	16
Code of Business Conduct	16
Compensation Committee Interlocks and Insider Participation	16
COMPENSATION	17
Compensation Discussion & Analysis	17
Compensation Committee Report	32
Compensation Risk	33
Executive Compensation Tables and Discussion	34
2014 Director Compensation	49
Equity Compensation Plan Information	51
BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK	52
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	54
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	54
PROPOSALS REQUIRING YOUR VOTE	55
ITEM 1 — Election of Directors	55
BOARD OF DIRECTORS	56
EXECUTIVE OFFICERS AND MANAGEMENT	60
ITEM 2 — Ratification of Independent Registered Public Accounting Firm	60
Audit and Non-Audit Fees	61
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm	61
Audit Committee Report	62
ITEM 3 — Advisory Resolution to Approve Executive Compensation	63
ITEM 4 — Approval of Amended and Restated 2009 Stock Incentive Plan	63
Description of the Amended and Restated NeuStar, Inc. Stock Incentive Plan	66
ITEM 5 — Approval of Amendments to the NeuStar, Inc. Restated Certificate of Incorporation to Declassify the Board of Directors and to Provide for Annual Election of All Directors	74
REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS	75
Annex A — Reconciliation of Non-GAAP Measures	A-1
Annex B — Amended and Restated NeuStar, Inc. 2009 Stock Incentive Plan	B-1
Annex C — Proposed Amendments to the Restated Certificate of Incorporation to Declassify the Board of Directors	C-1

NEUSTAR, INC.

21575 RIDGETOP CIRCLE

STERLING, VIRGINIA 20166

PROXY STATEMENT

QUESTIONS AND ANSWERS

Why am I receiving these proxy materials?

We are making these proxy materials available to you on the Internet or, upon your request, by delivering printed versions of these materials to you by mail, in connection with the solicitation by the Board of Directors of NeuStar, Inc. of proxies for use at our 2015 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment(s) or postponement(s) that may take place. These materials will be sent or given to stockholders on or around April 17, 2015. Unless the context otherwise requires, the terms “us,” “we,” “our,” “Neustar,” and the “Company” include NeuStar, Inc. and its consolidated subsidiaries.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials?

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission, we have elected to provide stockholders access to our proxy materials over the Internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to all of our stockholders as of March 30, 2015 (the “Record Date”). The Notice includes instructions on how to access our proxy materials over the Internet and how to request a printed copy of these materials to the extent that you would prefer to receive paper copies of proxy materials. Internet distribution of our proxy materials is designed to expedite receipt by stockholders, lower the cost of the Annual Meeting and conserve natural resources. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Do I need a ticket to attend the Annual Meeting?

You will need an admission ticket or proof of ownership of our common stock to enter the Annual Meeting. If you are a stockholder of record and received a Notice, your Notice is your admission ticket. If you are a stockholder of record and received a printed copy of our proxy materials, you must bring the admission ticket portion of your Proxy Card to be admitted to the Annual Meeting. If you are a beneficial owner and your shares are held in the name of a broker, bank or other nominee, you must bring a brokerage statement or other proof of ownership with you to the Annual Meeting. If you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of Neustar stock, to:

NeuStar, Inc.

Attn: Corporate Secretary

21575 Ridgetop Circle

Sterling, Virginia 20166

All stockholders also must present a form of valid, government-issued photo identification in order to be admitted to the Annual Meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Holders of Neustar common stock at the close of business on the Record Date are entitled to receive the Notice and to vote their shares at the Annual Meeting. As of the Record Date, there were 56,115,949 shares of Class A common stock outstanding and entitled to vote and 3,082 shares of Class B common stock outstanding and entitled to vote. All holders of common stock shall vote together as a single class, and each holder of common stock is entitled to one vote per share of Class A common stock and one vote per share of Class B common stock on each matter properly brought before the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with Neustar’s transfer agent, American Stock Transfer & Trust Company LLC, you are considered, with respect to those shares, the “stockholder of record.” The Notice was sent directly to you by the Company. If you requested printed copies of the proxy materials by mail, you received a Proxy Card.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. The Notice and, upon your request, the proxy materials have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by following their instructions for voting.

How do I vote?

The instructions for accessing proxy materials and voting can be found in the information you received either by mail or e-mail. Depending on how you received the proxy materials, you may vote by Internet, telephone or mail. We encourage you to vote by Internet.

For stockholders who received a Notice by mail about the Internet availability of the proxy materials, you may access the proxy materials and voting instructions over the Internet via the web address provided in the Notice. In order to access this material and vote, you will need the control number provided on the Notice you received in the mail. You may vote by following the instructions on the Notice or on the website.

For stockholders who received a Notice by e-mail, you may access the proxy materials and voting instructions over the Internet via the web address provided in the e-mail. In order to vote, you will need the control number provided in the e-mail. You may vote by following the instructions in the e-mail or on the website.

For stockholders who received the proxy materials by mail, you may vote your shares by following the instructions provided on the Proxy or Voting Instruction Card. If you vote by Internet or telephone, you will need the control number provided on the Proxy or Voting Instruction Card. If you vote by mail, please complete, sign and date the Proxy or Voting Instruction Card and mail it in the accompanying pre-addressed envelope. If the prepaid envelope is missing, please mail your completed Proxy Card to NeuStar, Inc., 21575 Ridgetop Circle, Sterling, Virginia 20166, Attn: Corporate Secretary.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern Daylight Time on Tuesday, May 26, 2015. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive. If you vote by telephone or on the Internet, you do not need to return your Proxy or Voting Instruction Card.

All stockholders may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a legal proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspector of election with your ballot to be able to vote at the Annual Meeting.

What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you can change your vote or revoke your proxy before it is exercised by:

•	written notice to the Corporate Secretary of the Company;

•	timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or

•	voting in person at the Annual Meeting.

If you are a beneficial owner of shares, you should follow the instructions of your bank, broker or other nominee to change or revoke your voting instructions. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

All shares that have been properly voted and not revoked will be cast as votes at the Annual Meeting.

What shares can I vote?

You can vote all shares that you owned on the Record Date. These shares include (1) shares held directly in your name as the stockholder of record; and (2) shares held for you as the beneficial owner through a broker, bank or other nominee.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting for any purpose germane to the Annual Meeting, between the hours of 8:45 a.m. and 4:30 p.m. Eastern Daylight Time, at our principal executive offices at 21575 Ridgetop Circle, Sterling, Virginia 20166, by contacting the Corporate Secretary of the Company.

How many shares are required to constitute a quorum and to approve the proposals being voted upon at the Annual Meeting?

The holders of a majority of the outstanding shares of Class A common stock and Class B common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum.

Under our bylaws, approval of proposals 1-4 requires the affirmative vote of a majority of votes cast. In addition, New York Stock Exchange rules contain separate approval requirements with respect to the approval of proposal 4. Under New York Stock Exchange rules, approval of proposal 4 requires the affirmative vote of a majority of votes cast; however, as described below, abstentions will be counted as votes cast on the proposal.

Approval of proposal 5 requires the affirmative vote of a majority of the shares of Class A common stock and Class B common stock outstanding and entitled to vote thereon.

How will broker non-votes and abstentions be treated at the Annual Meeting?

Generally, a “broker non-vote” occurs on a matter when a broker is not permitted to vote on the matter without voting instructions from the beneficial owner and voting instructions are not given. Under the rules of the New York Stock Exchange, without voting instructions from the beneficial owners, brokers will have discretion to vote on proposal 2 but not on proposals 1, 3, 4, or 5. Therefore, in order for your voice to be heard, it is important that you vote. We strongly encourage you to vote — every vote is important.

Abstentions and broker non-votes will be considered present for purposes of determining the presence of a quorum. Under our bylaws, abstentions and broker non-votes will not be considered votes cast at the Annual Meeting and therefore will have no effect on the voting results on proposals 1-4. However, for purposes of approval of proposal 4 under New York Stock Exchange rules, abstentions will be counted as votes cast and, therefore, will have the same effect as a vote against the proposal, and broker non-votes will not be counted as votes cast and, therefore, will have no effect on the voting results on the proposal. With respect to proposal 5, abstentions and broker non-votes will have the same effect as a vote against the proposal.

Could other matters be decided at the Annual Meeting?

At the date of this Proxy Statement, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

If other matters are properly presented at the Annual Meeting for consideration, the proxy holders named on the Proxy Card will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. We have retained Innisfree M&A Incorporated to aid in the solicitation of proxies for fees of approximately $20,000, plus expenses. In addition, our directors, senior executives or employees, acting without special compensation, may also solicit proxies. Proxies may be solicited by personal interview, mail, electronic transmission, facsimile transmission or telephone. We are required to send copies of proxy-related materials or additional solicitation materials to brokers, fiduciaries and custodians who will forward these materials to the beneficial owners of our shares. On request, we will reimburse brokers and other persons representing beneficial owners of shares for their reasonable expenses in forwarding these materials to beneficial owners.

Who will count the vote?

Representatives of our transfer agent, American Stock Transfer & Trust Company LLC, will tabulate the votes and act as inspector of election.

How may I obtain Neustar’s Form 10-K and other financial information?

Stockholders may request a free copy of our 2014 Annual Report, which includes our 2014 Form 10-K, from:

NeuStar, Inc.

Attn: Corporate Secretary

21575 Ridgetop Circle

Sterling, VA 20166

Alternatively, current and prospective investors can access the 2014 Annual Report, which includes our 2014 Form 10-K, and other financial information on our website at www.neustar.biz under the captions “Company — Investor Relations” or on the Securities and Exchange Commission’s website at www.sec.gov.

We also will furnish any exhibit to the 2014 Form 10-K if specifically requested upon payment of charges that approximate our cost of reproduction.

GOVERNANCE OF THE COMPANY

Our Principles of Corporate Governance

The Board of Directors (the “Board”) has adopted a set of corporate governance principles as a framework for the governance of the Company. The Nominating and Corporate Governance Committee annually reviews the principles and recommends changes to the Board as appropriate. Our Principles of Corporate Governance (the “Principles”) are available on our website at www.neustar.biz under the captions “Company — Investor Relations — Corporate Information — Principles.” A free printed copy is available to any stockholder who requests it from us at the address on page 4.

Among other matters, the Principles contain the following items concerning the Board:

•

The Board, which is elected by the Company’s stockholders, oversees the management of the Company and its business. The Board appoints the senior management team, which is responsible for operating the Company’s business, and monitors the performance of senior management.

•	The Board may change its size to not less than three directors and not more than fifteen directors.

•	The Board regularly reviews Board and Company leadership as part of the succession planning process. The Board’s leadership structure is discussed in more detail under “Board Leadership” below.

•

When a director’s principal occupation or business association changes substantially during the director’s tenure on the Board, the director must tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee recommends to the Board the action, if any, to be taken with respect to the resignation.

•

Ordinarily, directors may not serve on the boards of more than four public companies so as not to interfere with their service as a director of the Company. Directors should also advise the chair of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on another corporate board.

•	Unless otherwise approved by the Nominating and Corporate Governance Committee, directors may not stand for reelection after age 72.

•

The Chairman of the Board establishes the agenda for each Board meeting. Agenda items that fall within the scope of responsibilities of a Board committee are reviewed with the chair of that committee. Directors are encouraged to suggest the inclusion of items on the agenda. Directors are also free to raise subjects at a Board meeting that are not on the agenda for that meeting.

•	The Board reviews the Company’s long-term strategic plan and business initiatives at least annually and monitors their implementation throughout the year.

•

In 2014, the Board had five standing committees: Audit, Nominating and Corporate Governance, Compensation, Finance, and Neutrality. The Audit, Nominating and Corporate Governance, Compensation, and Finance Committees consist solely of independent directors. All committees report to the full Board with respect to their activities.

•

At the invitation of the Board, members of senior management may attend Board meetings or portions of meetings for the purpose of presenting matters to the Board and participating in discussions. Directors also have full and free access to other members of management and to employees of the Company.

•

The Board has the authority to retain such outside counsel, experts and other advisors as it determines appropriate to assist it in the performance of its functions. Each of the Audit, Nominating and Corporate Governance, Compensation and Finance Committees has similar authority to retain outside advisors as it determines appropriate to assist it in the performance of its functions.

•	The Board plans for succession to the position of CEO as well as certain other senior management positions. The CEO reports to the Board periodically on succession planning and management development and provides the Board with recommendations and evaluations of potential successors to fill senior management positions, including the position of CEO. The succession planning process includes consideration of both ordinary course succession, in the event of planned promotions and retirements, and planning for situations in which the CEO or other members of senior management unexpectedly become unable to perform the duties of their positions.

•

The Company has an orientation process for Board members that is designed to familiarize new directors with the Company’s business, operations, finances, and governance practices. The Board encourages directors to participate in education programs to assist them in performing their responsibilities as directors.

•

The Board conducts an annual self-evaluation to assess its performance. The Audit, Nominating and Corporate Governance, and Compensation Committees also conduct annual self-evaluations to assess their performance. The Nominating and Corporate Governance Committee is responsible for developing, administering and overseeing processes for conducting evaluations.

Board Leadership

Neustar currently separates the positions of Chairman of the Board and CEO. Since November 2010, James G. Cullen, one of our independent directors, has served as our Chairman of the Board. Mr. Cullen’s roles and responsibilities as Chairman include:

•

leading the Board in enhancing processes relating to Board communications and involvement, strategy development, succession planning, mergers and acquisitions, annual budgets and risk oversight. (The Board’s role in risk oversight is discussed in more detail on page 15);

•	setting the priorities of the Board and establishing agendas for Board meetings;

•	consulting with committee chairs on committee meeting frequency, length and agendas;

•	calling and presiding over meetings of the Board;

•	chairing regular executive sessions of the independent directors;

•	serving as a liaison between management and the other independent directors;

•	overseeing the CEO evaluation process (led by the Compensation Committee);

•	overseeing the Board evaluation process (led by the Nominating and Corporate Governance Committee) and providing feedback to directors regarding their individual performance and contributions;

•	leading the Board in anticipating and responding to crises; and

•	meeting regularly with the CEO between Board meetings.

Separating the positions of Chairman of the Board and CEO allows our CEO to focus on our day-to-day business, while providing the Board with independent leadership in its central role of advising and overseeing management. The Board believes that having an experienced and engaged independent director as Chairman is the most appropriate structure for the Board at this time. However, the Board annually completes self-evaluations to assess its performance and as part of the Company’s succession planning process regularly reviews Company leadership, and believes that it is in the best interests of the Company to make a determination regarding whether or not to separate the roles of Chairman and CEO based on the needs and circumstances of the Company.

Director Independence

Our Principles include the following provisions concerning director independence:

•	A substantial majority of the Board is made up of independent directors.

•

An “independent” director is a director who meets the independence requirements of the New York Stock Exchange for directors, as determined by the Board. Specifically, an independent director is a director who has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company.

•	The Board makes an affirmative determination regarding the independence of each director annually, based upon the recommendation of the Nominating and Corporate Governance Committee.

•

The Board has established standards to assist it in determining director independence. Under these standards, which are included as Appendix A to the Principles, a director is not independent if, within the preceding three years:

•	the director was employed by the Company, or an immediate family member of the director was employed by the Company as an executive officer;

•

the director or an immediate family member received more than $120,000 during any 12-month period in direct compensation from the Company, other than Board and committee fees, pensions or other forms of deferred compensation for prior service, and compensation received by an immediate family member for service as an employee (other than an executive officer);

•	the director or an immediate family member had specified employment relationships with the Company’s independent auditor; or

•

the director or an immediate family member was part of an interlocking directorate in which the director or family member was employed as an executive officer of another company where any of the Company’s executive officers served on the compensation committee.

•

In addition, a director is not independent if the director is an employee, or an immediate family member is an executive officer, of a company that made payments to, or received payments from, the Company in excess of specified amounts during the preceding three fiscal years.

•

Finally, a director is not independent if the director or the director’s spouse is an executive officer of a nonprofit organization to which the Company made contributions in excess of specified amounts during the preceding three fiscal years.

The Board undertook its annual review of director independence in February 2015. Based on the independence requirements of the New York Stock Exchange rules and the standards set forth in our Principles, the Board affirmatively determined that current directors Gareth C. C. Chang, James G. Cullen, Joel P. Friedman, Mark N. Greene, Ross K. Ireland, Paul A. Lacouture, Michael J. Rowny, and Hellene S. Runtagh are independent. The Board determined that Lisa A. Hook is not independent as a result of her employment with the Company. In evaluating Mr. Lacouture’s independence, the Board considered that Mr. Lacouture’s son-in-law is a non-executive employee of a customer of the Company, and that Mr. Lacouture receives retirement benefits stemming from his own former employment with that customer. In evaluating Mr. Ireland’s independence, the Board considered that Mr. Ireland’s son is a non-executive employee of a different customer of the Company, and that Mr. Ireland receives retirement benefits stemming from his own former employment with that customer. The Board determined that these relationships were not material and did not preclude independence under the standards outlined above.

All members of the Audit, Compensation, Finance, and Nominating and Corporate Governance Committees must be independent directors as defined by our Principles. Members of the Audit Committee and the Compensation Committee must also satisfy additional, heightened independence requirements applicable to members of these committees under Securities and Exchange Commission and New York Stock Exchange rules, as applicable.

Director Elections

Our bylaws provide for majority voting in the election of directors. Specifically, in uncontested elections, directors are elected by a majority of the votes cast, which means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. The Board also has a policy providing that any director who is not reelected under our majority voting standard must tender his or her resignation within 30 days of certification of the stockholder vote. The Nominating and Corporate Governance Committee will recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken.

In deciding whether to recommend that the Board accept the resignation offer, the Nominating and Corporate Governance Committee will consider all factors deemed relevant, including the stated reasons why stockholders who cast “against” votes did so, any actions taken to address those stated reasons, the qualifications of the director, and whether the director’s resignation from the Board would be in the best interests of the Company and its stockholders.

The Board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days of certification of the stockholder vote and will promptly disclose its final decision and, if applicable, the reasons for rejecting the tendered resignation. Any director who tenders his or her resignation under this policy will not participate in the proceedings of either the Nominating and Corporate Governance Committee or the Board with respect to his or her own resignation offer. If the Board accepts a director’s resignation under the policy, the Nominating and Corporate Governance Committee will recommend to the Board whether to fill such vacancy or reduce the size of the Board.

Board and Committee Membership

Our Board of Directors currently has nine seats, divided into three classes: Class I (three seats), Class II (three seats) and Class III (three seats).

The Board met eighteen (18) times during 2014. During 2014, each of our directors attended 75% or more of the aggregate of (a) the total number of meetings of the Board held while a director and (b) the total number of meetings held by all committees on which the director served (during the period in which the director served on such committees). Our Board has adopted a policy that our directors are expected and strongly encouraged to attend each Annual Meeting of Stockholders absent compelling circumstances. All but one of our directors then serving on the Board attended our 2014 Annual Meeting of Stockholders.

The table below provides current membership information for the Board and each standing committee of the Board.

Name	Position	Year Current Term Expires	Audit Committee Member		Compensation Committee Member		Finance Committee Member		Neutrality Committee Member		Nominating and Corporate Governance Committee Member
Gareth C.C. Chang	Class III director	2016	X						X	*
James G. Cullen	Class I director	2017			X		X	*
Joel P. Friedman	Class I director	2017	X				X
Mark N. Greene	Class I director	2017			X				X
Lisa A. Hook	Class III director	2016							X
Ross K. Ireland	Class II director	2015			X						X	*
Paul A. Lacouture	Class II director	2015			X	*					X
Michael J. Rowny	Class II director	2015	X	*			X				X
Hellene S. Runtagh	Class III director	2016	X								X

*	Chair

The Audit Committee

Under the terms of its charter, the Audit Committee meets at least quarterly, including periodic meetings in executive session with each of our management, our principal internal auditor, our independent registered public accounting firm (independent auditors), and our General Counsel, and reports regularly to the full Board with respect to its activities. The Audit Committee represents and assists the Board in overseeing the accounting and financial reporting processes of the Company and the audits of our financial statements, including the integrity of the financial statements; our compliance with legal and regulatory requirements; the independent auditors’ qualifications and independence; the performance of our internal audit function and independent auditors; and the preparation of a report of the Audit Committee to be included in our annual proxy statement. The Audit Committee is responsible for:

•	directly appointing, retaining, compensating, evaluating, overseeing, and terminating (when appropriate) the Company’s independent auditors, who shall report directly to the Audit Committee;

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reviewing and pre-approving all audit and permissible non-audit services to be provided by the independent auditors, and establishing policies and procedures for the pre-approval of audit and permissible non-audit services to be provided by the independent auditors;

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at least annually, obtaining and reviewing a report by the independent auditors describing: (a) the auditors’ internal quality-control procedures; and (b) any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues;

•	at least annually, reviewing the qualifications, independence and performance of the independent auditors, and discussing with the independent auditors their independence;

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reviewing and discussing with the independent auditors the matters required to be discussed by the independent auditors under PCAOB Auditing Standard No. 16, any audit problems or difficulties encountered (including restrictions on their work, cooperation received or not received, and significant disagreements with corporate management) and management’s response;

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meeting to review and discuss with corporate management and the independent auditors the annual audited financial statements, and the unaudited quarterly financial statements, including the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the independent auditors’ reports related to the financial statements, and recommending to the Board whether the annual audited financial statements should be included in the Company’s annual report on Form 10-K;

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reviewing and discussing earnings press releases, and corporate practices with respect to earnings press releases, and financial information and earnings guidance provided to analysts and ratings agencies;

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reviewing and discussing with management and the independent auditors the Company’s major risk exposures, the Company’s policies governing the risk management process, and the steps management has taken to monitor and control such exposure;

•	reviewing the adequacy and effectiveness of the Company’s internal audit procedures and internal controls over financial reporting, and any programs instituted to correct deficiencies;

•	reviewing and discussing the adequacy and effectiveness of the Company’s disclosure controls and procedures;

•	reviewing and concurring in the appointment, and dismissal when appropriate, of the principal internal auditor;

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overseeing the Company’s compliance systems with respect to legal and regulatory requirements and reviewing the Company’s codes of conduct and programs to monitor compliance with such codes; and at least annually, meet to review the implementation and effectiveness of the Company’s compliance program with the General Counsel;

•	establishing and overseeing procedures for the submission of complaints regarding accounting, internal accounting controls, auditing and federal securities law matters;

•	investigating, or referring, matters brought to its attention as appropriate, with full access to all books, records, facilities and personnel of the Company;

•	reviewing the application of significant regulatory, accounting and auditing initiatives, including new requirements;

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reviewing and approving, in appropriate circumstances and subject to such restrictions as may be imposed by the Audit Committee, potential conflicts of interest involving directors and executive officers, including related person transactions;

•	establishing policies for the hiring of employees and former employees of the independent auditors;

•	annually evaluating the performance of the Audit Committee and the adequacy of the Audit Committee’s charter and recommending changes to the Board as appropriate; and

•	performing such other duties and responsibilities as are consistent with the purpose of the Audit Committee and as the Board or the Audit Committee deems appropriate.

The Audit Committee has the authority to retain such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions and shall receive appropriate funding, as determined by the Committee, from the Company for the payment of compensation to any such advisors.

The Audit Committee met nine times during 2014.

The members of the Audit Committee as of the date of this proxy statement are Messrs. Rowny (Chair), Chang and Friedman and Ms. Runtagh.

The Board has determined that each member of the Audit Committee is independent, as defined by the Company’s director independence standards and the rules of the New York Stock Exchange and the Securities and Exchange Commission, and that Mr. Rowny is an “audit committee financial expert” as defined by the Securities and Exchange Commission.

The report of the Audit Committee is included on page 62. A copy of the Audit Committee Charter is available on our website at www.neustar.biz, under the captions “Company — Investor Relations — Corporate Information — Committee Composition.” A free printed copy is available to any stockholder who requests it from us at the address on page 4.

The Nominating and Corporate Governance Committee

Under the terms of its charter, the Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members, recommending to the Board director candidates for election at the annual meeting of stockholders, developing and recommending to the Board a set of corporate governance principles and undertaking a leadership role in shaping corporate governance. Specifically, the Nominating and Corporate Governance Committee is responsible for:

•	developing and recommending to the Board criteria for identifying and evaluating director candidates and periodically reviewing these criteria;

•	identifying, reviewing the qualifications of, and recruiting candidates for election to the Board;

•	assessing the criteria and independence of incumbent directors in determining whether to recommend them for reelection to the Board;

•	establishing a procedure for the consideration of Board candidates recommended by the stockholders;

•	recommending to the Board candidates for election or reelection to the Board at each annual stockholders’ meeting;

•	recommending to the Board candidates to be elected by the Board as necessary to fill vacancies and newly created directorships;

•	developing and recommending to the Board a set of corporate governance principles and annually reviewing and recommending changes to these principles, as appropriate;

•	making recommendations to the Board concerning the size, structure, composition and functioning of the Board and its committees;

•	recommending committee members and chairs to the Board for appointment and considering periodically rotating directors among the committees;

•	reviewing and recommending to the Board retirement and other tenure policies for directors;

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reviewing directorships in other public companies held by or offered to directors and senior executives of the Company and consulting with the Company’s Neutrality Committee regarding such directorships;

•	reviewing and assessing the channels through which the Board receives information, and the quality and timeliness of information received;

•	assisting the Board in reviewing the Company’s succession plans relating to the Chief Executive Officer and other senior executives;

•	overseeing the annual evaluation of the Board and its committees;

•	reviewing the governance structure of the Company and the Board;

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receiving reports from management on areas of material risk within the Nominating and Corporate Governance Committee’s purview, reporting to the Board on such areas of risk, and assisting the Board in evaluating and overseeing the management of governance-related risk;

•	reviewing external developments in corporate governance matters;

•	overseeing the orientation process for new directors and ongoing education for directors;

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annually evaluating the performance of the Nominating and Corporate Governance Committee and the adequacy of the Nominating and Corporate Governance Committee’s charter and recommending changes to the Board as appropriate; and

•	performing such other duties and responsibilities as are consistent with the purpose of the Nominating and Corporate Governance Committee and as the Board or the Committee deems appropriate.

The Nominating and Corporate Governance Committee has the authority to retain, at the Company’s expense, such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions, including the authority to retain and terminate any search firm to be used to identify director candidates and to approve the search firm’s fees and other retention terms.

The Nominating and Corporate Governance Committee met four times during 2014.

The members of the Nominating and Corporate Governance Committee as of the date of this proxy statement are Messrs. Ireland (Chair), Lacouture and Rowny and Ms. Runtagh.

The Board has determined that each member of the Nominating and Corporate Governance Committee is independent, as defined by the Company’s director independence standards and the rules of the New York Stock Exchange.

A copy of the Nominating and Corporate Governance Committee Charter is available on our website at www.neustar.biz, under the captions “Company — Investor Relations — Corporate Information — Committee Composition.” A free printed copy is available to any stockholder who requests it from us at the address on page 4.

The Nominating and Corporate Governance Committee is responsible for recommending candidates for election to the Board and believes that director candidates should have certain minimum qualifications, including the highest level of integrity, maturity of judgment based on a record of senior-level experience, commitment to serving the interests of our stockholders, and a reputation and background that demonstrate that Neustar has a Board with experience that is appropriate for and consistent with our long-term vision. Candidates must also make a commitment to devote the time necessary to be active on the Board and have the desire and ability to work collegially and as a team with the Board and senior management. Pursuant to our Principles, the Nominating and Corporate Governance Committee also considers the number of other boards on which the candidate serves. Additionally, as part of the neutrality requirements to which we are subject under Federal Communications Commission rules and orders and certain of our contracts, directors cannot be employees or directors of a telecommunications service provider (“TSP”) or own more than 5% of the voting stock of a TSP.

The Nominating and Corporate Governance Committee believes that the Board, as a whole, should include members who collectively bring the following strengths and backgrounds to the Board:

•	experience as a public company chairman, chief executive officer, chief marketing officer and/or chief information officer;

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senior-level experience with companies that have transaction-based or subscription-based business models, information services and data analytics companies, the communications industry generally (e.g., wireline, wireless, Internet service providers and providers of Internet protocol and other next-generation communications services), media companies, systems integration/systems technology companies and/or software companies;

•	experience with government and public policy;

•	geographic diversity, with experience relating to the United States, Asia and Europe; and

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strengths in the functional areas of finance, corporate governance, financial statement auditing, business operations and strategic planning for information services and data analytics companies, and mergers and acquisitions.

While the Nominating and Corporate Governance Committee has not adopted a formal policy with regard to diversity, the Nominating and Corporate Governance Committee seeks to achieve a diversity of strengths and backgrounds on the Board, particularly in the areas described above. The Nominating and Corporate Governance Committee further aims to have gender and racial diversity on the Board. The Nominating and Corporate Governance Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with our goal of maintaining a Board that best serves the needs of the Company and the interests of our stockholders.

The Nominating and Corporate Governance Committee uses a variety of methods to identify and evaluate nominees for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current and former Board members, management, professional search firms (to whom we pay a fee), stockholders or other persons. The Nominating and Corporate Governance Committee may, in the future, retain a third-party search firm to assist in identifying and evaluating potential nominees for the Board. The Nominating and Corporate Governance Committee evaluates candidates for the Board on the basis of the standards and qualifications set forth above. The Nominating and Corporate Governance Committee and the Board also evaluate the Board’s collective qualifications (including diversity) as part of the Board’s annual self-evaluation process. Additional information about the skills and qualifications of our current directors is set forth on pages 56-59.

The Nominating and Corporate Governance Committee will also consider candidates for director recommended by our stockholders. Any stockholder recommendations proposed for consideration by the Nominating and Corporate Governance Committee should include the candidate’s name and qualifications for Board membership and should be addressed to the Nominating and Corporate Governance Committee, care of our Corporate Secretary, at Neustar, Inc., 21575 Ridgetop Circle, Sterling, VA 20166. Properly submitted candidates who meet the criteria outlined above will be evaluated by the Committee in the same manner as candidates recommended by other sources.

In addition, our bylaws permit stockholders to nominate individuals for election at annual stockholder meetings. The process for nominating directors in accordance with our bylaws is discussed below under the heading “Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders.”

The Compensation Committee

Under the terms of its charter, the Compensation Committee is to assist the Board in discharging its responsibilities relating to compensation of our senior executives. The Compensation Committee is specifically responsible for:

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overseeing the Company’s overall compensation structure, policies and programs, and assessing whether that structure establishes appropriate incentives for management and employees, and at least annually determining whether any compensation policies and practices for the Company’s management and employees are reasonably likely to have a material adverse effect on the Company;

•	assessing the results of the Company’s most recent advisory vote on executive compensation;

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receiving reports from management on areas of material risk within the Compensation Committee’s purview, reporting to the Board on such areas of risk, and assisting the Board in evaluating and overseeing the management of compensation-related risk;

•	administering and making recommendations to the Board with respect to the Company’s incentive-compensation and equity-based compensation plans;

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reviewing and approving corporate goals and objectives relevant to the compensation of the CEO, evaluating the Company’s and the CEO’s performance in light of those goals and objectives with input from the independent directors, and recommending the CEO’s compensation level to the independent directors for approval based on this evaluation;

•	overseeing the evaluation of other senior executives and setting their compensation based, in part, on consideration of the recommendations of the CEO;

•	approving the terms and grant of stock option and other stock incentive awards for senior executives;

•	reviewing and approving the structure of other benefit plans pertaining to senior executives;

•	reviewing and recommending to the Board employment and severance arrangements for senior executives;

•	approving, amending or modifying the terms of any compensation or benefit plan pertaining to senior executives that does not require stockholder approval;

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reviewing and discussing with management the Company’s Compensation Discussion and Analysis (“CD&A”) and related disclosures, recommending to the Board based on the review and discussions whether the CD&A should be included in the annual report and proxy statement, and overseeing the preparation of the compensation committee report required by Securities and Exchange Commission rules for inclusion in the Company’s annual report and proxy statement;

•	monitoring compliance by senior executives and directors with stock ownership guidelines adopted by the Company;

•	reviewing the compensation of directors for service on the Board and its committees and recommending changes in compensation to the Board;

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at least annually, assessing whether the work of compensation consultants involved in determining or recommending executive or director compensation has raised any conflict of interest that is required to be disclosed in the Company’s annual report and proxy statement;

•	annually evaluating the performance of the Compensation Committee and the adequacy of the Compensation Committee’s charter and recommending changes to the Board as appropriate;

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determining the Company’s policy with respect to the application of Section 162(m) of the Internal Revenue Code of 1986, as amended, and when compensation may be paid by the Company to senior executives that is not deductible for federal income tax purposes;

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approving or making recommendations to the Board with respect to the adoption or modification of any clawback policy allowing the Company to recoup compensation paid to senior executives and other employees;

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recommending to the Board for approval the frequency with which the Company will include in its proxy statement a management proposal permitting stockholders to have an advisory vote on executive compensation (“Say on Pay”);

•	reviewing and recommending to the Board whether and how the Company should respond to Say on Pay outcomes; and

•	performing such other duties and responsibilities as are consistent with the purpose of the Compensation Committee and as the Board or the Compensation Committee deems appropriate.

The Compensation Committee has the authority, in its sole discretion, to retain or obtain the advice of such outside counsel, consultants, experts and other advisors as it determines appropriate to assist it in the full performance of its functions, and shall receive appropriate funding, as determined by the Committee, from the Company for payment of compensation to any such advisors.

The Compensation Committee met eleven (11) times in 2014.

The members of the Compensation Committee as of the date of this proxy statement are Messrs. Lacouture (Chair), Cullen and Ireland and Dr. Greene.

The Board has determined that each member of the Compensation Committee is independent, as defined by the Company’s director independence standards and the rules of the New York Stock Exchange.

In addition, as required by the Compensation Committee Charter, all members of the Compensation Committee meet the additional requirements necessary to qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code.

Additional information regarding the processes and procedures of the Compensation Committee, the scope of the Compensation Committee’s authority, and the role of senior executives and compensation consultants in determining or recommending compensation is set forth below under the heading “Compensation Discussion & Analysis.”

A copy of the Compensation Committee Charter is available on our website at www.neustar.biz, under the captions “Company — Investor Relations — Corporate Information — Committee Composition.” A free printed copy is available to any stockholder who requests it from us at the address on page 4.

The Finance Committee

Pursuant to the resolutions authorizing the formation of the Finance Committee, the Finance Committee meets from time to time to evaluate and approve, on behalf of the Board, the Company’s strategies, plans, policies and significant actions related to corporate financings, mergers and acquisitions and other strategic actions. Specifically, the Finance Committee is responsible for reviewing and approving, on behalf of the Board:

•	capital structure plans and strategies and specific equity or debt financings;

•	capital expenditure plans and strategies and specific capital projects;

•	strategic and financial investment plans and strategies and specific investments;

•	mergers, acquisitions and divestitures;

•	cash management plans and strategies and activities relating to cash accounts and cash investment portfolios;

•	plans and strategies for managing foreign currency exchange exposure and other exposure to economic risks;

•	repurchases of the Company’s capital securities;

•	joint ventures, partnerships and other strategic alliances; and

•	establishing, amending, extending or terminating credit or debt arrangements.

The Finance Committee has the authority to retain such outside counsel, experts and other advisors as it determines appropriate to assist in the full performance of its functions.

The members of the Finance Committee as of the date of this proxy statement are Messrs. Cullen (Chair), Friedman and Rowny. The Finance Committee met once during 2014.

The Neutrality Committee

Under Federal Communications Commission rules and orders and certain of our contracts, we are required to comply with neutrality regulations and policies. We are examined periodically on our compliance with these requirements by independent third parties. The Neutrality Committee is responsible for receiving reports from the Company’s Neutrality Officer with respect to his or her neutrality functions; reviewing the quarterly attestation reports of the accountants who perform the neutrality procedures; reviewing and approving, as necessary, specific corrective actions based on the findings of the accountants; and reviewing and approving any changes or amendments to the Company’s neutrality compliance procedures.

The members of the Neutrality Committee as of the date of this proxy statement are Mr. Chang (Chair), Dr. Greene and Ms. Hook. The Neutrality Committee met four times during 2014.

Executive Sessions

Neustar’s independent directors meet in executive session without management present at least quarterly. Our independent Chairman of the Board, James G. Cullen, chairs these executive sessions. The independent directors met in executive session eleven (11) times during 2014.

Risk Oversight

Enterprise Risk Management (“ERM”) is a company-wide initiative that involves identifying, assessing and managing risks that could affect our ability to meet business objectives or execute our corporate strategy. As part of our ERM process, the Board receives regular reports from management on a broad range of potential risks (including operational, financial, legal and regulatory, human capital, and strategic and reputational risks) and the steps management is taking to manage those risks.

While the full Board has general oversight responsibility for ERM, the Board has allocated and delegated certain responsibilities to its committees. Consistent with New York Stock Exchange rules, the Audit Committee reviews and discusses with management and our independent auditors the Company’s major risk exposures, the Company’s policies governing the risk management process, and the steps management has taken to monitor and control such exposure. In addition, the Compensation Committee and the Nominating and Corporate Governance Committee receive reports from management and assist the Board in evaluating risks within their purview, as set forth in their charters. When a committee receives a report on material risk, the chair of the relevant committee reports on the discussion at the next full Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

The Board’s allocation of risk oversight responsibility, and our overall ERM process, may change from time to time based on the evolving needs of the Company.

Communications with Directors

Stockholders and other interested parties may communicate with the Board by writing in care of the Corporate Secretary, Neustar, Inc., 21575 Ridgetop Circle, Sterling, Virginia 20166. Communications intended for a specific director or directors, including the Chairman of the Board or the independent directors as a group, should be addressed to the attention of the relevant individual(s) in care of the Corporate Secretary at the same address. Our Corporate Secretary will review all correspondence intended for the Board and will regularly forward to the Board a summary of such correspondence and copies of correspondence that, in the opinion of the Corporate Secretary, is of significant importance to the functions of the Board or otherwise requires the Board’s attention. Directors may at any time review a log of all correspondence received by the Corporate Secretary that is intended for the Board and request copies of any such correspondence.

In addition, the Audit Committee of our Board has established a procedure for parties to submit concerns regarding what they believe to be questionable accounting, internal accounting controls, and auditing matters. Concerns may be reported through our Compliance Hotline at (888) 396-9033, by email to the Audit Committee at CorporateCode@neustar.biz, or through a confidential web form, available at www.neustar.biz under the captions “Company — Investor Relations — Corporate Information — Contact the Board.” To the extent permitted by applicable law, concerns may be submitted anonymously and confidentially.

Code of Business Conduct

Our Board has adopted a Corporate Code of Business Conduct (the “Code”) applicable to all of our directors, senior executives, employees and contractors providing services to or on behalf of the Company.

The Code embodies general principles such as compliance with laws, acting with honesty and integrity, avoidance of conflicts of interest, maintenance of accurate and timely financial and business records, use of the Company’s assets, working with customers, suppliers and governments, prohibition of political contributions on behalf of the Company, and protecting the Company’s information and information regarding other companies. All directors, senior executives, employees and contractors are obligated to report violations and suspected violations of the Code in accordance with the reporting procedures described in the Code.

Our Code is available on our website at www.neustar.biz under the captions “Company — Investor Relations — Corporate Information — Code of Conduct.” We intend to disclose on this website any amendments to the Code or grants of waivers from provisions of the Code that require disclosure under applicable Securities and Exchange Commission rules. A free printed copy is available to any stockholder who requests it from us at the address on page 4.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee during 2014 were Messrs. Cullen, Ireland and Lacouture and Dr. Greene. No member of the Compensation Committee during 2014 has been an officer or employee of Neustar or any of our subsidiaries at any time. None of our senior executives serves as a member of the board of directors or compensation committee of any other company that has one or more senior executives serving as a member of our Board or our Compensation Committee.

COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

Executive Summary

Our Pay-for-Performance Philosophy and Compensation Practices

Our senior executive compensation programs are focused primarily on providing pay-for-performance, which encourages senior executives to make decisions that are consistent with the priorities of long-term stockholders. In 2014, we made significant progress in achieving our strategy to become a leading provider of real-time information services and analytics (“IS&A”). Our executive compensation programs are designed to recruit, retain and motivate senior executives and other key employees who can drive our financial and strategic growth objectives and build long-term stockholder value. These guiding principles apply to all of our executive pay practices discussed herein.

In addition to aligning senior executive compensation with performance, our senior executive compensation program is intended to be consistent with corporate governance best practices. This is demonstrated by the following:

•	robust management and director stock ownership guidelines and selling restrictions;

•	no employment contracts for senior executives;

•	use of objective, performance-based criteria in our incentive plans;

•	double-trigger change-in-control arrangements;

•	no excise tax gross-ups;

•	no special retirement benefits designed solely for senior executives;

•	limited perquisites;

•	expressly prohibiting employees and directors from hedging and pledging our securities;

•	advice from independent compensation consultants retained by the Compensation Committee;

•	strong risk management program:

•	equity plans expressly prohibit option repricing without stockholder approval;

•	equity plans prohibit share recycling for options and stock appreciation rights;

•	equity plans expressly prohibit exchanges of underwater options for cash;

•	equity plans do not contain evergreen provisions;

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none of our equity plans contain a liberal definition of a change in control (e.g., a trigger linked to stockholder approval of a transaction, rather than its consummation, or an unapproved change in less than a substantial proportion of the board, or acquisition of a low percentage of outstanding common stock); and

•	none of the Company’s senior executives are party to arrangements providing multi-year guarantees on annual cash incentive awards;

•	compensation recovery (also known as “clawback”) provisions in our compensation plans/programs;

•	each non-employee director meets the independence requirements of the NYSE; and

•	each member of our Audit, Compensation, and Nominating and Corporate Governance Committees meets the independence requirements of the NYSE.

Named Executive Officers

Our named executive officers (“NEOs”) for 2014 are: our President and Chief Executive Officer, Lisa Hook; our Senior Vice President and Chief Financial Officer, Paul Lalljie; our Senior Vice President Data Strategy, Steven Edwards; our Senior Vice President Sales, Alex Berry; and our Senior Vice President and General Counsel, Leonard J. Kennedy. Mr. Berry was a NEO for 2014; however on January 2, 2015, Mr. Berry became a Senior Advisor to the Company.

In addition, our former SVP and Chief Technology Officer, Dr. Mark Bregman, is considered a NEO for 2014 under the Security and Exchange Commission’s rules.

Business Results and Key Events

In 2014, we outperformed our financial and operating targets. In particular, our revenue growth exceeded the rate of growth in IS&A markets that we serve, including Marketing Services and Security Services. We also continued to position the Company for future growth in the IS&A space by introducing innovative services and completing strategic acquisitions and partnerships.

Revenue for the year totaled $963.6 million, up from $902.0 million in 2013. Security Services grew 24% and contributed 15% to our total revenue. This growth was driven by strong demand for our threat intelligence services and the addition of more than 20 top-level domain names, including .CO Internet S.A.S, the exclusive operator of the worldwide registry for the .CO top-level domain. Marketing Services grew 17% and contributed 15% of our total revenue. This performance was driven by our differentiated complete workflow solutions for marketing departments, including our launch of PlatformOne, a one-stop shop where marketing departments are able to plan, launch, and measure media campaigns and more effectively manage both their offline and online media spend. Data Services revenue, representing 21% of our total revenue, declined 7% to $201.4 million. Although we had strong growth in carrier provisioning services, this growth was offset by price reductions on a few long-term caller identification contracts and the elimination of premium common short codes.

Executing upon our strong business fundamentals, we generated over $250 million in free cash flow, and reported adjusted net income per share of $4.33, an increase of 23% compared to 2013. A reconciliation of our U.S. generally accepted accounting principles (“GAAP”) results to our non-GAAP results can be found in Table 1 in Annex A to this Proxy Statement. Through our disciplined capital allocation strategy, we returned $200 million to our stockholders in 2014 by repurchasing 7.1 million shares of our common stock at an average price of $28.30. During the same period, the average end-of-day price of our common stock was $29.55.

The following graph shows our total shareholder return over a five-year period as compared to the Company’s 2014 peer group, as set forth on page 24 below (the “2014 Peer Group”), the Dow Jones Industrial Average (“DJIA”) and the Standard & Poor’s 500 Stock Index (“S&P 500”) (based on an initial $100 investment and assuming reinvestment of all dividends).

The graphs above show the five-year compounded annual growth rate of our revenue, adjusted net income, and adjusted earnings per share, which was 16%, 15% and 26%, respectively.

Performance and NEO Compensation

We believe the 2014 compensation awarded to our NEOs was consistent with our pay-for-performance philosophy. We have designed a substantial portion of our overall senior executive compensation program using performance-based elements to tie compensation to achievement of financial goals and performance objectives and execution of our strategy to become a leading provider of information and analytics. The performance targets for both our annual cash incentive compensation and our long-term incentive awards were set by the Compensation Committee based on its evaluation of our strategic plan. The Compensation Committee sets targets at the beginning of the year based on then-current expectations of the business environment and strategic goals. Because a significant portion of our business is characterized by numerous large, fixed fee contracts and relatively long sales cycles, we have a highly predictable, recurring revenue and underlying cost structure. However, as our IS&A business becomes a larger portion of our revenue, we are seeing a seasonal ramp up of revenue throughout the year. As a result, the funding of our incentive plans may be adjusted upward or downward based upon small variances from our performance targets. These factors were considered in how the Compensation Committee designed the funding for our performance-based compensation discussed below.

Annual Cash Incentive Compensation

The 2014 annual cash incentive compensation was funded based on our performance on two financial metrics: total revenue and EBITDA, each adjusted for predefined measures (the “2014 Annual Cash Incentive Metrics”). A reconciliation of our GAAP results to our non-GAAP results can be found in Table 2 and Table 3 in Annex A to this Proxy Statement. The targets for the 2014 Annual Cash Incentive Metrics were set by the Compensation Committee to align the senior executives’ interests with the stockholders’ interests in top-line growth and strong profitability. The table below shows how our 2014 performance compared with the target goals set by the Compensation Committee.

	Target	Performance	Achievement(2)
	(in thousands, except percentages)
Total Revenue	$953,375	$950,652	99.7%
EBITDA(1)	$460,543	$463,877	100.7%

(1)	EBITDA is net income plus depreciation and amortization, interest expense and income, other predetermined expense (income), provision for income taxes, stock-based compensation expense, and is adjusted for the impact associated with the annual cash incentive achievement above or below 100% of targets and predefined adjustments, including fees associated with the NPAC vendor selection process.

(2)	In the event that a percent of target achieved yields a number where the first two decimal places are between 0.50—0.99, such number is rounded up to the next whole number.

Based on the Committee’s review and approval of the Company’s performance against the targets for our 2014 Annual Cash Incentive Metrics, the 2014 annual cash incentive compensation was funded at 102.3% of target. The funding pool increases linearly up to 3.2% for every 1% of incremental EBITDA achievement between 100% and 102%.

Actual annual cash incentive awards for our senior executives, including the NEOs, were determined based on the annual cash incentive compensation funding set forth above and adjusted for individual performance. More detail regarding the determination of the annual cash incentive awards for our NEOs is provided under “Annual Cash Incentive Compensation” beginning on page 28 below. No discretionary awards were awarded to any of our NEOs for 2014.

On February 11, 2015, under the Company’s Corporate Bonus Plan, the Compensation Committee approved a new long-term performance-based cash incentive compensation program for the NEOs and other senior executives to incentivize and reward performance. If certain performance goals are achieved during fiscal year 2015, these incentive awards would become payable in two installments, in July of 2016 and 2017, respectively.

Long-Term Incentive Awards

In 2012, the Compensation Committee developed and approved a multi-year long-term incentive grant, with annual performance targets, for our senior executives, including our NEOs, to support our strategic plan to become an IS&A company. The 2012 awards were designed to motivate and retain senior executives to achieve strategic, financial, and operational targets over a five-year period, which align their interests with those of our long-term stockholders. These multi-year awards are a combination of performance-based restricted stock units (“PVRSUs”) and restricted stock units (“RSUs”). For each of the NEOs, 80% of the value of their 2012 equity compensation award was in the form of PVRSUs, and 20% was in the form of RSUs. This weighting provided a dual focus for our NEOs on both stockholder value creation and long-term operating performance. The RSUs granted in 2012 vest ratably over five years. One-fifth of the PVRSUs awarded in 2012 was allocated to each of five single-year performance periods, the first of which began on January 1, 2012 and ended December 31, 2012, and the last of which begins on January 1, 2016 and ends on December 31, 2016. The portion of the PVRSUs earned with respect to the first three performance periods vested on January 1, 2015 and the portion of the award, if any, earned with respect to the final two performance periods will vest on January 1, 2016 and January 1, 2017, respectively.

As a result of our multi-year equity awards in 2012, no additional equity was awarded to our NEOs in 2014.

The Compensation Committee sets each annual performance target at the start of the respective performance period. This permits the Compensation Committee, on an annual basis, to continue to align the performance targets with the strategic goals and the priorities of long-term stockholders as they evolve.

The Compensation Committee determined that the portion of the PVRSU awards granted in 2012 allocated to performance in 2014 would be tied to three metrics: total revenue, non-NPAC revenue, and net income, each adjusted for predefined measures (the “2014 PVRSU Metrics”). A reconciliation of our GAAP results to our non-GAAP results can be found in Table 2, Table 4 and Table 5 in Annex A to this Proxy Statement. The targets for the 2014 PVRSU Metrics were set by the Compensation Committee to align the senior executives’ interests with the stockholders’ interests of diversifying revenue, driving top-line growth and delivering strong profitability. The table below shows how our 2014 performance compared with the targets set by the Compensation Committee.

	Target	Performance	Percentage Weighting	Payout Percentage	Funding
	(in thousands, except percentages)
Total Revenue(1)	$953,375	$950,652	15%	97.1%	14.6%
Non-NPAC Revenue(2)	$478,711	$475,808	35%	97.0%	33.9%
Net Income(3)	$236,502	$265,469	50%	150.0%	75.0%

2014 PVRSU Funding					123.5%

(1)	Payout percentage is the product of the actual performance and the linear interpolation of payouts ranging from 50% to 150% for corresponding performances between 95% and 105%.

(2)	Total revenue excluding revenue derived under our contracts with the NAPM, LLC, NPAC-related connection services fees and system enhancements. Payout percentage is the product of the actual performance and the linear interpolation of payouts ranging from 50% to 150% for corresponding performances between 90% and 110%.

(3)	Net income, adjusted for non-cash items, acquisitions and divestitures, and other defined non-recurring items, including fees associated with the NPAC vendor selection process. Payout percentage is the product of the actual performance and the linear interpolation of payouts ranging from 50% to 150% for corresponding performances between 90% and 110%.

More detail regarding the equity awards granted to our NEOs is provided under “Equity Compensation (Long-Term Incentive Plan)” beginning on page 30 below.

Pay-for Performance Analysis

Consistent with our executive compensation philosophy, a significant majority of our NEOs’ total direct compensation for 2014 was at risk and tied directly to corporate performance metrics (consisting of our PVRSUs and annual cash incentive compensation). This emphasis on performance is designed to motivate our senior executives to work as a team to achieve performance goals aligned with stockholder interests. The charts below show the elements of 2014 compensation as a percentage of the total direct compensation (which we define as base salary, annual cash incentive awards, and the allocable portion of RSUs and PVRSUs) awarded to our CEO and our other NEOs:

Eighty percent of the Company’s long-term incentives are in the form of performance-based awards, whereas only 51% of the 2014 Peer Group’s long-term incentives are in the form of performance-based awards. This represents a stronger performance orientation than the 2014 Peer Group’s average.

Compensation Objectives and Guiding Principles

Our senior executive compensation program is based on the following:

•	Pay for Performance: The primary objective of our compensation programs is to motivate and reward superior performance.

•	Alignment of Interests: We seek to align the interests of our senior executives with those of our stockholders.

•

Attraction, Motivation, and Retention of Talent: Our senior executive compensation programs are designed to help us attract, motivate and retain key management talent who drive profitability and the creation of stockholder value.

Elements of Compensation

The following table describes each element of our senior executive compensation program and how these elements achieve our compensation objectives:

Compensation Element	Form	Objective	Rationale/Key Characteristics
Base Salary	Cash	Attraction Retention Performance

•  Fixed compensation

•  Intended to be commensurate with each senior executive’s position and level of responsibility

•  Evaluated annually or as necessary in response to organizational or business changes, but not automatically increased

Annual Cash Incentive Compensation	Cash	Performance Alignment of Interests Motivation

•  Tied to Company and individual performance

•  Designed to reward achievement of annual performance goals that we consider important contributors to stockholder value

•  Performance goals and targets are established by the Compensation Committee at the beginning of each year

•  The Compensation Committee approves annual cash incentive award payouts based on the level of achievement of pre-established performance goals

Long Term Incentive Plan	Restricted Stock Units Performance-Vested Restricted Stock Units	Performance Alignment of Interests Retention Motivation

•  Variable compensation designed to reward contributions to our long-term strategic, financial and operational success, motivate future performance, align the interests of senior executives with those of stockholders and retain key senior executives through the term of the awards

•  PVRSUs are fully at risk and depend upon the achievement of key performance measures that drive value for our stockholders thus aligning the interests of our senior executives with our stockholders

•  Award levels and types of equity granted take into consideration market data about our competitors, market practice and the value of existing grants held by senior executives and the vesting profiles of such grants

•  The Compensation Committee considers the dilutive impact and cost of these grants as well as their potential benefits when determining the appropriate mix of equity grants

•  We set annual grant guidelines for the equity compensation program at levels that we believe are reasonable, taking into account our compensation objectives, affordability at

Compensation Element	Form	Objective	Rationale/Key Characteristics

various performance levels and prior/outstanding grants • Restricted stock units serve both to reward and retain senior executives over the term of the awards

Deferred Compensation	Cash	Retention

•  Balances in the deferred compensation plan are unfunded obligations; balances are adjusted on the basis of notional investment returns, which are not set or guaranteed by the Company

•  Permits executives, to defer payment of certain elements of compensation in order to delay taxation on such amounts

•  Standard benefit arrangement commonly offered at companies of similar size

Other Compensation and Benefits	N/A	Attraction Retention

•  Senior executives receive health and welfare benefits under the same programs and subject to the same eligibility requirements that apply to all Company employees

•  Senior executives participate in our 401(k) plan on the same terms and conditions that apply to all other Company employees

•  We do not provide defined benefit (pension) or supplemental retirement plans for our senior executives

Severance and Change-in-Control Arrangements	Cash and Equity	Attraction Retention

•  Severance and equity award arrangements provide benefits to key employees, including our NEOs, if specified termination or change-in-control events occur

•  Keep management’s highest priority on shareholder interests in the face of events that may result in a change-in-control and not on potential individual implications of any such events

•  Reasonable severance and change-in-control protections for our senior executives are necessary in order for us to attract and retain qualified employees

•  We periodically review the necessity and design of our senior executive severance and change-in-control agreements

Implementing Compensation Objectives

Determining Compensation

In making compensation decisions, we review the performance of the Company and each senior executive. We also consider the senior executive’s level of responsibility, the importance of the senior executive’s role in achieving our corporate objectives, and the senior executive’s long-term potential, while taking into account his or her current compensation, value of outstanding equity awards and stock ownership levels, and our stock selling restrictions for senior executives. Finally, we weigh competitive practices, relevant business and organizational changes, retention needs and internal pay equity.

In order to attract, retain and motivate the best management talent, we believe that we must provide a total compensation package that is competitive relative to our peers. In particular, the market for senior executives with experience in the IS&A space, including marketing intelligence and analytics, cybersecurity/threat migration, and data science experience, is particularly challenging because we face fast growing labor market competition from direct competitors, professional services firms, technology providers and general industry companies. To address this challenge, the Compensation Committee considers practices of specific companies that we identified as our peers for 2014, as well as additional sources of market intelligence. Each year, the Compensation Committee reviews the peer group as well as other compensation data with the assistance of its external compensation consultant and makes changes as appropriate in order to ensure it continues to appropriately reflect the competitive market to attract, retain and motivate senior executive talent. The Compensation Committee worked with Towers Watson to review the composition of our 2014 Peer Group, and removed Alliance Data Systems Corporation from the 2014 Peer Group because its revenue was significantly higher than that of all other peer companies. The 2014 Peer Group that was used for evaluating 2014 senior executive compensation was as follows:

Akamai Technologies, Inc.	DST Systems, Inc.
Equifax Inc.	Equinix, Inc.
FactSet Research Systems Inc.	IHS Inc.
Informatica Corporation	Jack Henry & Associates, Inc.
MSCI Inc.	Rackspace Hosting, Inc.
Red Hat, Inc.	Rovi Corporation
Sapient Corporation	Solera Holdings, Inc.
Syntel, Inc.	TIBCO Software Inc.
Verint Systems Inc.	VeriSign, Inc.
Verisk Analytics, Inc.

When the Compensation Committee evaluated the 2014 Peer Group, our revenue was in approximately the 30th percentile, market capitalization was in approximately the 25th percentile, EBITDA margin was in approximately the 100th percentile, net income was in approximately the 90th percentile, and three-year revenue growth was in approximately the 100th percentile of the 2014 Peer Group.

In addition to specific peer company data, we considered the compensation survey conducted by Radford, a nationally recognized consulting firm, with a focus on surveys of companies in the high technology sector that have revenues comparable to ours. We did not know and did not receive or consider the compensation specifics of the participant companies in the survey when making compensation decisions for the NEOs.

After reviewing the survey and peer group data described above, we determined the approximate range within which to target total direct compensation for our senior executives. Within that range, we incorporated flexibility to respond to and adjust for the evolving business environment and our specific hiring and retention needs.

In general for 2014, we set target base salary and short- and long-term incentive compensation for our senior executives, including the NEOs, to fall between the median and 75th percentile of the 2014 Peer Group. As described below, individual levels varied from the targeted position for each of the elements of total direct compensation based on the Compensation Committee’s overall subjective evaluation of individual performance, senior executive responsibilities relative to benchmark position responsibilities, and individual skill set and experience.

As noted above, the Compensation Committee reviews the Company’s peer group each year with the assistance of its external compensation consultants. Working with Meridian Compensation Partners LLC (“Meridian”), the Compensation Committee has approved changes to the Company’s 2015 peer group (the “2015 Peer Group”), keeping thirteen (13) of the prior year’s peer companies and adding seven new peer companies, all of which are marked with an asterisk below, to the 2015 Peer Group. The Compensation Committee selected the 2015 Peer Group based on multiple factors, including business similarity and a broadly comparable financial profile (i.e., revenue, market capitalization, enterprise value and growth profiles). The 2015 Peer Group that will be used to evaluate 2015 compensation is as follows:

Akamai Technologies, Inc.	CommVault Systems Inc.*
comScore Inc.*	Equifax Inc.
ExlService Holdings Inc.*	FactSet Research Systems Inc.
FireEye Inc.*	Fortinet Inc.*
IHS Inc.	Informatica Corporation
Jack Henry & Associates, Inc.	Red Hat, Inc.
Rovi Corporation	Solera Holdings, Inc.
Synchronoss Technologies*	Syntel, Inc.
Verint Systems Inc.	VeriSign, Inc.
Verisk Analytics, Inc.	12 Global Inc.*

Role of Compensation Committee and Management

The Compensation Committee has primary responsibility for overseeing the design and implementation of our senior executive compensation programs. The Compensation Committee, with input from the other independent directors, evaluates the performance of the CEO. The Compensation Committee then recommends CEO compensation to the independent directors for approval. The CEO and the Compensation Committee together review the performance of our other senior executives, and the Compensation Committee determines their compensation based on recommendations from the CEO and the Senior Vice President, Human Resources. The CEO, CFO and Senior Vice President, Human Resources also provide information and recommendations to the Compensation Committee regarding Company financial targets under our incentive plans and the cost of the senior executive compensation programs. The other senior executives do not play a role in their own individual compensation determinations, other than discussing individual performance objectives and their performance as compared to their performance objectives with the CEO.

As part of its responsibility for overseeing our compensation programs, the Compensation Committee assists management and the Board in evaluating risks associated with our compensation policies and practices. Compensation risk is discussed in more detail on page 33 below. Our company-wide ERM process is discussed on page 15 above.

Role of Compensation Consultants

With respect to decisions for 2014 target compensation of the NEOs, competitive review of senior executive and non-employee director compensation programs and peer group review for 2014, the Compensation Committee retained Towers Watson to review market trends and advise the Compensation Committee.

At the end of the 2014 compensation planning process, the Compensation Committee considered bids from a variety of consultants to assist the Compensation Committee in its assessment of senior executive and director compensation, compensation best practices, trends and competitive practices. At the conclusion of this procurement process, the Compensation Committee decided to retain Meridian as its sole compensation consultant effective May 2014.

Our Compensation Committee has concluded that no conflict of interest exists with Meridian after considering the following six factors: (i) the provision of other services to us by Meridian; (ii) the amount of fees Meridian received from us as a percentage of the total revenue of Meridian; (iii) the policies and procedures of Meridian that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the Meridian consultants with a member of the Compensation Committee; (v) any of our stock owned by the Meridian consultants; and (vi) any business or personal relationship of the Meridian consultants or Meridian with any of our executive officers. The Compensation Committee previously conducted a similar analysis considering the same six factors with respect to Towers Watson and concluded that no conflict of interest existed with Towers Watson during the time that Towers Watson served as its compensation consultant.

The Compensation Committee is directly responsible for the appointment, compensation and oversight of Meridian. Meridian reported directly to the Compensation Committee, although the Compensation Committee instructed Meridian to work with management to compile information and to gain an understanding of the Company and any Company-related issues for consideration by the Compensation Committee. In accordance with good governance practices, the Committee periodically requests proposals for the provision of executive compensation consulting services.

Clawbacks

Pursuant to our current clawback provisions, equity grants to senior executives, including our NEOs, contain provisions under which the Company may claw back shares (or the value thereof) if a senior executive engages in fraud, dishonesty, willful misconduct or any other activity deemed detrimental to the Company (including, where permitted by applicable law, any violation of the non-compete, non-solicit, confidentiality, non-disparagement and other obligations included in grant agreements). In addition, we will seek to recover incentive compensation granted to any senior executive as required by any clawback provision prescribed by law or New York Stock Exchange listing standards.

Stock Ownership Guidelines

The Company’s stock ownership guidelines apply to senior executive officers of the Company who are required to file reports with the Securities and Exchange Commission under Section 16 of the Securities and Exchange Act of 1934, as determined by the Board from time to time (the “Executives”), and members of the Board that are not employees of the Company (together with the Executives, the “Participants”). The guidelines are designed to increase Participants’ equity stakes in the Company and to align Participants’ interests more closely with those of our stockholders.

Participants are expected to hold shares of our stock with a value equal to a multiple of (a) salary for the Executives, and (b) the annual retainer for Board service, for the non-employee directors. Each Participant’s required share ownership level is coupled with a retention ratio, as shown in the following table:

Position	Required Share Ownership Level	Retention Ratio Prior to Meeting Guideline
CEO	Shares with a value equal to five times (5x) base salary	50%
All other Section 16 Officers	Shares with a value equal to three times (3x) base salary	50%
Non-Employee Directors	Shares with a value equal to five times (5x) the annual retainer of $60,000	50%

Shares counted toward meeting the ownership guidelines include shares owned outright by the Participant or his or her spouse, including shares acquired upon the exercise of stock options and shares delivered upon vesting of restricted stock, RSUs or PVRSUs; performance shares earned by the Participant; PVRSUs with respect to which the performance goals have been met but the vesting date has not yet occurred; vested, but unexercised stock options; deferred stock units, including performance shares that have been earned but converted to deferred stock units; shares held in trust that are included in the Participant’s Section 16 ownership reports filed with the Securities and Exchange Commission; and shares held in the Executive’s retirement accounts. Unvested stock options and RSUs or PVRSUs with respect to which the performance goals have not been met do not count toward meeting the ownership guidelines.

The guidelines provide that each Participant is expected to retain a percentage (the “retention ratio”) of the after-tax shares received in connection with awards under the Company’s equity compensation program until his or her required ownership level as described in the table above is achieved. For purposes of applying the retention ratio, shares will be calculated using a blended tax rate, and the value of each share will be calculated based on the closing price per share of the stock on the exercise or vesting date, as applicable. Additionally, for purposes of calculating the retention ratio, equity held by an individual prior to becoming a Participant is not subject to the retention ratio.

After a Participant attains his or her required ownership level, the Participant must continue to maintain the required ownership level until he or she is no longer an executive officer who is required to file Section 16 reports with the Securities and Exchange Commission, or a non-employee director, as applicable.

All sales of stock by a Participant are subject to the Company’s policy prohibiting insider trading.

Stock Selling Restrictions

Each year, our Nominating and Corporate Governance Committee and Board of Directors adopt a policy governing sales of our stock by our senior executives. The Company’s senior executives may engage in sales of our common stock in accordance with these guidelines. These guidelines include, among others, (1) limitations on times when a senior executive may enter into a Rule 10b5-1 trading plan, such as only when a blackout period is not in effect; (2) a requirement that the Company pre-approve a Rule 10b5-1 trading plan before a senior executive may enter into the plan; (3) a requirement that the first trade under a Rule 10b5-1 plan may not occur prior to the expiration of a cooling off period, which may range from 45 to 90 days; (4) restrictions on all sales during certain periods; (5) an admonition regarding the termination of, and the entry into new successive trading plans, as well as a requirement that a new plan may not be adopted until a specified amount of time has occurred since a trading plan was terminated; and (6) limitations on modifications a senior executive may make to Rule 10b5-1 plans, including subjecting such modifications to the same standards applicable to terminate a plan and enter into a new plan.

The Compensation Committee considers the impact of the stock selling restrictions, together with realized and unrealized equity gains, when evaluating retention needs and senior executive compensation generally.

Hedging and Pledging Policies

It is against Company policy for any employee to engage in short-term, speculative or hedging transactions in our securities. Employees are prohibited from trading in puts or calls in our securities and from selling our securities short. Employees are also prohibited from including our securities in a margin account or pledging our securities as collateral for a loan. None of our NEOs have hedged or pledged our securities. Any violation of our policy that prohibits hedging or pledging may result in disciplinary action, including dismissal for cause.

Advisory Vote to Approve Executive Compensation

Our current policy is to hold an annual advisory vote to approve senior executive compensation. At our 2014 annual meeting, stockholders expressed strong support for our 2014 senior executive compensation program, with over 99% of votes cast voting in favor of the program. We are grateful for this high level of stockholder support. As a result of this advisory vote, we did not make any specific changes to our senior executive compensation program in 2014.

Compensation of the Named Executive Officers

In determining total compensation for our NEOs for 2014, we evaluated the financial and operational performance of the Company and considered each senior executive’s contributions to that performance. For a discussion of the Company’s 2014 performance, see “Executive Summary — Business Results and Key Events” above.

Base Salary

The Compensation Committee (and the independent directors, in the case of the CEO) approved 2014 base salaries for the NEOs in January 2014. Base salaries were targeted between the 50th to 75th percentiles of our 2014 Peer Group. The increase in base salary for Ms. Hook, Mr. Lalljie and Mr. Edwards was approved in recognition of (a) their continued execution of each of their respective responsibilities under our organizational structure, including their continued contributions to the Company’s strong growth in the IS&A space, (b) strong financial performance in 2013 relative to the 2014 Peer Group, (c) their exceptional individual performance in 2013 to enhance the Company’s position to capture evolving market opportunities and (d) market competitiveness. No salary increase was provided to Mr. Kennedy in 2014 since he had been hired in May 2013. The increase in base salary for Mr. Berry was approved in recognition of his expanded responsibilities in connection with the consolidation of our sales organizations.

The following table sets forth the 2014 base salaries for the NEOs:

Name	2014 Salary	% Increase in Salary 2014 vs. 2013
Lisa Hook	$750,000	7.1%
Paul Lalljie	$480,000	6.7%
Steven Edwards	$400,000	9.6%
Leonard J. Kennedy	$430,000	0%
Alex Berry	$430,000	24.6%
Mark Bregman	$430,000	0%

Annual Cash Incentive Compensation

As part of the annual senior executive compensation review, the Compensation Committee reviewed independent market data (at the end of 2013 and early 2014), as well as then-current pay levels of the Company’s senior executives, the Company’s pay philosophy and corporate performance, and the individual performance of the Company’s senior executives.

The Compensation Committee set performance goals and targets for our 2014 annual cash incentive compensation and weighted a majority of the awards towards the achievement of the Company’s goals. For each of the NEO’s, 70% of the annual cash incentive is based upon the Company’s performance, and 30% is based on individual performance. With respect to the CEO, the Compensation Committee reduced the portion of the CEO cash incentive related to Company performance from 100% to 70% and increased the portion of the CEO cash incentive related to individual performance from 0% to 30%. This change was made in order to, among other things, provide additional incentives, other than corporate financial metrics, for the CEO’s individual performance and to align CEO pay structure with the other NEOs.

2014 Financial Performance Goals and Results

In February 2014, the Compensation Committee established the targets for the 2014 Annual Cash Incentive Metrics. In early 2015, the Compensation Committee reviewed the Company’s 2014 financial results and evaluated the extent to which the business objectives for 2014 were met. The Compensation Committee certified that the Company had achieved 2014 total revenue of $950.7 million and 2014 EBITDA of $463.9 million, each adjusted for predefined measures. A reconciliation of our GAAP results to our non-GAAP results can be found in Table 2 and Table 3 in Annex A to this Proxy Statement. Based on these results, and the weighting of the targets, the Compensation Committee determined that the objectives for the corporate portion of the 2014 annual cash incentive award were achieved at 102.3% of the target payout level.

Individual Performance Goals and Results

The Compensation Committee, in consultation with Ms. Hook, set 2014 individual performance goals for each NEO. In February 2015, Ms. Hook evaluated the performance of the other NEOs and presented the results of those evaluations to the Compensation Committee. In assessing individual performance of each of the NEOs other than Ms. Hook, the Compensation Committee considered the highlights of specific individual and business performance criteria.

Mr. Lalljie performed exceptionally well in 2014, contributing to the Company’s performance as a member of the Executive Team. In addition to his contribution to the Company’s overall performance, the following highlights were considered in the evaluation of his performance: with Mr. Lalljie’s disciplined financial focus, we continued to deliver adjusted earnings growth, made important strategic investments, and maintained investor confidence despite headwinds. We also maintained a strong cash flow and balance sheet, completed strategic acquisitions and a share repurchase program, executed on a successful launch of new products, advanced our product pipelines, and completed other actions important to the continued success of the business. Mr. Lalljie continued to build on his strong relationship with the financial community by proactively conveying the Company’s strategy, strengths, and growth prospects to them, an effort that was recognized by external benchmarks.

Mr. Edwards performed very well in 2014, contributing to the Company’s performance as a member of the Executive Team. The Committee commended Mr. Edwards’ leadership in driving market success with the Data Services portfolio; extending the Carrier Provisioning portfolio to embrace network transformation solutions, and delivering exceptional performance of mission critical services to the U.S. telecommunications industry.

Mr. Kennedy performed very well in 2014, contributing to the Company’s performance as a member of the Executive Team. Mr. Kennedy provided invaluable leadership with respect to business and regulatory matters critical to the Company, raising the Company’s profile and reputation among governmental regulatory bodies. Mr. Kennedy successfully managed various litigation matters, oversaw the completion of pivotal IS&A acquisitions and strategic commercial partnerships and the Company’s share repurchase program, managed a bi-coastal legal department to support the Company’s transition into a leading IS&A company, and regularly provided comprehensive legal advice and counsel to the Company’s management and the Board.

Mr. Berry contributed to the Company’s performance by leading the implementation of a unified sales organization. This consisted of combining more than three vertical sales teams and its corresponding infrastructure into a single sales organization with multiple vertical go-to-market strategies. He accomplished this combination during the first half of the year, while continuing to maintain our broad and expansive customer base and growing our IS&A businesses.

In February 2015, the Compensation Committee evaluated the performance of the CEO in 2014 and recommended an award to the independent members of the Board of Directors. In assessing the individual performance of the CEO, the Compensation Committee noted Ms. Hook’s success in executing against the Company’s strategic plan. Ms. Hook continued to successfully position the Company for future growth in the IS&A space by introducing innovative solutions in Marketing Services and Security Services and completing strategic acquisitions and partnerships. Ms. Hook successfully led the team through turbulent times while outperforming financial and operating targets. Ms. Hook continued to carefully build the talent capabilities and the critical infrastructure to allow the Company to establish a strong foundation for continued growth as an IS&A leader.

Calculation of 2014 Annual Cash Incentive Payouts

Following its review, the Compensation Committee (and the independent directors, in the case of Ms. Hook) determined the NEOs earned the following amounts under the annual cash incentive compensation plan for 2014:

Name	Target Award	Assessment of Performance Against Corporate Goals	Assessment of Performance Against Individual Goals	Calculated Award	Calculated Award as % of Target	Discretionary Bonus	Actual Payout
Lisa Hook	$937,500	102.3%	109.7%	$980,000	104.5%	—	$980,000
Paul Lalljie	$480,000	102.3%	200.0%	$631,728	131.6%	—	$631,728
Steven Edwards	$280,000	102.3%	161.8%	$336,449	120.2%	—	$336,449
Leonard J. Kennedy	$301,000	102.3%	125.0%	$328,421	109.1%	—	$328,421
Alex Berry	$344,000	102.3%	47.0%	$294,842	85.7%	—	$294,842
Mark Bregman(1)	$222,658	102.3%	100.0%	$226,242	101.6%	—	$226,242

(1)	Following the mutual decision of Dr. Bregman and the Company, Dr. Bregman departed the Company on September 26, 2014. The target award and calculated award for Dr. Bregman were prorated for the number of days he worked during 2014.

Equity Compensation (Long-Term Incentive Plan)

As a result of our multi-year equity awards in 2012, no additional equity was awarded to our NEOs in 2014. The Compensation Committee did set annual performance targets for certain equity awards granted in 2012 that were earned during 2014, as more fully discussed below.

2012 Equity Grants

In 2012, the Compensation Committee developed and approved a multi-year long-term incentive grant to the NEOs, other than to Mr. Kennedy who received a new-hire award in 2013, to support our strategic plan to become an IS&A company. The awards are designed to motivate and retain senior executives to achieve strategic, financial and operational targets over a five-year period, which align their interests with those of our long-term stockholders. The multi-year awards granted to our NEOs were a combination of PVRSUs and RSUs. For each of the NEOs, 80% of the value of their 2012 equity compensation award was in the form of PVRSUs, and 20% was in the form of RSUs. This weighting provided a dual focus for our senior executives on both stockholder value creation and long-term operating performance. The RSUs granted in 2012 vest ratably over five years. One-fifth of the PVRSUs awarded was allocated to each of five single-year performance periods, the first of which began on January 1, 2012 and ended December 31, 2012 and the last of which begins on January 1, 2016 and ends on December 31, 2016. The portion of the PVRSUs earned with respect to the first three performance periods vested on January 1, 2015 and the portion of the award, if any, earned with respect to the final two performance periods will vest on January 1, 2016 and January 1, 2017, respectively. The portion allocated to 2014 is described further in the 2014 Grants of Plan-Based Awards table on page 36 below.

2013 Equity Grants

In 2013, Mr. Kennedy received a grant of RSUs and PVRSUs. For Mr. Kennedy, 80% of the value of his 2013 equity compensation award was granted in the form of PVRSUs, and 20% was granted in the form of RSUs. The RSUs vest ratably over four years. Twenty percent (20%) of the PVRSUs awarded to Mr. Kennedy was allocated to each of the 2013 and 2014 performance periods, respectively, and 30% of the PVRSUs awarded was allocated to each of the 2015 and 2016 performance periods, respectively. The portion of the PVRSUs earned with respect to the first two performance periods vested on January 1, 2015, and the portion of the award, if any, earned with respect to the final two performance periods will vest on January 1, 2016 and January 1, 2017, respectively.

PVRSU Performance Goals

With respect to all of the PVRSUs, each NEO may earn up to 150% of the PVRSUs allocated to each annual performance period subject to the achievement of the respective performance goals for each such performance period. The performance goals for the performance periods that took place from January 1, 2014 through December 31, 2014 and that are taking place from January 1, 2015 through December 31, 2015 are based on: (i) non-NPAC revenue, weighted at 35%; (ii) total revenue, weighted at 15%; and (iii) net income, weighted at 50%. A reconciliation of our GAAP results to our non-GAAP results can be found in Table 2, Table 4 and Table 5 in Annex A to this Proxy Statement. The Compensation Committee elected to use these measures for goals because they focus our NEOs on profitable growth that is expected to enhance stockholder value. The Compensation Committee will set the performance goals for the future one-year performance periods at the start of the respective single-year performance period. This permits the Compensation Committee, on an annual basis, to align the performance targets with the strategic goals and the priorities of stockholders as they evolve.

Severance and Change in Control Arrangements

As discussed under “Potential Payments upon Termination or Change in Control” below, we maintain severance and equity award arrangements that provide benefits to key management employees, including our NEOs, if specified termination or change-in-control events occur.

We have defined the events that would trigger payments in a manner that we believe is reasonable and consistent with current market practices. For example, the definition of “good reason” in our severance and change-in-control arrangements is intended to be limited to true circumstances of constructive discharge and includes notice and opportunity-to-cure provisions, so that severance rights are not triggered inadvertently. In addition, the rights to receive payments because of change-in-control are subject to a “double trigger,” meaning that change-in-control benefits are payable only if both a change in control and an affirmative action by us or our successor to terminate (or constructively terminate) a senior executive’s employment occurs. The double trigger also applies to outstanding equity awards unless the acquirer in such a transaction does not assume and continue unvested awards following the transaction (in which case awards may vest in full prior to the time of the transaction). Our change-in-control arrangements also do not provide for excise tax gross-ups. Finally, any payments under our severance plan are conditioned on the senior executive’s execution of a release of claims and agreement to abide by specific non-compete, non-solicit, confidentiality and other obligations set forth in the plan (where permitted by applicable law).

We periodically review the design of our senior executive severance and change-in-control arrangements. As the regulatory framework, market practices and our needs evolve, we will consider whether changes to our policies are appropriate.

Other Compensation

Other benefits provided to the NEOs for 2014 include Company contributions to 401(k) plan accounts, which are available to all of our employees, and certain commuting expenses. These benefits constituted only a small portion of each senior executive’s total compensation for 2014.

Dr. Bregman’s employment with the Company ended on September 26, 2014. Under Dr. Bregman’s separation agreement, the Company provided him with the following severance benefits in accordance with our Key Employee Severance Pay Plan: (i) a cash payment equal to 100% of Dr. Bregman’s base salary ($430,000), payable over 12 months following separation; (ii) a pro-rated cash incentive award for 2014, based on actual results and the number of days worked during the year, payable in a lump sum on the same date bonuses are paid to other senior executives; and (iii) reimbursement for COBRA continuation coverage under the Company’s medical plan for up to 12 months following separation. In addition, the separation agreement also provided for accelerated vesting of a portion of Dr. Bregman’s outstanding and unvested RSUs and PVRSUs, in each case in accordance with the terms of the equity award agreements evidencing those grants.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a limit of $1 million on the amount that a public company may deduct for compensation paid to the company’s CEO and to each of the company’s other covered officers. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if performance meets pre-established, objective goals based on criteria approved by stockholders). For 2014, the payments described under “Compensation of the Named Executive Officers — Annual Cash Incentive Compensation” above were subject to a threshold performance measure designed to satisfy the requirements for deductible compensation under Section 162(m). However, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and related regulations, and the fact that such regulations and interpretations may change from time to time (with potentially retroactive effect), no assurance can be given that compensation intended to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion & Analysis set forth above and has discussed that Analysis with management. Based on its review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in the Company’s 2015 proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for 2014. The following independent directors, who comprise the Compensation Committee, provide this report:

Paul A. Lacouture, Chair

James G. Cullen

Mark N. Greene

Ross K. Ireland

The Compensation Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the Compensation Committee Report by reference therein.

COMPENSATION RISK

Our compensation programs are designed to balance risk and reward in relation to the Company’s overall business strategy. Management assessed, and the Compensation Committee reviewed, our senior executive and broad-based compensation and benefits programs. Based on this assessment, we have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. Among the program attributes that discourage inappropriate risk-taking are:

•	the balance between annual and long-term compensation, including the fact that a significant portion of compensation is delivered in the form of equity incentives that vest over several years;

•	the use of multiple financial metrics for performance-based awards and the use of individual goals under our annual cash incentive program;

•	strong governance policies applicable to our NEOs, other executives, sales force and commissions process;

•	the Compensation Committee’s ability to modify annual cash incentives to reflect the quality of earnings, individual performance, and other factors that it believes should influence compensation;

•	the use of long-term vesting periods in our equity program;

•	the use of graded payout curves and capped incentive awards;

•	our compensation recovery (clawback) provisions, which serve as a deterrent to activities that could harm us;

•	our policy against short-term or speculative transactions in our securities; and

•

our stock ownership guidelines and management stock selling restrictions encourage a longer-term perspective and align the interests of senior executives and the Board, as applicable, with other stockholders.

EXECUTIVE COMPENSATION TABLES AND DISCUSSION

Summary Compensation Table

The following table sets forth all compensation paid by us, for the period shown, to our principal executive officer, our principal financial officer, our next three most highly compensated executive officers, and an executive officer who departed the Company during 2014 and was not an executive officer at the end of 2014. We refer to these individuals as the “named executive officers” or “NEOs” elsewhere in this proxy statement. The amounts reported in the Salary column represent base salaries paid to each of the named executive officers for the listed fiscal year. The amounts shown in the Stock Awards and Option Awards columns reflect the grant date fair value of equity awards for 2014 and prior years, not the actual amounts paid to or that may be realized by the named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)		Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(1) ($)	All Other Compensation(4) ($)	Total ($)
Lisa Hook	2014	747,796	—	2,483,150	(5)	—	980,000	15,600	4,226,546
President and Chief Executive Officer	2013	697,988	—	3,128,612		—	682,500	15,300	4,524,400
	2012	645,852	200,000	5,599,868		—	760,500	20,085	7,226,305

Paul Lalljie	2014	478,707	—	1,241,575	(6)	—	631,728	15,600	2,367,610
SVP and Chief Financial Officer	2013	449,457	—	1,564,306		—	403,704	15,000	2,432,467
	2012	433,727	125,000	2,799,934		—	433,608	17,000	3,809,269

Steven Edwards	2014	398,434	—	476,711	(7)	—	336,449	57,642	1,269,236
SVP Data Solutions	2013	365,049	—	600,626		—	210,174	51,016	1,226,865
	2012	364,304	—	1,075,054		—	268,932	52,172	1,760,462

Leonard J. Kennedy	2014	430,057	—	310,114	(8)	—	328,421	15,600	1,084,192
SVP and General Counsel	2013	251,442	—	977,651		—	431,847	14,885	1,675,825

Alex Berry	2014	426,126	—	397,259	(9)	—	294,842	14,846	1,133,073
SVP Sales

Mark Bregman	2014	381,530	—	703,317	(10)	—	226,242	110,105	1,421,194
SVP and Chief Technology Officer	2013	430,051	—	886,135		—	285,348	15,300	1,616,834
	2012	429,665	—	1,586,083		—	352,170	15,000	2,382,918

(1)	Reported amounts (a) include amounts earned with respect to performance in the year shown but paid in the year shown and/or the following year, and (b) exclude amounts earned with respect to performance in the previous year but paid in the year shown.

(2)	This column represents the aggregate grant date fair value of restricted stock, restricted stock units and performance-vested restricted stock units granted to the named executive officers in the year shown, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification, or FASB ASC, Topic Compensation — Stock Compensation. For information about the assumptions and underlying calculations upon which we base grant date fair value, see Note 12 to our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission. These amounts may not correspond to the actual value that will be recognized by the NEOs.

(3)	This column represents the aggregate grant date fair value of stock options granted to the named executive officers in the year shown, computed in accordance with FASB ASC Topic Compensation — Stock Compensation. For information about the assumptions and underlying calculations upon which we base grant date fair value, see Note 12 to our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission. These amounts may not correspond to the actual value that will be recognized by the NEOs.

(4)	See the All Other Compensation table below.

(5)	Consistent with FASB ASC Topic Compensation — Stock Compensation, the grant date fair value of Ms. Hook’s PVRSUs was computed based on target performance. If maximum performance had been used, the grant date fair value of the units awarded to Ms. Hook in 2014 would have been $3,724,725.

(6)	Consistent with FASB ASC Topic Compensation — Stock Compensation, the grant date fair value of Mr. Lalljie’s PVRSUs was computed based on target performance. If maximum performance had been used, the grant date fair value of the units awarded to Mr. Lalljie in 2014 would have been $1,862,362.

(7)	Consistent with FASB ASC Topic Compensation — Stock Compensation, the grant date fair value of Mr. Edward’s PVRSUs was computed based on target performance. If maximum performance had been used, the grant date fair value of the units awarded to Mr. Edwards in 2014 would have been $715,067.

(8)	Consistent with FASB ASC Topic Compensation — Stock Compensation, the grant date fair value of Mr. Kennedy’s PVRSUs was computed based on target performance. If maximum performance had been used, the grant date fair value of the units awarded to Mr. Kennedy in 2014 would have been $465,171.

(9)	Consistent with FASB ASC Topic Compensation — Stock Compensation, the grant date fair value of Mr. Berry’s PVRSUs was computed based on target performance. If maximum performance had been used, the grant date fair value of the units awarded to Mr. Berry in 2014 would have been $595,889.

(10)	Consistent with FASB ASC Topic Compensation — Stock Compensation, the grant date fair value of Dr. Bregman’s PVRSUs was computed based on target performance. If maximum performance had been used, the grant date fair value of the units awarded to Dr. Bregman in 2014 would have been $1,054,975.

All Other Compensation

The following table describes the components of All Other Compensation in the Summary Compensation Table for each NEO for 2014.

Name	Company Contributions to Individual’s 401(k) Account ($)	Other Benefits(1) ($)		Total ($)
Lisa Hook	15,600	—		15,600
Paul Lalljie	15,600	—		15,600
Steven Edwards	—	57,642	(2)	57,642
Leonard J. Kennedy	15,600	—		15,600
Alex Berry	14,846	—		14,846
Mark Bregman	15,600	94,505	(3)	110,105

(1)	This column includes the total value of other benefits (including perquisites and personal benefits) paid to each named executive officer. To the extent that the total value of perquisites and other personal benefits was less than $10,000, the value of such benefits has been omitted in accordance with Securities and Exchange Commission rules.

(2)	Other benefits for Mr. Edwards are composed of temporary living expenses of $34,682 and travel of $22,960 relating to Mr. Edwards’ commute to our corporate headquarters. We did not reimburse Mr. Edwards for taxes associated with these benefits.

(3)	Other benefits for Dr. Bregman are composed of termination-related compensation.

2014 Grants of Plan-Based Awards

The following table provides information regarding each plan-based award granted to a named executive officer in 2014. All non-equity incentive plan awards were granted pursuant to the Company’s Corporate Bonus Plan. All equity awards were granted pursuant to the Amended and Restated 2009 Stock Incentive Plan.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards (#)	All Other Option Awards (#)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
		Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres- hold (#)	Target (#)	Maxi- mum (#)
Lisa Hook	—	—	937,500	1,593,750	—	—	—	—	—	—	—
	2/13/14	—	—	—	35,504	71,008	106,512	—	—	—	2,483,150
Paul Lalljie	—	—	480,000	816,000	—	—	—	—	—	—	—
	2/13/14	—	—	—	17,752	35,504	53,256	—	—	—	1,241,575
Steven Edwards	—	—	280,000	476,000	—	—	—	—	—	—	—
	2/13/14	—	—	—	6,816	13,632	20,448	—	—	—	476,711
Leonard J. Kennedy	—	—	301,000	511,700	—	—	—	—	—	—	—
	2/13/14	—	—	—	4,434	8,868	13,302	—	—	—	310,114
Alex Berry	—	—	344,000	584,800	—	—	—	—	—	—	—
	2/13/14	—	—	—	5,680	11,360	17,040	—	—	—	397,259
Mark Bregman	—	—	301,000	511,700	—	—	—	—	—	—	—
	2/13/14	—	—	—	10,056	20,112	30,168	—	—	—	703,317

(1)	These columns show the amounts of annual cash incentive compensation that each named executive officer could have received if various levels of performance had been achieved. Amounts are based on executive base salaries and target bonus as of December 31, 2014. Each executive’s actual payout for 2014 is set forth in the Summary Compensation Table above.

(2)	These columns show the number of shares that each NEO could receive under PVRSUs granted in 2014 if various levels of performance are achieved. The vesting of the PVRSUs is described under “Notes to Summary Compensation Table and 2014 Grants of Plan-Based Awards Table” below.

Notes to Summary Compensation Table and 2014 Grants of Plan-Based Awards Table

As discussed under “Compensation Discussion & Analysis” above, the Compensation Committee considers numerous factors, including individual and Company performance, position and level of responsibility, market data, and the recommendations of our CEO, in determining each senior executive’s salary, performance-based cash award, equity awards and other compensation.

In 2014, the base salaries of each NEO constituted approximately 18% to 40% of their total compensation, with the remaining compensation composed principally of performance-based cash and equity awards. The performance-based cash awards in the Summary Compensation Table were approved by our Compensation Committee (and in the case of Ms. Hook, by the independent directors) pursuant to the Company’s Corporate Bonus Plan. The Compensation Committee established the performance goals applicable to these awards in early 2014. Our 2014 Annual Cash Incentive Metrics and payments are discussed in more detail under “Compensation Discussion & Analysis — Compensation Objectives and Guiding Principles” and “Compensation Discussion & Analysis — Annual Cash Incentive Compensation” above.

The RSU and PVRSU awards in the 2014 Grants of Plan-Based Awards table were granted by the Compensation Committee (and in the case of Ms. Hook, by the independent directors) under the Amended and Restated 2009 Stock Incentive Plan. Additional details regarding equity grants made in 2014 are set forth below.

Performance-vested restricted stock units.    The PVRSUs awarded to Ms. Hook, Mr. Lalljie, Mr. Edwards, Mr. Berry and Dr. Bregman in 2012 are subject to five one-year performance periods, the first of which began on January 1, 2012 and ended December 31, 2012 and the last of which begins on January 1, 2016 and ends on December 31, 2016.

With respect to PVRSUs awarded upon Mr. Kennedy’s hire in 2013, 40% of the total award is subject to two one-year performance periods, the first of which began on January 1, 2013 and ended on December 31, 2013 and the last of which began on January 1, 2014 and ended on December 31, 2014, and 60% of the total award is subject to two one-year performance periods, the first of which begins on January 1, 2015 and ends on December 31, 2015 and the last of which begins on January 1, 2016 and ends on December 31, 2016.

Each NEO is eligible to earn up to 150% of the target award with respect to each annual performance period subject to the achievement of the respective performance goals for that one-year performance period. The performance goals for the 2014 performance period were based on: (i) non-NPAC revenue, weighted at 35%; (ii) total revenue, weighted at 15%; and (iii) net income, weighted at 50%. A reconciliation of our GAAP results to our non-GAAP results can be found in Table 2, Table 4 and Table 5 in Annex A to this Proxy Statement.

Holders of PVRSUs may receive dividend equivalents, subject to the same restrictions and risk of forfeiture as the underlying PVRSUs. We did not pay any dividend equivalents in 2014.

Outstanding Equity Awards at December 31, 2014

The following table provides information regarding unexercised stock options, unvested stock, and equity incentive plan awards outstanding as of December 31, 2014 for each named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Lisa Hook	185,000	—		26.38	2/22/15	—		—	—		—
	89,800	—		15.39	2/23/16	—		—	—		—
	82,500	—		22.82	2/23/17	—		—	—		—
	113,568	5,056	(1)	26.45	2/22/18	—		—	—		—
	44,484	—		26.45	2/22/18	—		—	—		—
	—	—		—	—	4,628	(2)	128,658	—		—
	—	—		—	—	53,256	(3)	1,480,517	—		—
	—	—		—	—	91,955	(4)	2,556,349	—		—
	—	—		—	—	78,960	(5)	2,195,088	—		—
	—	—		—	—	87,694	(6)	2,437,893	—		—
	—	—		—	—	—		—	213,024	(7)	5,922,067
Paul Lalljie	3,281	—		22.00	6/28/15	—		—	—		—
	12,500	—		27.85	8/1/15	—		—	—		—
	10,000	—		26.38	2/22/15	—		—	—		—
	15,000	—		22.44	12/9/16	—		—	—		—
	59,110	—		22.82	2/23/17	—		—	—		—
	53,238	2,362	(8)	26.45	2/22/18	—		—	—		—
	—	—		—	—	2,175	(9)	60,465	—		—
	—	—		—	—	26,628	(10)	740,258	—		—
	—	—		—	—	45,977	(11)	1,278,161	—		—
	—	—		—	—	39,480	(12)	1,097,544	—		—
	—	—		—	—	43,847	(13)	1,218,947	—		—
	—	—		—	—	—		—	106,512	(14)	2,961,034
Steve Edwards	6,240	—		21.06	9/11/18	—		—	—		—
	9,165	—		15.39	2/23/16	—		—	—		—
	17,721	—		22.82	2/23/17	—		—	—		—
	24,922	1,478	(15)	26.45	2/22/18	—		—	—		—
	—	—		—	—	1,375	(16)	38,225	—		—
	—	—		—	—	10,224	(17)	284,227	—		—
	—	—		—	—	17,653	(18)	490,753	—		—
	—	—		—	—	15,158	(19)	421,392	—		—
	—	—		—	—	16,835	(20)	468,013	—		—
	—	—		—	—	—		—	40,896	(21)	1,136,909
Leonard J. Kennedy	—	—		—	—	8,310	(22)	231,018	—		—
	—	—		—	—	9,861	(23)	274,136	—		—
	—	—		—	—	10,951	(24)	304,438	—		—
	—	—		—	—	—		—	39,906	(25)	1,109,387
Alex Berry	1,749	—		22.82	2/23/17	—		—	—		—
	7,150	1,100	(26)	26.45	2/22/18	—		—	—		—
	—	—		—	—	1,025	(27)	28,495	—		—
	—	—		—	—	8,520	(28)	236,856	—		—
	—	—		—	—	14,711	(29)	408,966	—		—
	—	—		—	—	12,632	(30)	351,170	—		—
	—	—		—	—	14,029	(31)	390,006	—		—
	—	—		—	—	—		—	34,080	(32)	947,424

(1)	Stock option award was granted in February 2011 and shares vested monthly through February 2015.

(2)	Restricted shares were granted in February 2011 and vested on February 22, 2015.

(3)	Restricted shares were granted in February 2012. 17,752 restricted shares vested on January 1, 2015. The remaining shares will vest in annual installments through January 1, 2017.

(4)	Performance-vested restricted stock units were awarded in February 2012 and vested on January 1, 2015 at 129.5% of target based on the achievement of 2012 total revenue, non-NPAC revenue and net income goals.

(5)	Performance-vested restricted stock units were awarded in February 2012 and vested on January 1, 2015 at 111.2% of target based on the achievement of 2013 total revenue, non-NPAC revenue and net income goals.

(6)	Performance-vested restricted stock units were awarded in February 2012 and vested on January 1, 2015 at 123.5% of target based on the achievement of 2014 total revenue, non-NPAC revenue and net income goals.

(7)	Performance-vested restricted stock units were awarded in February 2012. 106,512 performance-vested restricted stock units will vest on January 1, 2016 and 2017, respectively, based on, and subject to, the achievement of total revenue, non-NPAC revenue and net income goals. The number of units reported is based on maximum performance at 150%, as required by Securities and Exchange Commission rules, and does not necessarily reflect the actual payout to be received by Ms. Hook.

(8)	Stock option award was granted in February 2011 and shares vested monthly through February 2015.

(9)	Restricted shares were granted in February 2011 and vested on February 22, 2015.

(10)	Restricted shares were granted in February 2012. 8,876 restricted shares vested on January 1, 2015. The remaining shares will vest in annual installments through January 1, 2017.

(11)	Performance-vested restricted stock units were awarded in February 2012 and vested on January 1, 2015 at 129.5% of target based on the achievement of 2012 total revenue, non-NPAC revenue and net income goals.

(12)	Performance-vested restricted stock units were awarded in February 2012 and vested on January 1, 2015 at 111.2% of target based on the achievement of 2013 total revenue, non-NPAC revenue and net income goals.

(13)	Performance-vested restricted stock units were awarded in February 2012 and vested on January 1, 2015 at 123.5% of target based on the achievement of 2014 total revenue, non-NPAC revenue and net income goals.

(14)	Performance-vested restricted stock units were awarded in February 2012. 53,256 performance-vested restricted stock units will vest on January 1, 2016 and 2017, respectively, based on, and subject to, the achievement of total revenue, non-NPAC revenue and net income goals. The number of units reported is based on maximum performance at 150%, as required by Securities and Exchange Commission rules, and does not necessarily reflect the actual payout to be received by Mr. Lalljie.

(15)	Stock option award was granted in February 2011 and shares vested monthly through February 2015.

(16)	Restricted shares were granted in February 2011 and vested on February 22, 2015.

(17)	Restricted shares were granted in February 2012. 3,408 restricted shares vested on January 1, 2015. The remaining shares will vest in annual installments through January 1, 2017.

(18)	Performance-vested restricted stock units were awarded in February 2012 and vested on January 1, 2015 at 129.5% of target based on the achievement of 2012 total revenue, non-NPAC revenue and net income goals.

(19)	Performance-vested restricted stock units were awarded in February 2012 and vested on January 1, 2015 at 111.2% of target based on the achievement of 2013 total revenue, non-NPAC revenue and net income goals.

(20)	Performance-vested restricted stock units were awarded in February 2012 vested on January 1, 2015 at 123.5% of target based on the achievement of 2014 total revenue, non-NPAC revenue and net income goals.

(21)

Performance-vested restricted stock units were awarded in February 2012. 20,448 performance-vested restricted stock units will vest on January 1, 2016 and 2017, respectively, based on, and subject to, the achievement of total revenue, non-NPAC revenue and net income goals. The number of units reported is based on maximum performance at 150%, as required by Securities and Exchange Commission rules, and does not necessarily reflect the actual payout to be received by Mr. Edwards.

(22)	Restricted shares were granted in June 2013. 2,770 restricted shares vested on January 1, 2015. The remaining shares will vest in annual installments through January 1, 2017.

(23)	Performance-vested restricted stock units were awarded in June 2013 and vested on January 1, 2015 at 111.2% of target based on the achievement of 2013 total revenue, non-NPAC revenue and net income goals.

(24)	Performance-vested restricted stock units were awarded in June 2013 and vested on January 1, 2015 at 123.5% of target based on the achievement of 2014 total revenue, non-NPAC revenue and net income goals.

(25)	Performance-vested restricted stock units were awarded in June 2013. 19,953 performance-vested restricted stock units will vest on January 1, 2016 and 2017, respectively, based on, and subject to, the achievement of total revenue, non-NPAC revenue and net income goals. The number of units reported is based on maximum performance at 150%, as required by Securities and Exchange Commission rules, and does not necessarily reflect the actual payout to be received by Mr. Kennedy.

(26)	Stock option award was granted in February 2011 and shares vested monthly through February 2015.

(27)	Restricted shares were granted in February 2011 and vested on February 22, 2015.

(28)	Restricted shares were granted in February 2012. 2,840 restricted shares vested on January 1, 2015. The remaining shares will vest in annual installments through January 1, 2017.

(29)	Performance-vested restricted stock units were awarded in February 2012 and vested on January 1, 2015 at 129.5% of target based on the achievement of 2012 total revenue, non-NPAC revenue and net income goals.

(30)	Performance-vested restricted stock units were awarded in February 2012 and vested on January 1, 2015 at 111.2% of target based on the achievement of 2013 total revenue, non-NPAC revenue and net income goals.

(31)	Performance-vested restricted stock units were awarded in February 2012 and vested on January 1, 2015 at 123.5% of target based on the achievement of 2014 total revenue, non-NPAC revenue and net income goals.

(32)	Performance-vested restricted stock units were awarded in February 2012. 17,040 performance-vested restricted stock units will vest on January 1, 2016 and 2017, respectively, based on, and subject to, the achievement of total revenue, non-NPAC revenue and net income goals. The number of units reported is based on maximum performance at 150%, as required by Securities and Exchange Commission rules, and does not necessarily reflect the actual payout to be received by Mr. Berry.

2014 Option Exercises and Stock Vested

The following table provides information regarding option exercises and stock vested during the last fiscal year for each named executive officer.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Lisa Hook	—	—	51,843	2,435,402
Paul Lalljie	2,624	48,439	25,208	1,186,948
Steven Edwards	—	—	13,648	637,554
Leonard J. Kennedy	—	—	2,770	138,112
Alex Berry	—	—	10,529	492,138
Mark Bregman	74,920	328,297	60,965	1,641,602

2014 Nonqualified Deferred Compensation

The NeuStar, Inc. Deferred Compensation Plan, which was adopted in 2008 and amended and restated in 2014, permits employees at the Vice President level and above, including the NEOs, to defer certain elements of compensation in order to delay taxation on such amounts. One of our NEOs participated in this plan in 2014. The plan permits deferral of up to 75% of base salary and up to 90% of annual cash incentive awards and bonuses. We may elect to provide matching contributions to the extent that deferrals under the plan have the effect of reducing a participant’s 401(k) compensation (and thus the matching contribution offered to all employees under our 401(k) plan), although we have not done so to date.

Amounts deferred or matched under the plan are credited with investment earnings based on the performance of investment options selected by the participants. Available investment options represent a range of asset classes, including cash, bond, value, index and growth funds. Participants may change their investment elections at any time. In general, deferrals and earnings are distributed to participants either at a specific date prior to retirement or termination of employment or at retirement or termination, as designated by the participant. Participants also may designate the form (lump sum or installments) of their distributions.

Name	Executive contributions in last FY(1) ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY(2) ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
Lisa Hook	—	—	—	—	—
Paul Lalljie	—	—	—	—	—
Steven Edwards	—	—	—	—	—
Leonard J. Kennedy	—	—	—	—	—
Alex Berry	—	—	—	—	—
Mark Bregman(3)	25,487	—	4,021	—	113,556

(1)	Amounts included in the Summary Compensation table in the “Salary” column for 2014.

(2)	These amounts are not included in the Summary Compensation table because plan earnings were not preferential or above market.

(3)	$25,487 of the aggregate balance at 2014 fiscal year end was reported as “Salary” in the Summary Compensation table for 2014.

Potential Payments upon Termination or Change in Control

2010 Key Employee Severance Pay Plan

The NeuStar, Inc. 2010 Key Employee Severance Pay Plan provides severance benefits for key management employees, including the NEOs, if they are involuntarily terminated from employment without cause, if they terminate their employment for good reason, or if there is a closure, discontinuance of operations, sale of assets or other corporate event, provided they are not offered comparable employment with our successor or an affiliate. Under the plan, “cause” generally means the employee’s insubordination, dishonesty, fraud, moral turpitude, willful misconduct, or willful failure or refusal to attempt to perform his or her duties or responsibilities. “Good reason” generally means any of the following events occurring solely within two years after a change in control or other qualifying corporate transaction and the Company’s or a successor company’s failure to cure such event within 30 days of receiving notice from the employee: (i) a material reduction in base salary, except pursuant to a policy generally applicable to senior management resulting in a reduction of 10% or less; (ii) the successor company’s material failure to provide employee benefits that are substantially comparable to those provided prior to the change in control; (iii) the successor company requiring the employee to be based at an office location that is more than 50 miles further from the employee’s office location prior to the change in control; or (iv) a material breach by the successor company of its obligations under the plan. Qualifying “corporate transactions” include a merger or consolidation where the Company’s stockholders prior to the transaction do not own a majority of the shares of the surviving company in approximately the same proportion as before the transaction, the replacement of a majority of our Board of Directors, the sale of all or substantially all of our assets, the liquidation or dissolution of the Company, or the acquisition of a majority of our outstanding stock.

If triggered, the plan entitles the NEOs to benefits equal to one year’s salary (18 months’ salary for the CEO); a pro-rata annual cash incentive award, based on actual results, for the year of termination; and reimbursement of the premium for continuation coverage under our medical plan. In the event of a termination within two years following a change in control or other qualifying corporate transaction, the senior executives will also be entitled to an amount equal to the average annual cash incentive award received (or to be received) with respect to the three full calendar years preceding termination (or for the CEO, 150% of this amount). A senior executive who has served in his or her current position for fewer than three full calendar years will be entitled to an amount based on annual cash incentive awards received for those years in that position (or, if the senior executive has served in the position for less than one year, an amount based on target annual cash incentive award).

All severance plan benefits are contingent on the employee signing a release of all claims and acknowledging his or her obligations under the plan, including (where permitted by applicable law) obligations not to disclose our confidential information or to compete with or disparage Neustar or interfere with our business during the 18-month period following termination. The Compensation Committee may, in its sole discretion, cause us to pay severance benefits at the same rate for an additional period as consideration for an extension of the employee’s obligations under the plan. An employee will not be eligible for benefits under the plan if he or she violates these obligations.

The severance benefits provided for by the plan are paid in installments without interest over a one-year period (or an 18-month period for the CEO) through our normal payroll processes. An employee is not eligible for a severance benefit under the plan if the employee is entitled, pursuant to any agreement providing cash benefits, to cash severance in an amount in excess of the severance benefit upon termination of employment. In addition, the benefit to be provided under the plan shall be reduced dollar-for-dollar (but not below zero) by the benefits required to be paid under federal, state or local law or under any other plan, program or arrangement. The Board may amend or terminate the plan at any time after 90 days’ notice to the covered employees, provided that an amendment or termination may not adversely affect the severance benefits to which any employee is entitled if such employee’s termination occurred prior to the date of the amendment or termination. Moreover, no amendment or termination that reduces the rights of a covered employee will be effective for one year following a change in control or other qualifying corporate transaction.

Equity Award Agreements

Under our long-term incentive compensation plans and the NEOs’ option agreements, if we experience a change in control or other qualifying corporate transaction, all of the options will vest in full, unless the options are assumed or continued by the surviving company, or unless the surviving company substitutes the options with substantially equivalent options. If the surviving company assumes or replaces the options, the options will vest and become exercisable if the senior executive’s employment is terminated within two years of the corporate transaction, unless the senior executive’s employment is terminated by the surviving company for cause or by the senior executive without good reason.

Under the NEOs’ restricted stock agreements, if we experience a change in control or other qualifying corporate transaction and a portion of the restricted stock remains unvested following the corporate transaction, the restricted stock will vest in full if the officer’s employment is terminated within two years of the corporate transaction, unless the senior executive’s employment is terminated by the surviving company for cause or by the senior executive without good reason.

Under the NEOs’ RSU agreements, if the NEO’s employment is terminated, other than by the Company for cause or by NEO without good reason, any unvested RSUs that would have vested during the 12 months after such separation from the Company shall immediately vest, and the remainder of any unvested RSUs shall immediately be forfeited. In addition, the RSUs will vest in full if the NEO’s employment is terminated within two years of the corporate transaction, unless the NEO’s employment is terminated by the surviving company for cause or by the NEO without good reason. The RSUs shall immediately vest in full in the event that the surviving company does not assume the RSUs.

For PVRSUs granted since 2012, under the NEOs’ PVRSU agreements, if the NEO’s employment is terminated, other than by the Company for cause or by the NEO without good reason, any PVRSUs that have been earned but not yet vested that would have vested during the 12 months after such separation from the Company shall immediately vest, and the remainder of any unvested PVRSUs shall immediately be forfeited. In the event the NEO dies or becomes disabled prior to any vesting, the NEO or the NEO’s legal representative will receive a pro-rata payment as if the target level of performance set forth in the agreement had been attained or where the performance period has ended prior to the qualifying event, a pro-rata payment based on actual performance. Additionally, if we experience a change in control or other qualifying corporate transaction, the PVRSUs will be converted without proration into shares of restricted stock that vest on the original vesting date, subject to the senior executive’s continued service. The number of shares of restricted stock into which the PVRSUs convert will be determined as set forth in the agreement. The restricted stock will vest in full if the senior executive’s employment is terminated within two years of the corporate transaction, unless the senior executive’s employment is terminated by the surviving company for cause or by the senior executive without good reason. The restricted stock shall immediately vest in full in the event that the surviving company does not assume the restricted stock.

Our Amended and Restated 2009 Stock Incentive Plan generally defines “cause” as an employee’s insubordination, dishonesty, fraud, moral turpitude, willful misconduct, or willful failure or refusal to attempt to perform his or her duties or responsibilities for any reason other than illness or incapacity. Under the 2005 Stock Incentive Plan, “cause” generally means an employee’s insubordination, dishonesty, fraud, incompetence, moral turpitude, willful misconduct, refusal to attempt to perform his or her duties or responsibilities, or materially unsatisfactory performance of his or her duties.

For purposes of our equity awards, “good reason” generally means any of the following events and the Company’s or a successor company’s failure to cure such event within 30 days of receiving notice from the employee: (i) a reduction in base salary, except pursuant to a policy generally applicable to senior management resulting in a reduction of 10% or less; (ii) the successor company’s failure to provide employee benefits that are substantially comparable to those provided prior to the change in control; (iii) the successor company requiring the employee to be based at an office location that is more than 50 miles further from the employee’s existing office location; or (iv) a material breach by the successor company of its obligations under the plans. Qualifying corporate transactions include a merger or consolidation where the Company’s stockholders prior to the transaction do not own a majority of the shares of the surviving company in approximately the same proportion as before the transaction, the replacement of a majority of our Board of Directors, the sale of all or substantially all of our assets, the liquidation or dissolution of the Company, or the acquisition of a majority of our outstanding stock.

Under the NEOs’ agreements relating to option, restricted stock and PVRSUs granted since 2012, benefits are contingent upon the senior executive’s compliance with certain prohibitions on disclosure of confidential information and disparagement of us. In addition, where permitted by applicable law, the senior executive must agree not to compete with us or to engage in solicitation during the 18-month period following termination of employment.

Potential Payments as of December 31, 2014

The following tables show the value of the potential payments and benefits our named executive officers would receive in various scenarios involving a termination of their employment or a change in control or other qualifying corporate transaction, assuming a December 31, 2014 triggering date and, where applicable, using a price per share for our common stock of $27.80 (the closing market price as reported on the New York Stock Exchange for December 31, 2014).

Lisa Hook

Payments Upon Termination	Voluntary Termination ($)	Termination By Employee for Good Reason ($)	Involuntary Termination Without Cause ($)		Involuntary Termination for Cause ($)	Retirement ($)	Double- Trigger Change in Control Event ($)		Death ($)		Disability ($)
Severance Payments	—	—(1)	2,138,678	(2)	—	—	3,450,178	(3)	—		—
Stock Options	—	—	—		—	—	6,826	(4)	—		—
Restricted Stock	—	—	493,506		—	—	1,609,175	(5)	493,506		493,506
Performance-Vested Restricted Stock Units	—	—	7,189,330		—	—	11,137,375	(6)	7,189,330	(7)	7,189,330	(7)

Total	—	—	9,821,514		—	—	16,203,554		7,682,836		7,682,836

(1)	Under the 2010 Key Employee Severance Pay Plan, severance benefits generally are not payable upon a termination for “good reason” absent a change in control. For amounts payable upon termination following a change in control, see Double-Trigger Change in Control Event.

(2)	Represents the amount payable pursuant to the 2010 Key Employee Severance Pay Plan, assuming the Compensation Committee did not elect to extend benefits for an additional period. Includes $33,678 for reimbursement of the premium for 18 months of continuation coverage under our medical plan.

(3)	Represents the amount payable pursuant to the 2010 Key Employee Severance Pay Plan if Ms. Hook were not offered comparable employment with our successor or if she experienced a qualifying termination following the change in control. Includes $33,678 for reimbursement of the premium for 18 months of continuation coverage under our medical plan.

(4)	Reflects the fair market value (less exercise price) of the underlying shares as of December 31, 2014 of all unvested in-the-money options, the vesting of which would accelerate if the options were not assumed, continued or substituted by the surviving company or if Ms. Hook experienced a qualifying termination following the change in control.

(5)	Reflects the fair market value as of December 31, 2014 of all restricted stock, the vesting of which would accelerate if Ms. Hook experienced a qualifying termination following the change in control.

(6)	Reflects the fair market value of the underlying shares as of December 31, 2014 of all performance-vested restricted stock units, which would be converted into shares of restricted stock upon a change in control based on actual performance for performance-vested restricted stock units granted in 2012, 2013 and 2014 and on target performance for performance-vested restricted stock units awarded in 2012 and have performance goals for the years ended 2015 and 2016. The vesting of the restricted stock would accelerate if Ms. Hook experienced a qualifying termination following the change in control.

(7)	Represents a pro-rata payment based on actual performance for performance-vested restricted stock units granted in 2012, 2013 and 2014.

Paul Lalljie

Payments Upon Termination	Voluntary Termination ($)	Termination By Employee for Good Reason ($)		Involuntary Termination Without Cause ($)		Involuntary Termination for Cause ($)	Retirement ($)	Double- Trigger Change in Control Event ($)		Death ($)		Disability ($)
Severance Payments	—	—	(1)	1,134,180	(2)	—	—	1,665,527	(3)	—		—
Stock Options	—	—		—		—	—	3,189	(4)	—		—
Restricted Stock	—	—		246,753		—	—	800,723	(5)	246,753		246,753
Performance-Vested Restricted Stock Units	—	—		3,594,651		—	—	5,568,674	(6)	3,594,651	(7)	3,594,651	(7)

Total	—	—		4,975,584		—	—	8,038,113		3,841,404		3,841,404

(1)	Under the 2010 Key Employee Severance Pay Plan, severance benefits generally are not payable upon a termination for “good reason” absent a change in control. For amounts payable upon termination following a change in control, see Double-Trigger Change in Control Event.

(2)	Represents the amount payable pursuant to the 2010 Key Employee Severance Pay Plan, assuming the Compensation Committee did not elect to extend benefits for an additional period. Includes $22,452 for reimbursement of the premium for 12 months of continuation coverage under our medical plan.

(3)	Represents the amount payable pursuant to the 2010 Key Employee Severance Pay Plan if Mr. Lalljie were not offered comparable employment with our successor or if he experienced a qualifying termination following the change in control. Includes $22,452 for reimbursement of the premium for 12 months of continuation coverage under our medical plan.

(4)	Reflects the fair market value (less exercise price) of the underlying shares as of December 31, 2014 of all unvested in-the-money options, the vesting of which would accelerate if the options were not assumed, continued or substituted by the surviving company or if Mr. Lalljie experienced a qualifying termination following the change in control.

(5)	Reflects the fair market value as of December 31, 2014 of restricted stock, the vesting of which would accelerate if Mr. Lalljie experienced a qualifying termination following the change in control.

(6)	Reflects the fair market value of the underlying shares as of December 31, 2014 of all performance-vested restricted stock units, which would be converted into shares of restricted stock upon a change in control based on actual performance for performance-vested restricted stock units granted in 2012, 2013 and 2014 and on target performance for performance-vested restricted stock units awarded in 2012 and have performance goals for the years ended 2015 and 2016. The vesting of the restricted stock would accelerate if Mr. Lalljie experienced a qualifying termination following the change in control.

(7)	Represents a pro-rata payment based on actual performance for performance-vested restricted stock units granted in 2012, 2013 and 2014.

Steven Edwards

Payments Upon Termination	Voluntary Termination ($)	Termination By Employee for Good Reason ($)		Involuntary Termination Without Cause ($)		Involuntary Termination for Cause ($)	Retirement ($)	Double- Trigger Change in Control Event ($)		Death ($)		Disability ($)
Severance Payments	—	—	(1)	756,573	(2)	—	—	1,028,425	(3)	—		—
Stock Options	—	—		—		—	—	1,995	(4)	—		—
Restricted Stock	—	—		94,742		—	—	322,452	(5)	94,742		94,742
Performance-Vested Restricted Stock Units	—	—		1,380,159		—	—	2,138,098	(6)	1,380,159	(7)	1,380,159	(7)

Total	—	—		2,231,474		—	—	3,490,970		1,474,901		1,474,901

(1)	Under the 2010 Key Employee Severance Pay Plan, severance benefits generally are not payable upon a termination for “good reason” absent a change in control. For amounts payable upon termination following a change in control, see Double-Trigger Change in Control Event.

(2)	Represents the amount payable pursuant to the 2010 Key Employee Severance Pay Plan, assuming the Compensation Committee did not elect to extend benefits for an additional period. Includes $20,124 for reimbursement of the premium for 12 months of continuation coverage under our medical plan.

(3)	Represents the amount payable pursuant to the 2010 Key Employee Severance Pay Plan if Mr. Edwards were not offered comparable employment with our successor or if he experienced a qualifying termination following the change in control. Includes $20,124 for reimbursement of the premium for 12 months of continuation coverage under our medical plan.

(4)	Reflects the fair market value (less exercise price) of the underlying shares as of December 31, 2014 of all unvested in-the-money options, the vesting of which would accelerate if the options were not assumed, continued or substituted by the surviving company or if Mr. Edwards experienced a qualifying termination following the change in control.

(5)	Reflects the fair market value as of December 31, 2014 of restricted stock, the vesting of which would accelerate if Mr. Edwards experienced a qualifying termination following the change in control.

(6)	Reflects the fair market value of the underlying shares as of December 31, 2014 of all performance-vested restricted stock units, which would be converted into shares of restricted stock upon a change in control based on actual performance for performance-vested restricted stock units granted in 2012, 2013 and 2014 and on target performance for performance-vested restricted stock units awarded in 2012 and have performance goals for the years ended 2015 and 2016. The vesting of the restricted stock would accelerate if Mr. Edwards experienced a qualifying termination following the change in control.

(7)	Represents a pro-rata payment based on actual performance for performance-vested restricted stock units granted in 2012, 2013 and 2014.

Leonard J. Kennedy

Payments Upon Termination	Voluntary Termination ($)	Termination By Employee for Good Reason ($)		Involuntary Termination Without Cause ($)		Involuntary Termination for Cause ($)	Retirement ($)	Double- Trigger Change in Control Event ($)		Death ($)		Disability ($)
Severance Payments	—	—	(1)	780,873	(2)	—	—	1,089,564	(3)	—		—
Stock Options	—	—		—		—	—	—		—		—
Restricted Stock	—	—		77,006		—	—	231,018	(4)	77,006		77,006
Performance-Vested Restricted Stock Units	—	—		578,574		—	—	1,318,165	(5)	578,574	(6)	578,574	(6)

Total	—	—		1,436,453		—	—	2,638,747		655,580		655,580

(1)	Under the 2010 Key Employee Severance Pay Plan, severance benefits generally are not payable upon a termination for “good reason” absent a change in control. For amounts payable upon termination following a change in control, see Double-Trigger Change in Control Event.

(2)	Represents the amount payable pursuant to the 2010 Key Employee Severance Pay Plan, assuming the Compensation Committee did not elect to extend benefits for an additional period. Includes $22,452 for reimbursement of the premium for 12 months of continuation coverage under our medical plan.

(3)	Represents the amount payable pursuant to the 2010 Key Employee Severance Pay Plan if Mr. Kennedy were not offered comparable employment with our successor or if he experienced a qualifying termination following the change in control. Includes $22,452 for reimbursement of the premium for 12 months of continuation coverage under our medical plan.

(4)	Reflects the fair market value as of December 31, 2014 of restricted stock, the vesting of which would accelerate if Mr. Kennedy experienced a qualifying termination following the change in control.

(5)	Reflects the fair market value of the underlying shares as of December 31, 2014 of all performance-vested restricted stock units, which would be converted into shares of restricted stock upon a change in control based on actual performance for performance-vested restricted stock units granted in 2013 and 2014 and on target performance for performance-vested restricted stock units awarded in 2013 and have performance goals for the years ended 2015 and 2016. The vesting of the restricted stock would accelerate if Mr. Kennedy experienced a qualifying termination following the change in control.

(6)	Represents a pro-rata payment based on actual performance for performance-vested restricted stock units granted in 2013 and 2014.

Alex Berry

Payments Upon Termination	Voluntary Termination ($)	Termination By Employee for Good Reason ($)		Involuntary Termination Without Cause ($)		Involuntary Termination for Cause ($)	Retirement ($)	Double- Trigger Change in Control Event ($)		Death ($)		Disability ($)
Severance Payments	—	—	(1)	747,294	(2)	—	—	1,061,025	(3)	—		—
Stock Options	—	—		—		—	—	1,485	(4)	—		—
Restricted Stock	—	—		78,952		—	—	265,351	(5)	78,952		78,952
Performance-Vested Restricted Stock Units	—	—		1,150,142		—	—	1,781,758	(6)	1,150,142	(7)	1,150,142	(7)

Total	—	—		1,976,388		—	—	3,109,619		1,229,094		1,229,094

(1)	Under the 2010 Key Employee Severance Pay Plan, severance benefits generally are not payable upon a termination for “good reason” absent a change in control. For amounts payable upon termination following a change in control, see Double-Trigger Change in Control Event.

(2)	Represents the amount payable pursuant to the 2010 Key Employee Severance Pay Plan, assuming the Compensation Committee did not elect to extend benefits for an additional period. Includes $22,452 for reimbursement of the premium for 12 months of continuation coverage under our medical plan.

(3)	Represents the amount payable pursuant to the 2010 Key Employee Severance Pay Plan if Mr. Berry were not offered comparable employment with our successor or if he experienced a qualifying termination following the change in control. Includes $22,452 for reimbursement of the premium for 12 months of continuation coverage under our medical plan.

(4)	Reflects the fair market value (less exercise price) of the underlying shares as of December 31, 2014 of all unvested in-the-money options, the vesting of which would accelerate if the options were not assumed, continued or substituted by the surviving company or if Mr. Berry experienced a qualifying termination following the change in control.

(5)	Reflects the fair market value as of December 31, 2014 of restricted stock, the vesting of which would accelerate if Mr. Berry experienced a qualifying termination following the change in control.

(6)	Reflects the fair market value of the underlying shares as of December 31, 2014 of all performance-vested restricted stock units, which would be converted into shares of restricted stock upon a change in control based on actual performance for performance-vested restricted stock units granted in 2012, 2013 and 2014 and on target performance for performance-vested restricted stock units awarded in 2012 and have performance goals for the year ended 2015 and 2016. The vesting of the restricted stock would accelerate if Mr. Berry experienced a qualifying termination following the change in control.

(7)	Represents a pro-rata payment based on actual performance for performance-vested restricted stock units granted in 2012, 2013 and 2014.

Mark Bregman

Dr. Bregman’s employment with the Company ended on September 26, 2014. Under Dr. Bregman’s separation agreement, the Company provided him with the following severance benefits in accordance with our Key Employee Severance Pay Plan: (i) a cash payment equal to 100% of Dr. Bregman’s base salary ($430,000), payable over 12 months following separation; (ii) a pro-rated cash incentive award for 2014, based on actual results and the number of days worked during the year, payable in a lump sum on the same date bonuses are paid to other senior executives ($226,242); and (iii) reimbursement for COBRA continuation coverage under the Company’s medical plan for up to 12 months following separation. In addition, the separation agreement also provided for accelerated vesting of a portion of Dr. Bregman’s outstanding and unvested RSUs and PVRSUs, in each case in accordance with the terms of the equity award agreements evidencing those grants ($1,322,031).

2014 DIRECTOR COMPENSATION

The Compensation Committee, with the assistance and advice of its external consultant, evaluates the compensation of our non-employee directors at least annually and recommends changes to the Board when appropriate. As with our executive compensation program, the non-employee director compensation program emphasizes equity incentives. This reflects our belief that equity awards align the interests of our non-employee directors with those of our stockholders. Accordingly, the majority of our non-employee directors’ compensation is comprised of equity awards. Set forth below is a graph depicting the relative weights given to each component of the 2014 compensation for the non-employee directors.

Cash Compensation.    Our policy with respect to director compensation provides that non-management directors will receive an annual retainer of $60,000. The Chairman of the Board will receive an additional retainer of $75,000, and committee chairs will receive additional retainers as follows: $22,500 for the Audit Committee and Compensation Committee Chairs; $15,000 for the Nominating and Corporate Governance Committee Chair; and $10,000 for the Neutrality Committee Chair. Committee members (other than the chair) will receive additional retainers as follows: $10,000 for Audit Committee and Compensation Committee members; $7,500 for Nominating and Corporate Governance Committee members; and $5,000 for Neutrality Committee members. All amounts are paid to directors quarterly in arrears. Directors are also reimbursed for expenses related to attending Board and committee meetings.

Equity Compensation.    Non-management directors also receive an annual RSU grant equal to $170,000 divided by the 30-day moving average stock price of the Class A Common Stock as of the market close on the last business day of the fiscal quarter prior to the date of grant. Such grants are made on the day following the annual meeting of stockholders. These RSUs vest in full on the earlier of the first anniversary of the date of grant or the day preceding the next year’s annual meeting of stockholders. Upon vesting, certain director’s RSUs will be deferred into deferred stock units, which will be delivered to the director in shares of our Class A common stock six months following the director’s termination of Board service unless the director elected near-term delivery.

The following table sets forth all compensation paid by us to the non-management members of our Board of Directors for services provided during the last fiscal year.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)		Total ($)
Gareth C.C. Chang	80,000	134,209	(2)	214,209
James G. Cullen	145,000	134,209	(3)	279,209
Joel P. Friedman	70,000	134,209	(4)	204,209
Mark N. Greene	75,000	134,209	(5)	209,209
Ross K. Ireland	85,000	134,209	(6)	219,209
Paul A. Lacouture	90,000	134,209	(7)	224,209
Michael J. Rowny	90,000	134,209	(8)	224,209
Hellene S. Runtagh	77,500	134,209	(9)	211,709

(1)	For information about the assumptions and underlying calculations upon which we base grant date fair value, see Note 12 to the Neustar audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014.

(2)	As of December 31, 2014, Mr. Chang held restricted stock representing 4,612 shares of our Class A common stock and deferred stock units representing 33,142 shares of our Class A common stock.

(3)	As of December 31, 2014, Mr. Cullen held restricted stock representing 4,612 shares of our Class A common stock and deferred stock units representing 29,110 shares of our Class A common stock.

(4)	As of December 31, 2014, Mr. Friedman held restricted stock representing 4,612 shares of our Class A common stock and deferred stock units representing 29,476 shares of our Class A common stock.

(5)	As of December 31, 2014, Dr. Greene held restricted stock representing 4,612 shares of our Class A common stock and deferred stock units representing zero shares of our Class A common stock.

(6)	As of December 31, 2014, Mr. Ireland held restricted stock representing 4,612 shares of our Class A common stock and deferred stock units representing 35,529 shares of our Class A common stock.

(7)	As of December 31, 2014, Mr. Lacouture held restricted stock representing 4,612 shares of our Class A common stock and deferred stock units representing 28,976 shares of our Class A common stock.

(8)	As of December 31, 2014, Mr. Rowny held restricted stock representing 4,612 shares of our Class A common stock and deferred stock units representing 40,816 shares of our Class A common stock.

(9)	As of December 31, 2014, Ms. Runtagh held restricted stock representing 4,612 shares of our Class A common stock and deferred stock units representing 33,244 shares of our Class A common stock.

Deferred Compensation

The NeuStar, Inc. Deferred Compensation Plan permits non-employee directors to defer certain elements of compensation in order to delay taxation on such amounts. Specifically, the plan permits deferral of up to 100% of director fees, including Board, Chairman, committee chair, and committee member retainers. Amounts deferred under the plan are credited with investment earnings based on investment options selected by the participants. None of the directors participated in the plan during 2014.

Board Stock Ownership Guidelines

The non-employee directors are subject to the Company’s stock ownership guidelines discussed under “Stock Ownership Guidelines” above.

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain six compensation plans under which shares of our Class A common stock have been authorized for issuance to directors, employees and consultants: the 1999 Equity Incentive Plan, the 2005 Stock Incentive Plan, the Amended and Restated 2009 Stock Incentive Plan, the AMACAI Information Corporation 2004 Stock Incentive Plan (the “AMACAI Plan”), the Targus Information Corporation Amended and Restated 2004 Stock Incentive Plan (the “TARGUSinfo Plan”), and the NeuStar, Inc. Employee Stock Purchase Plan (the “ESPP”). The 1999 Equity Incentive Plan, the 2005 Stock Incentive Plan, the Amended and Restated 2009 Stock Incentive Plan, and the ESPP were approved by our stockholders, and the AMACAI Plan and the TARGUSinfo Plan were approved by the stockholders of AMACAI Information Corporation and TARGUSinfo, respectively. We assumed the AMACAI Plan and the TARGUSinfo Plan upon our acquisition of TARGUSinfo in November 2011. We will not make any further awards under the 1999 Equity Incentive Plan, the 2005 Stock Incentive Plan, the TARGUSinfo Plan or the AMACAI Plan. The following table provides information as of December 31, 2014 about outstanding options and shares reserved for issuance under the plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	4,776,018	(1)	$25.40	(2)	4,427,954	(3)
Equity compensation plans not approved by security holders	150,653		$23.06		—

Total	4,926,671		$25.23		4,427,954

(1)	Includes (a) 1,071,814 shares of Class A common stock underlying restricted stock units issued to our non-management directors and employees, and (b) 1,810,952 shares of Class A common stock, which represents the number of shares deliverable in respect of the performance-vested restricted stock units that were outstanding as of December 31, 2014.

(2)	Excludes (a) 1,071,814 shares of Class A common stock underlying restricted stock units issued to our non-management directors and employees, and (b) 1,810,952 shares of Class A common stock, which represents the number of shares deliverable in respect of the performance-vested restricted stock units that were outstanding as of December 31, 2014.

(3)	Includes (a) 4,022,772 shares of Class A common stock that may be issued under the Amended and Restated 2009 Stock Incentive Plan pursuant to awards of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock-based awards, and (b) 405,182 shares that may be issued under the ESPP.

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK

The following table sets forth information regarding ownership of our common stock as of March 30, 2015 by holders of more than 5% of our combined classes of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group. The information in this table is based on our records, information filed with the Securities and Exchange Commission and information provided to us, except where otherwise noted. Except as otherwise indicated, (i) each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table, and (ii) the business address of each person shown below is 21575 Ridgetop Circle, Sterling, Virginia 20166.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class (1)
5% owners
PRIMECAP Management Company(2)	6,756,896		12.04%
Blair William & Company, LLC(3)	5,589,886		9.96%
Artisan Partners Limited Partnership(4)	4,464,213		7.95%
Prescott General Partners, LLC(5)	3,517,392		6.27%
The Vanguard Group(6)	3,399,014		6.06%
TimeSquare Capital Management, LLC(7)	3,377,890		6.02%
BlackRock, Inc.(8)	3,081,401		5.49%

Directors, nominees and named executive officers
Lisa Hook, President and Chief Executive Officer, Director	588,086	(9)	1.04%
Paul Lalljie, SVP and Chief Financial Officer	288,228	(10)	*
Steven Edwards, SVP, Data Solutions	145,512	(11)	*
Leonard J. Kennedy, SVP and General Counsel	16,354		*
James Cullen, Chairman of the Board	48,830	(12)	*
Gareth Chang, Director	41,522	(13)	*
Joel Friedman, Director	49,196	(14)	*
Mark Greene, Director	13,301	(15)	*
Ross Ireland, Director	48,830	(16)	*
Paul Lacouture, Director	43,775	(17)	*
Michael Rowny, Director	50,196	(18)	*
Hellene Runtagh, Director	49,196	(19)	*
Directors, nominees and executive officers as a group (12 persons)	1,383,026	(20)	2.44%

*	Denotes less than 1% ownership.

(1)	Percentages are based on 56,115,949 shares of Class A common stock and 3,082 shares of Class B common stock outstanding on March 30, 2015 (reflecting total outstanding shares less 26,800,763 shares of Class A common stock held in treasury) plus, as to the holder thereof only and no other person, the number of shares (if any) that the person has the right to acquire as of March 30, 2015 or within 60 days from such date (May 29, 2015) through the exercise of stock options or similar rights.

(2)	Beneficial ownership information is based on a Schedule 13G/A that is effective as of December 31, 2014 and was filed with the Securities and Exchange Commission by PRIMECAP Management Company (“PRIMECAP”). PRIMECAP is an investment adviser and has sole dispositive power with respect to 6,756,896 shares of our Class A common stock and sole voting power with respect to 4,095,353 shares of our Class A common stock. The business address of PRIMECAP is 225 South Lake Ave., #400, Pasadena, California 91101.

(3)	Beneficial ownership information is based on a Schedule 13G/A that is effective as of January 31, 2015 and was filed with the Securities and Exchange Commission by Blair William & Company, LLC (“Blair

William & Co.”). Blair William & Co. is an investment adviser and broker dealer, and all of the shares reported as beneficially owned by Blair William & Co. are owned by its clients, who have the right to receive dividends and proceeds from the sale of such shares. In its role as investment adviser, Blair William & Co. has sole dispositive power with respect to 5,589,886 shares of our Class A common stock and sole voting power with respect to 5,589,886 shares of our Class A common stock. The business address of Blair William & Co. is 222 W. Adams Street, Chicago, Illinois 60606.

(4)	Beneficial ownership information is based on a Schedule 13G/A that is effective as of December 31, 2014 and was filed with the Securities and Exchange Commission by Artisan Partners Limited Partnership (“Artisan”). Artisan is an investment adviser, and all of the shares reported as beneficially owned by Artisan are owned by its clients, who have the right to receive dividends and proceeds from the sale of such shares. In its role as investment adviser, Artisan has shared dispositive power with respect to 4,464,213 shares of our Class A common stock and shared voting power with respect to 4,343,017 shares of our Class A common stock. The business address of Artisan is 875 East Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin 53202.

(5)	Beneficial ownership information is based on a Schedule 13G/A that is effective as of December 31, 2014 and was filed with the Securities and Exchange Commission by Prescott General Partners LLC (“Prescott”). Prescott is an investment adviser, and all of the shares reported as beneficially owned by Prescott are owned by its clients, who have the right to receive dividends and proceeds from the sale of such shares. In its role as investment adviser, Prescott has shared dispositive power with respect to 3,517,392 shares of our Class A common stock and shared voting power with respect to 3,517,392 shares of our Class A common stock. The business address of Prescott is 2200 Butts Road, Suite 320, Boca Raton, Florida 33431.

(6)	Beneficial ownership information is based on a Schedule 13G/A that is effective as of December 31, 2014 and was filed with the Securities and Exchange Commission by The Vanguard Group (“Vanguard”). Vanguard is an investment adviser and has sole dispositive power with respect to 3,325,900 shares of our Class A common stock, shared dispositive power with respect to 73,114 shares of our Class A common stock and sole voting power with respect to 77,614 shares of our Class A common stock. The business address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(7)	Beneficial ownership information is based on a Schedule 13G/A that is effective as of December 31, 2014 and was filed with the Securities and Exchange Commission by TimesSquare Capital Management, LLC (“TimesSquare”). TimesSquare is an investment adviser, and all of the shares reported as beneficially owned by TimesSquare are owned by its clients, who have the right to receive dividends and proceeds from the sale of such shares. In its role as investment adviser, TimesSquare has sole dispositive power with respect to 3,377,890 shares of our Class A common stock and sole voting power with respect to 2,569,490 shares of our Class A common stock. The business address of TimesSquare is 7 Times Square, 42nd Floor, New York, New York 10036.

(8)	Beneficial ownership information is based on a Schedule 13G/A that is effective as of December 31, 2014 and was filed with the Securities and Exchange Commission by BlackRock, Inc. (“BlackRock”). BlackRock is a parent holding company or control person with respect to the reported shares for the accounts of other persons who have the right to receive, and the power to direct the receipt of, dividends and proceeds from the sale of such shares. BlackRock has sole dispositive power with respect to 3,081,401 shares of our Class A common stock and sole voting power with respect to 2,992,030 shares of our Class A common stock. The business address of BlackRock is 55 East 52nd Street, New York, New York 10022.

(9)	Includes 335,408 shares of Class A common stock subject to options that are exercisable as of March 30, 2015 or within 60 days from such date.

(10)	Includes 142,210 shares of Class A common stock subject to options that are exercisable as of March 30, 2015 or within 60 days from such date.

(11)	Includes 59,526 shares of Class A common stock subject to options that are exercisable as of March 30, 2015 or within 60 days from such date.

(12)	Consists of 33,722 deferred stock units held in accordance with our outside director compensation policy and are vested as of March 30, 2015 or within 60 days from such date.

(13)	Consists of 37,754 deferred stock units held in accordance with our outside director compensation policy and are vested as of March 30, 2015 or within 60 days from such date.

(14)	Consists of 34,088 deferred stock units held in accordance with our outside director compensation policy and are vested as of March 30, 2015 or within 60 days from such date.

(15)	Consists of 4,612 deferred stock units held in accordance with our outside director compensation policy and are vested as of March 30, 2015 or within 60 days from such date.

(16)	Consists of 40,141 deferred stock units held in accordance with our outside director compensation policy and are vested as of March 30, 2015 or within 60 days from such date.

(17)	Consists of 33,588 deferred stock units held in accordance with our outside director compensation policy and are vested as of March 30, 2015 or within 60 days from such date.

(18)	Consists of 45,428 deferred stock units held in accordance with our outside director compensation policy and are vested as of March 30, 2015 or within 60 days from such date.

(19)	Consists of 37,856 deferred stock units held in accordance with our outside director compensation policy and are vested as of March 30, 2015 or within 60 days from such date.

(20)	Includes (i) 537,144 shares of Class A common stock subject to options that are exercisable as of March 30, 2015 or within 60 days from such date, and (ii) 267,189 deferred stock units held in accordance with our outside director compensation policy and are vested as of March 30, 2015 or within 60 days from such date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, senior executives and beneficial owners of greater than 10 percent of our common stock (the “Reporting Persons”) to file reports of holdings and transactions in Neustar common stock with the Securities and Exchange Commission and the New York Stock Exchange.

Based solely on these reports and other information provided to us by the Reporting Persons, we believe that all Reporting Persons timely filed the required reports during fiscal year 2014.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Review of Transactions with Related Persons

The Company has adopted a written Corporate Code of Business Conduct, which is available on our website at www.neustar.biz under the captions “Company — Investor Relations — Corporate Information — Code of Conduct”. The Code provides that the personal activities and relationships of directors, officers and employees must not conflict, or appear to conflict, with the interests of the Company. Any potential conflict of interest that involves an officer of the Company or a subsidiary — including any transaction between the Company and a third party in which the officer has a direct or indirect interest — must be approved in advance by the General Counsel and Chief Executive Officer of the Company. Any potential conflict of interest that involves a director or an executive officer of the Company must be approved by the Board or the Audit Committee.

Loans from the Company to directors and senior executives are prohibited by the Code. Loans from the Company to other officers and employees must be approved in advance by the Board or the Audit Committee.

All prior approvals required pursuant to the Code must be obtained in writing.

PROPOSALS REQUIRING YOUR VOTE

ITEM 1 — Election of Directors

Our Board of Directors currently has nine seats, divided into three classes: Class I, Class II and Class III. Our Class I directors are James G. Cullen, Joel P. Friedman, and Mark N. Greene, and their term ends at the Annual Meeting of Stockholders in 2017. Our Class II directors are Ross K. Ireland, Paul A. Lacouture and Michael J. Rowny, and their term ends at this Meeting. Our Class III directors are Gareth C. C. Chang, Lisa A. Hook and Hellene S. Runtagh, and their term ends at the Annual Meeting of Stockholders in 2016.

Each nominee for director will, if elected, continue in office until our Annual Meeting of Stockholders in 2018 and until the director’s successor has been duly elected and qualified, or until the earlier of the director’s death, resignation or retirement. The proxy holders named on the proxy card intend to vote the proxy (if you are a stockholder of record) for the election of each of these nominees, unless you indicate on the proxy card that your vote should be cast against any of the nominees. Under Securities and Exchange Commission rules, proxies cannot be voted for a greater number of persons than the number of nominees named.

Each nominee has consented to be named as a nominee in this proxy statement and to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the other nominees and may be voted for a substitute nominee, unless the Board chooses to reduce the number of directors serving on the Board.

The principal occupations and certain other information about the nominees and the additional members of our Board (including the skills and qualifications that led to the conclusion that they should serve as directors) are set forth below.

The Board of Directors unanimously recommends a vote FOR the election of Messrs. Ireland, Lacouture and Rowny as directors.

BOARD OF DIRECTORS

Name and Age as of March 30, 2015	Position, Principal Occupation, Business Experience and Directorships
Gareth C. C. Chang Age 72

Mr. Chang has served as a director of Neustar since 2008. Since 2000, Mr. Chang has served as the Chairman and Managing Partner of GC3 & Associates International, a management consulting and private investment firm specializing in strategic planning and the execution of technology and media enterprises. Additionally, Mr. Chang, since 2013, has served as the Non-Executive Chairman of Novo Tellus Capital Partners, a private equity firm that provides transformational capital to lower middle market companies in Asia. From 2011 to 2014, Mr. Chang served as the Chairman and a Director of LUMA/JK/LUXIM Lighting Co. Ltd., a global industrial lighting original equipment manufacturer and solution provider. From 2011 to 2013, Mr. Chang served as a director of comScore, Inc. From 2008 to 2013, Mr. Chang served as the Chairman and Chief Executive Officer of Towona Media, a digital media provider. From 2006 to 2010, Mr. Chang served as executive chairman of Netstar Group Holding Company, an Asian Pacific networking system integration company. From 1998 to 2000, Mr. Chang was Chairman and CEO of News Corporation’s Star TV Group, the leading multi-channel satellite television network providing access to more than 300 million viewers across Asia, the Indian sub-continent, and the Middle East. He also has served in senior executive roles at Hughes Electronics and McDonnell Douglas. Mr. Chang previously served on the boards of directors of Apple Inc., Agile Software Corporation and Palm, Inc.

Mr. Chang was selected as a director because of his extensive experience as a leader of global technology and media enterprises, particularly in Asian markets. The Board also benefits from Mr. Chang’s perspective as a former director, governance committee member, and compensation committee member of other public companies.

James G. Cullen Age 72

Mr. Cullen has served as a director of Neustar since 2005 and as our Chairman of the Board since 2010. Mr. Cullen retired as President and Chief Operating Officer of Bell Atlantic Corporation, a local telephone exchange carrier, in 2000. He had assumed those positions in 1998, after having been Vice Chairman since 1995 and, prior to that, President since 1993. He was President and Chief Executive Officer of Bell Atlantic-New Jersey, Inc. from 1989 to 1993. Mr. Cullen is also a director, audit committee member and chairman of the compensation committee of Prudential Financial, Inc., chairman of each of the executive committee and nominating/corporate governance committee and non-executive Chairman of the Board of Agilent Technologies, Inc., a director, nominating/corporate governance committee member and chairman of the compensation committee of Keysight Technologies, Inc., and, through April of 2015, a director and chairman of the audit committee of Johnson & Johnson.

Mr. Cullen was selected as a director because of his expansive knowledge of the communications industry, his executive leadership experience, his financial expertise, and his background serving on the boards of large, multinational public companies. Mr. Cullen’s ability to communicate and encourage discussion, together with his experience as a senior director on other boards, makes him an effective Chairman for the Board.

Joel P. Friedman Age 67	Mr. Friedman has served as a director of Neustar since 2006. As the former President of the Business Process Outsourcing, or BPO, organization of Accenture Ltd., a consulting services company, a position he held from 2002 until his retirement in 2005, Mr. Friedman was responsible for overseeing Accenture’s portfolio of BPO

Name and Age as of March 30, 2015	Position, Principal Occupation, Business Experience and Directorships

businesses as well as fueling new innovation and growth in BPO. He was a member of Accenture’s Board of Directors until February 2005 and also served on that company’s Executive Committee and Global Leadership Council. Over the course of his 34-year career with Accenture, a national consulting firm, Mr. Friedman held a variety of senior leadership roles. He was a partner in Accenture’s Corporate Development organization; served as managing general partner of the company’s former venture capital business, Accenture Technology Ventures; led Accenture’s banking and capital markets program; and was instrumental in founding and managing Accenture’s strategy consulting practice. Mr. Friedman is also a director, governance committee member and chairman of the finance committee of SVB Financial Group.

Mr. Friedman was selected as a director because of the valuable management experience he brings to the Board. Over the course of his career, Mr. Friedman has led and directed complex business organizations and gained significant experience in corporate development, strategic consulting, compensation and employee management.

Mark N. Greene Age 60

Dr. Greene has served as a director of our company since April 2012. Since December 2012, Dr. Greene has served as the Chief Executive Officer and a director of OpenLink Financial LLC, a provider of software solutions for transaction lifecycle management. From 2008 to 2012, Dr. Greene served on the board of directors of Capella Education Co. From 2007 to 2012, Dr. Greene was the Chief Executive Officer and a director of Fair Isaac Corporation, or FICO, a provider of credit scoring, decision management, fraud detection and credit risk score services. From 1995 through 2007, Dr. Greene held various positions with International Business Machines Corp., a global technology company, including Vice President of Sales and Distribution for Financial Services and General Manager of Global Banking. Dr. Greene is also a member of the board of directors of Renaissance Learning Inc.

Dr. Greene was selected as a director because of his extensive management experience and knowledge of analytics. Over the course of his career, Dr. Greene has led and directed complex business organizations and gained significant experience in capital markets, consulting e-commerce software, strategy, sales and marketing and distribution.

Lisa A. Hook Age 57

Ms. Hook has served as a director of Neustar since November 2010, as Chief Executive Officer since October 2010, and as President since joining Neustar in January 2008. Prior to joining Neustar, Ms. Hook served as President and Chief Executive Officer of Sunrocket, Inc., a voice over IP, or VOIP, service provider, from 2006 to 2007. From 2001 to 2004, she held several executive-level posts at America Online, Inc., a web services company, including President, AOL Broadband, Premium and Developer Services; President, AOL Anywhere; and Senior Vice President and Chief Operating Officer, AOL Mobile. After leaving America Online in 2004, Ms. Hook briefly consulted for AOL and served on various corporate boards. Earlier, she was partner at Brera Capital Partners, LLC and managing director at Alpine Capital Group LLC. Ms. Hook also served in executive and special advisory roles at Time Warner, Inc., was legal adviser to the Chairman of the Federal Communications Commission, and was a senior attorney at Viacom International, Inc. Ms. Hook also serves on the boards of directors for Reed Elsevier PLC, Reed Elsevier NV and Reed Elsevier Group plc and Vantiv, Inc.

Name and Age as of March 30, 2015	Position, Principal Occupation, Business Experience and Directorships

Ms. Hook was selected as CEO and director of Neustar because of her rich knowledge of the company, having served as Neustar’s President, combined with her proven ability to realign corporate strengths with evolving market opportunities. Ms. Hook brings almost 30 years of senior management experience in the communications, media and technology industries as well as extensive experience on corporate boards.

Ross K. Ireland Age 68

Mr. Ireland has served as a director of Neustar since 2006. Mr. Ireland retired as Senior Executive Vice President of Services and Chief Technology Officer of SBC Communications Inc., a telecommunications services provider, in 2004. He assumed these positions in 1997 when Pacific Telesis Group merged with SBC Communications Inc. He served Pacific Telesis Group in various capacities from 1966 to 1997, including as Vice President and Chief Technology Officer from 1990 to 1997. Mr. Ireland was also a member of the Board of Directors of the Alliance for Telecommunications Industry Solutions, or ATIS, a not-for-profit corporation that provides telecom industry standards and industry operating practices, from 1990 through 2004, including as the Chairman of the Board of ATIS from 2000 through 2004. From 2008 to 2013, Mr. Ireland served as a director, audit committee member, compensation committee member and nominating and corporate governance committee member of Adtran, Inc.

Mr. Ireland was selected as a director because of his extensive knowledge of the telecommunications industry and its standards and practices, in addition to his broad technological expertise and senior leadership. Through his service on other company boards, Mr. Ireland also brings valuable experience in audit, compensation and governance matters.

Paul A. Lacouture Age 64

Mr. Lacouture has served as a director of Neustar since 2007. Mr. Lacouture retired as Executive Vice President of Engineering and Technology for Verizon Telecom, a telecommunications services provider, in 2007, a position he had held since 2006. From 2000 to 2006, he was president of the Verizon Network Services Group, a telecommunications services provider. Prior to the Bell Atlantic/GTE merger in July 2000, Mr. Lacouture was president of the Network Services group at Bell Atlantic.

Mr. Lacouture was selected as a director based on his many years of experience in the telecommunications industry and his knowledge and understanding of our client base. Mr. Lacouture also provides valuable insight regarding the Company’s current products and services, as well as the future technological needs of the Company and the industry.

Michael J. Rowny Age 64

Mr. Rowny has served as a director of Neustar since 2006. Mr. Rowny has been Chairman of Rowny Capital, a private equity firm, since 1999. From 1994 to 1999, and previously from 1983 to 1986, Mr. Rowny was with MCI Communications Corporation in positions including President and Chief Executive Officer of MCI’s International Ventures, Alliances and Correspondent group; acting Chief Financial Officer; Senior Vice President of Finance; and Treasurer. His extensive career in business and government has included positions as Chairman and Chief Executive Officer of the Ransohoff Company, Chief Executive Officer of Hermitage Holding Company, Executive Vice President and Chief Financial Officer of ICF Kaiser International, Inc., Vice President of the Bendix Corporation, and Deputy Staff Director of The White House. Mr. Rowny is also a director and audit committee member of Ciena Corporation.

Name and Age as of March 30, 2015	Position, Principal Occupation, Business Experience and Directorships

Mr. Rowny was selected as a director because of his extensive executive leadership and international experience, his financial expertise, and his understanding of business opportunities, both as concerns acquisition targets and the industry in general. The Board also benefits from Mr. Rowny’s experience as a public company director and audit committee member.

Hellene S. Runtagh Age 66

Ms. Runtagh has served as a director of Neustar since 2006. Ms. Runtagh was formerly President and Chief Executive Officer of Berwind Group, a diverse company with global businesses in pharmaceutical services, life science automation, industrial manufacturing, real estate, and natural resources, from 2001 to 2002. Prior to joining Berwind in 2001, Ms. Runtagh was with Universal Studios, where she last served as Executive Vice President. In this role, Ms. Runtagh was responsible for Studio, Consumer Products, Interactive Games, Information Technology, Online Operations, and retail operations at Universal Studios. Prior to joining Universal Studios, Ms. Runtagh spent 25 years at General Electric Company, or GE, where she served as President and Chief Executive Officer of GE Information Services and held general management roles with GE Capital and GE’s software businesses. Ms. Runtagh has also held numerous leadership positions, including international operations, marketing and manufacturing, for multiple high technology GE businesses. Ms. Runtagh is also a director, nominating and governance committee member and compensation and executive development committee member of Lincoln Electric Holdings, Inc. and a director, audit committee member and compensation committee member of Harman International Industries, Inc. Ms. Runtagh previously served on the boards of directors of Avaya Inc., IKON Office Solutions, Inc. and Covad Communications Group, Inc.

Ms. Runtagh was selected as a director based on her strong record of senior-level experience and her insight into the considerations necessary to run a successful, diverse global business. Ms. Runtagh’s service on other public company boards also allows her to provide the Board with a variety of perspectives on important corporate governance, audit and compensation issues.

EXECUTIVE OFFICERS AND MANAGEMENT

Below is information, including biographical information, about our current senior executives (other than Ms. Hook, whose biographical information appears above).

Name	Age(1)	Position
Paul S. Lalljie	42	Senior Vice President and Chief Financial Officer
Leonard J. Kennedy	63	Senior Vice President and General Counsel
Edward M. Prince, Jr.	49	Senior Vice President, Information Services
Steven J. Edwards	56	Senior Vice President, Data Solutions

(1)	As of March 30, 2015.

Paul S. Lalljie has served as our Senior Vice President and Chief Financial Officer since June 2009. Prior to becoming our Senior Vice President and Chief Financial Officer, Mr. Lalljie served as our Senior Vice President, Interim Chief Financial Officer and Treasurer from January 2009 to June 2009 and as our Vice President, Financial Planning & Analysis and Treasurer from December 2006 to January 2009. From 2000 through December 2006, Mr. Lalljie served in a variety of roles in corporate finance at the Company, including accounting, financial planning and analysis, treasury and investor relations.

Leonard J. Kennedy has served as Senior Vice President and General Counsel since May 2013. Prior to joining us, Mr. Kennedy served, from June 2012 to May 2013, as a Senior Advisor and Counselor to the Director of the Consumer Financial Protection Bureau, or CFPB, and, from January 2011 to June 2012, as the General Counsel of the CFPB. From August of 2005 to October 2008, Mr. Kennedy served as Senior Vice President and General Counsel, Corporate Secretary and Chief Government Affairs Officer of Sprint-Nextel Corporation. From January 2001 to August 2005, Mr. Kennedy served as Senior Vice President and General Counsel of Nextel Corporation.

Edward M. Prince, Jr. has served as our Senior Vice President, Information Services since July 2013. In this role, he oversees the development and management of complete, cloud-based workflow solutions to enable clients to effectively promote and protect their brands. These services include Neustar’s Media Intelligence, Customer Intelligence and Activation platforms. Mr. Prince also oversees Neustar’s Data Registries, including Domain Name Registry Services and Ultraviolet, and our Security Solutions, such as DNS, Site Protect and Web Performance Monitoring. Prior to joining Neustar, Mr. Prince served from 2009 to 2012 as the Chief Operating Officer, Global Media, at National Geographic, and President, National Geographic Ventures — the for-profit arm of National Geographic. Mr. Prince also served as Senior Vice President, Strategy and Business Development at AOL Broadband from 2002-2003, and Senior Vice President, Business Development for AOL from 1999-2002.

Steven J. Edwards has served as Senior Vice President, Data Solutions since October 2013. Prior to serving as our Senior Vice President, Data Solutions, Mr. Edwards served, since 2011, as our Senior Vice President, Carrier Services. Prior to becoming our Senior Vice President, Carrier Services, Mr. Edwards served in a variety of Carrier Services roles from August 2008 through August 2011. Prior to joining Neustar, from 2007 to 2008 Mr. Edwards was Chief Operating Officer at Regenesis Power LLC, a renewable energy venture, where he was responsible for developing Regenesis Power’s business model, operations and project financing. From 2004 to 2007, Mr. Edwards served as Chief Marketing Officer for Sonus Networks Inc., a provider of carrier-grade VoIP technology, where he was responsible for market strategy, product management, business development, partner channels, and product and corporate marketing. Prior to Sonus Networks Inc., he was Vice President of indirect sales and channel development at AT&T Business Services and was President of BT Visual Images, a BT Group company.

ITEM 2 — Ratification of Independent Registered Public Accounting Firm

The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for 2015.

We are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, we are submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice and because we value our stockholders’ views on the Company’s independent registered public accounting firm. In the event that our stockholders fail to ratify the selection, the Audit Committee will review its future selection of independent registered public accounting firms. Even if this selection is ratified, pursuant to the Sarbanes-Oxley Act of 2002, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm and may determine to change the firm selected at such time and based on such factors as it determines to be appropriate.

Representatives of Ernst & Young LLP are expected to be present at the Meeting to answer appropriate questions. They also will have the opportunity to make a statement if they desire to do so.

The Board of Directors unanimously recommends a vote FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2015.

Audit and Non-Audit Fees

The following table presents fees billed for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements and internal control over financial reporting for the years ended December 31, 2013 and December 31, 2014, and fees billed for audit-related, tax, and other services rendered by Ernst & Young LLP during those periods. All of these fees were approved by the Audit Committee.

	2013	2014
Audit fees(1)	$2,207,500	$2,010,000
Audit-related fees(2)	445,325	420,000
Tax fees(3)	543,628	597,926

Subtotal	3,196,453	3,027,926
All other fees(4)	2,000	3,000

Total fees	$3,198,453	$3,030,926

(1)	Audit fees consisted principally of work performed in connection with the audit of our consolidated financial statements, work on the audit of internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002, statutory audits required by certain jurisdictions in which the Company operates, and review of the unaudited quarterly financial statements.

(2)	Audit-related fees consisted principally of audits that we were required to conduct in connection with our requirements under the rules, regulations and orders of the Federal Communications Commission, as well as certain of our contracts.

(3)	For fiscal 2014, tax fees were comprised of fees related to tax consulting of $400,858 and tax compliance of $197,068. For fiscal 2013, tax fees were comprised of fees related to tax consulting of $379,283 and tax compliance of $164,345.

(4)	Other fees consisted of miscellaneous other permissible services not included in the first three categories and were immaterial for 2013 and 2014.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Pursuant to the Audit Committee Charter, Audit Committee policy and the requirements of law, the Audit Committee pre-approves all audit and permissible non-audit services to be provided by our independent registered public accounting firm. This pre-approval applies to audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to a year related to a particular defined task or scope of work, subject to a specific budget. In other cases, the chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve services, and the chairman then communicates such pre-approvals to the full Audit Committee. To avoid potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent audit firm. We obtain these services from other service providers as needed.

Audit Committee Report

Neustar’s management is responsible for Neustar’s financial statements, internal controls and financial reporting process. Neustar’s independent registered public accounting firm, Ernst & Young LLP, is responsible for auditing the consolidated financial statements and for expressing an opinion as to whether those consolidated audited financial statements fairly present, in all material respects, the financial position, results of operations, and cash flows of the Company in conformity with U.S. generally accepted accounting principles. The Audit Committee has been established for the purpose of representing and assisting the Board of Directors in overseeing Neustar’s accounting and financial reporting processes and audits of Neustar’s annual financial statements, including the integrity of Neustar’s financial statements, Neustar’s compliance with legal and regulatory authority requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of Neustar’s internal audit function and the independent registered public accounting firm. The members of the Audit Committee are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is in fact “independent” under applicable rules.

In this context, the Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm regarding its communications with the Audit Committee concerning independence, as required by applicable requirements of the PCAOB, and the Audit Committee has discussed with the independent registered public accounting firm its independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the Securities and Exchange Commission.

The Audit Committee:

Michael J Rowny, Chair

Gareth C. Chang

Joel P. Friedman

Hellene S. Runtagh

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the Audit Committee Report by reference therein.

ITEM 3 — Advisory Resolution to Approve Executive Compensation

As required by Section 14A of the Securities Exchange Act of 1934, we are asking our stockholders to approve the following advisory resolution on executive compensation:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

At the Company’s annual meeting of shareholders held in May 2014, over 99% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Compensation Committee believes this affirms stockholders’ support of the Company’s approach to executive compensation.

Our executive compensation programs have a strong pay-for-performance orientation and are designed to create value for our stockholders by supporting the achievement of our business and financial objectives. To this end, we have formulated our programs to reward superior financial and operating performance, to align executives’ interests with those of our stockholders, and to encourage talented individuals to join and remain with the Company and contribute to our growth and success. Our executive compensation programs are also intended to be consistent with corporate governance best practices.

We encourage stockholders to read the Compensation Discussion & Analysis beginning on page 17 of this proxy statement, as well as the Summary Compensation Table and related tables and narrative appearing on pages 34 through 48, which provide detailed information on our compensation policies and practices and the compensation of our named executive officers.

This advisory resolution, commonly referred to as a “Say on Pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when evaluating our executive compensation programs. Taking into account the advisory vote of stockholders regarding the frequency of advisory votes to approve executive compensation at our 2011 annual meeting, our current policy is to include a resolution regarding approval of the compensation of our named executive officers annually. Accordingly, unless the Board modifies its policy on the frequency of future votes, the next advisory vote to approve our executive compensation will occur at the 2016 annual meeting.

The Board of Directors unanimously recommends a vote FOR the advisory resolution to approve executive compensation.

ITEM 4 — Approval of Amended and Restated NeuStar, Inc. 2009 Stock Incentive Plan

The Board of Directors has unanimously approved an amendment and restatement of the NeuStar, Inc. 2009 Stock Incentive Plan (referred to below as the “2009 Plan”) for the benefit of eligible employees, consultants and non-employee directors of the Company and its related entities, which amendment and restatement, among other things, increases the number of shares available for grant under the 2009 Plan by 3,000,000 shares. This increase of 3,000,000 shares represents approximately 5.3% of the Company’s outstanding shares of common stock as of March 30, 2015. The amendment and restatement of the 2009 Plan would also (i) provide that shares withheld or delivered to pay withholding taxes due in connection with awards other than options or stock appreciation rights would be added back to the share pool, (ii) extend the expiration date of the plan to March 25, 2025, (iii) clarify that participants may withhold or tender shares of common stock to pay option exercise prices and related tax obligations and (iv) make certain other administrative changes. The 2009 Plan is currently the Company’s only active stock incentive plan under which future grants of equity-based compensation awards may be made.

The adoption of the amended and restated 2009 Plan by the Board of Directors is subject to the approval of our stockholders. We are asking our stockholders to approve the amended and restated 2009 Plan. If the amended and restated 2009 Plan is not approved by the Company’s stockholders, the version of the 2009 Plan as in effect immediately prior to May 27, 2015 will continue to operate according to its terms.

The following table sets forth certain information about the Company’s outstanding stock incentive plans and awards, including the 2009 Plan:

Number of new shares being authorized	3,000,000
Number of shares available for future awards at March 1, 2015 (1)	4,368,125
Number of shares relating to outstanding stock options at March 1, 2015	1,777,037
Number of shares outstanding at March 1, 2015 relating to awards of restricted stock and restricted stock units	1,580,090
Maximum option term	10 Years
Minimum exercise price (relative to the market value on date of grant)	100%
Weighted average remaining term of outstanding options	2.8 Years
Weighted average exercise price of outstanding options as of March 1, 2015	$25.03
Total number of shares available for future awards if this proposal is approved (2)	7,368,125

(1)	This figure includes 961,646 shares assumed under the 2009 Plan in connection with a corporate acquisition consummated in 2011.

(2)	In addition, shares subject to or otherwise deliverable pursuant to an award, other than an option or stock appreciation right, that are withheld by or transferred to the Company for payment of withholding taxes will be available for future awards under the 2009 Plan.

The potential dilution from the 3,000,000 share increase requested to be approved by stockholders is 5.3% (calculated as the additional shares requested divided by shares outstanding as of March 30, 2015). If the potential share request is approved, the Company’s total potential dilution from the shares available for issuance under the 2009 Plan would increase from 7.8% (calculated as the total shares available for future awards under the 2009 Plan as of March 1, 2015 divided by total shares outstanding as of March 30, 2015) to 13.1% (calculated as the shares available for future awards under the 2009 Plan as of March 1, 2015 plus additional shares requested divided by total shares outstanding as of March 30, 2015). The Compensation Committee has considered this potential dilution level in the context of competitive data from its peer group, and believes that the resulting dilution levels would be within normal competitive ranges. Actual dilution from the 2009 Plan will depend on several factors, including the type of awards made under the 2009 Plan. This is because the 2009 Plan uses a fungible share design, under which each share issued pursuant to a stock option or stock appreciation right will reduce the number of shares available under the 2009 Plan by one share, and each share issued pursuant to other awards will reduce the number of shares available by 1.5 shares. Currently, the majority of the awards granted by the Company are in the form of restricted stock units. If all of the shares available under the 2009 Plan, including the proposed share increase, were to be granted in the form of restricted stock units, the total potential dilution from the 2009 Plan would be 8.8% as of March 30, 2015 (calculated as the shares available for future awards under the 2009 Plan as of March 1, 2015 plus additional shares requested divided first by 1.5 and then by the total shares outstanding as of March 30, 2015).

In addition to overall dilution, the Compensation Committee reviewed annual dilution from the Company’s equity incentive plans in approving the amendment and restatement of the 2009 Plan. The Company measures annual dilution as the total number of shares subject to equity awards granted during the year less cancellations and other shares returned to the reserve, divided by total common shares outstanding at the end of the year. The Company’s annual dilution under the 2009 Plan for fiscal 2014 calculated on this basis was 1.6%.

The Company manages its long-term dilution goal by limiting the number of shares subject to equity awards that it grants annually, commonly referred to as burn rate. Burn rate shows how rapidly a company is depleting its shares reserved for equity compensation plans, and is defined as the number of shares granted under the Company’s equity incentive plans divided by the weighted average number of common shares outstanding during the year. The Company has calculated the burn rate under the 2009 Plan for the past three years, as set forth in the following table (in thousands):

	Options Granted	Full-Value Shares Granted(1)	Total Granted = Options+ Full-Value Shares	Weighted Average Number of Common Shares Outstanding	Burn Rate
Fiscal 2014	580	1,007	1,587	59,535	2.7%
Fiscal 2013	—	1,645	1,645	66,108	2.5%
Fiscal 2012	—	1,436	1,436	67,956	2.1%

(1)	These figures reflect both time-based full-value awards granted during the applicable fiscal year and performance-based full-value awards actually earned during the applicable fiscal year.

The three-year average burn rate (calculated on the basis shown above) is 2.4%.

An additional metric that the Company uses to measure the cumulative impact of its equity program is overhang (the number of shares subject to equity awards outstanding but not exercised or settled, plus the number of shares available to be granted, divided by the sum of the total number of shares of Company common stock outstanding at the end of the year, plus the number of shares subject to equity awards outstanding but not exercised or settled, plus the number of shares available to be granted). If the proposed amendment and restatement of the 2009 Plan is approved, the Company’s overhang calculated on this basis would increase to approximately 14%, and then would be expected to decline as awards are exercised and/or become vested.

When considering the number of additional shares to add to the amended and restated 2009 Plan, the Compensation Committee also reviewed, among other things, projected future share usage and projected future forfeitures. The projected future usage of shares for long-term incentive awards under the amended and restated 2009 Plan was reviewed under scenarios based on a variety of assumptions. Depending on assumptions, the 3,000,000 shares to be added to the amended and restated 2009 Plan, in combination with the remaining authorized shares and shares added back to the 2009 Plan from forfeitures of awards previously granted and shares withheld to fund withholding taxes, is expected to satisfy, the Company’s equity compensation needs for only one year of similar levels of awards. The Compensation Committee is committed to effectively managing the number of shares reserved for issuance under the amended and restated 2009 Plan while minimizing stockholder dilution.

Promotion of Good Corporate Governance Practices

We have designed the amended and restated 2009 Plan to include a number of provisions that we believe promote best practices by reinforcing the alignment between equity compensation arrangements for non-employee directors, employees and consultants and stockholders’ interests. These provisions include, but are not limited to, the following:

•	No Discounted Options or Stock Appreciation Rights (“SARs”). Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•

No Repricing without Stockholder Approval. At any time when the exercise price of a stock option or SAR is above the market value of the Company’s common stock, the Company cannot, without stockholder approval, “reprice” those awards by reducing the exercise price of such stock option or SAR or exchanging such stock option or SAR for cash, other awards or a new stock option or SAR at a reduced exercise price.

•

No Liberal Share Recycling. Shares retained by or delivered to the Company to pay the exercise price or withholding taxes in connection with the exercise of an outstanding stock option or SAR, unissued shares resulting from the settlement of SARs in stock, and shares purchased by us in the open market using the proceeds of option exercises do not become available for issuance as future awards under the amended and restated 2009 Plan.

•	No Dividends on Unearned Performance Awards. The amended and restated 2009 Plan prohibits the current payment of dividends or dividend equivalent rights on unearned performance awards.

•

Fungible Share Design. Shares issued in connection with restricted stock and restricted stock units (“RSUs”) count against the aggregate share reserve authorized under the amended and restated 2009 Plan as 1.5 shares for every one share granted pursuant to such awards, which is a higher rate than shares issued upon exercise of stock options and SARs.

•	No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee.

•	No Evergreen Provision. There is no “evergreen” feature pursuant to which the shares authorized for issuance under the amended and restated 2009 Plan can be automatically replenished.

The following description of the 2009 Plan, as amended and restated, is a summary of its principal provisions and is qualified in its entirety by reference to the plan document, a copy of which is appended to this proxy statement as Annex B. References to “common stock” below mean the Class A common stock of the Company.

Description of the Amended and Restated NeuStar, Inc. 2009 Stock Incentive Plan

Purpose.    The Board of Directors adopted the 2009 Plan in order to provide the Company with a competitive advantage in attracting, retaining and rewarding employees, consultants and non-employee directors, and to strengthen the mutuality of interests between these individuals and our stockholders.

Administration.    The 2009 Plan is administered by a committee, which is intended to consist of two or more non-employee directors, each of whom is a non-employee director as defined in Rule 16b-3 of the Securities Exchange Act of 1934, an outside director as defined under Section 162(m) of the Internal Revenue Code of 1986 (referred to below as the “Code”), and an independent director for purposes of applicable stock exchange requirements. This committee is referred to below as the “Committee.” Currently, the Compensation Committee serves as the Committee under the 2009 Plan.

The Committee has full authority to administer and interpret the 2009 Plan; to grant discretionary awards under the 2009 Plan; to determine the persons to whom awards will be granted, the types of awards to be granted, the terms and conditions of each award, and the number of shares of common stock to be covered by each award; and to make all other determinations in connection with the 2009 Plan and awards thereunder as the Committee, in its sole discretion, deems necessary or desirable. The terms and conditions of individual awards will be set forth in written agreements that are consistent with the terms of the 2009 Plan. The Committee has the right to adopt special guidelines and provisions for persons residing in, employed by, or subject to the taxes of any other foreign or domestic jurisdictions to comply with applicable laws, regulations or rules. Awards under the 2009 Plan may not be made on or after March 25, 2025.

Eligibility and Types of Awards.    All of the Company’s employees, consultants and non-employee directors, and employees and consultants of affiliated entities, are eligible to receive awards under the 2009 Plan. As of March 1, 2015, approximately 1,342 individuals were eligible to participate in the 2009 Plan, including our five executive officers and eight non-employee directors. Awards under the 2009 Plan may consist of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance awards, and other stock-based awards. Only employees of the Company or its affiliated entities may receive grants of incentive stock options. In addition, the Committee may designate restricted stock awards, restricted stock units, performance awards and other stock-based awards under the 2009 Plan as performance-based awards intended to be consistent with the requirements of Section 162(m) of the Code and subject to the achievement of specified performance goals (as described more fully below).

Available Shares.    Taking into account the amendment and restatement of the 2009 Plan, the aggregate number of shares of common stock that may be granted under the 2009 Plan or with respect to which awards may be granted, subject to adjustment for changes in our capitalization, may not exceed 17,911,646 shares (which includes 961,646 shares assumed under the 2009 Plan in connection with a corporate acquisition consummated in 2011), which shares may be either authorized and unissued common stock or common stock held in or acquired for the treasury of the

Company or both. No further awards have been or will be granted under the Company’s 2005 Stock Incentive Plan and 1999 Equity Incentive Plan (the “Prior Plans”) since the date of the original stockholder approval of the 2009 Plan. In general, if awards under the 2009 Plan are for any reason cancelled, forfeited, or expire or terminate without issuance, or are settled for cash, the shares covered by such awards will again be available for the grant of awards under the 2009 Plan. Further, shares underlying awards granted under the Prior Plans that remain undelivered following any expiration, cancellation or forfeiture of such awards will be available for purposes of awards under the 2009 Plan. The aggregate number of shares of common stock that may be granted pursuant to incentive stock options may not exceed 10,000,000.

Shares covered by awards of restricted stock, restricted stock units, performance awards, or other stock-based awards will be counted against the aggregate share reserve under the 2009 Plan as 1.5 shares for every one share granted pursuant to such awards. Accordingly, to the extent that such awards are for any reason cancelled, forfeited or expire under the 2009 Plan or the Prior Plans after February 28, 2009, 1.5 shares for every one share covered thereby will again be available for grant.

Shares issued as substitute awards in connection with a Company merger with or acquisition of another company will not reduce the number of shares available for awards under the 2009 Plan, and shares subject to substitute awards that are forfeited, expire or otherwise terminate without issuance, or that are settled for cash, will not be available for awards under the 2009 Plan. Additionally, the Company may use shares under a pre-existing, stockholder-approved plan of a company acquired by the Company for awards under the 2009 Plan, which shares will not reduce the number of shares available for awards under the 2009 Plan. However, such shares may only be used for awards made prior to the expiration of the pre-existing plan to individuals who were not employees of the Company (or its subsidiaries) prior to the acquisition.

Finally, the following will not be available for additional awards under the 2009 Plan: shares delivered, exchanged or withheld as payment of the exercise price or purchase price of an option or for payment of taxes with respect to an option or stock appreciation right, shares that are reacquired by the Company using cash proceeds received from the exercise of options, and shares not issued upon the stock settlement of a stock appreciation right. However, shares subject to or otherwise deliverable pursuant to an award other than an option or stock appreciation right that, on or after January 1, 2015, are withheld by or transferred to the Company for payment of withholding taxes shall again be made available for awards under the 2009 Plan.

Individual Limits.    The maximum number of shares of common stock subject to any performance award denominated in shares of common stock or units representing common stock (whether or not intended to satisfy Section 162(m) of the Code) that may be granted to any one eligible employee or consultant under the 2009 Plan in any calendar year is 500,000. The maximum number of shares of common stock subject to any restricted stock award, restricted stock unit, or other stock-based award that is subject to the attainment of specific performance goals (whether or not intended to satisfy Section 162(m) of the Code) that may be granted under the 2009 Plan during any calendar year to any eligible employee or consultant is 500,000. There are no annual limits on the number of shares with respect to restricted stock, restricted stock units or other stock-based awards that are not subject to the attainment of specific performance goals.

The maximum number of shares of common stock with respect to which any option or stock appreciation right may be granted under the 2009 Plan to any eligible employee or consultant during any calendar year is 1,500,000. If shares of common stock subject to a stock appreciation right are granted in tandem with an option, the grant shall apply against the grantee’s individual share limitations for both stock appreciation rights and options. The maximum payment under any performance awards denominated in dollars under the 2009 Plan to any eligible employee or consultant for any calendar year is $3,500,000.

Adjustment.    The 2009 Plan requires that the Committee appropriately adjust the individual maximum share limitations described in the immediately preceding two paragraphs, the aggregate number and kind of shares that may be issued under the 2009 Plan, the number and kind of shares or other property (including cash) to be issued upon exercise or settlement of outstanding awards, and the purchase price, if any, of outstanding awards to reflect any change in the Company’s capital structure or business by reason of certain corporate transactions or events, in each case in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights of participants under the 2009 Plan. In addition, in the event of certain acquisition events (as defined in the 2009 Plan), the Committee may terminate all outstanding awards by delivering notice to each participant at least 20 days prior to the acquisition event, in which case each such participant will have the right to exercise his or her vested and unvested awards during the notice period, provided that any such exercise will be contingent on the consummation of the acquisition event.

Awards under the 2009 Plan.    The following types of awards may be granted under the 2009 Plan:

Stock Options.    The Committee may grant nonqualified stock options and incentive stock options (only to eligible employees) to purchase shares of common stock. The Committee will determine the number of shares of common stock subject to each option, the term of each option (which may not exceed 10 years, or five years in the case of an incentive stock option granted to a 10-percent stockholder), the exercise price, the vesting schedule (if any), and the other material terms of each option. No incentive stock option or nonqualified stock option may have an exercise price less than the fair market value of a share of common stock at the time of grant (or, in the case of an incentive stock option granted to a 10-percent stockholder, 110 percent of such share’s fair market value). In the absence of stockholder approval, the Committee may not lower the exercise price of an option after it is granted, cancel an option when the exercise price exceeds the fair market value of the underlying shares in exchange for cash or another award, or take any other action that may be treated as a repricing under New York Stock Exchange rules. Notwithstanding the foregoing, certain adjustments are permitted in connection with corporate changes, transactions and events as set forth in the 2009 Plan.

Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Committee, and the exercisability of options may be accelerated by the Committee in its sole discretion. Upon the exercise of an option, the participant must make payment of the full exercise price (i) in cash, check, bank draft or money order, (ii) the tendering or withholding of shares of common stock or (iii) on such other terms and conditions as may be acceptable to the Committee. The Committee may provide that vested options not previously exercised will be deemed automatically exercised on their expiration date.

Stock Appreciation Rights.    The Committee may grant stock appreciation rights, or SARs, either with a stock option, which may be exercised only at such times and to the extent the related option is exercisable (referred to as a “Tandem SAR”), or independent of a stock option (referred to as a “Non-Tandem SAR”). A SAR is a right to receive a payment in shares of common stock or cash (as determined by the Committee) equal in value to the excess of the fair market value of one share of common stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The exercise price per share covered by a SAR will be the exercise price per share of the related option in the case of a Tandem SAR and will be no less than the fair market value of the common stock on the date of grant in the case of a Non-Tandem SAR. The Committee may provide that vested Non-Tandem SARs not previously exercised will be deemed automatically exercised on their expiration date. In the absence of stockholder approval, the Committee may not lower the exercise price of a Non-Tandem SAR after it is granted, cancel a Non-Tandem SAR when the exercise price exceeds the fair market value of the underlying shares in exchange for cash or another award, or take any other action that may be treated as a repricing under New York Stock Exchange rules. Notwithstanding the foregoing, certain adjustments are permitted in connection with corporate changes, transactions and events as set forth in the 2009 Plan.

Restricted Stock.    The Committee may award shares of restricted stock. Except as otherwise provided by the Committee upon the award of restricted stock, the recipient generally has the rights of a stockholder with respect to the shares, including the right to receive dividends and the right to vote the shares of restricted stock, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient’s restricted stock agreement. The Committee may determine at the time of award that the payment of dividends, if any, will be deferred until the expiration of the applicable restriction period. Any dividends provided with respect to an award of restricted stock that is subject to the attainment of performance goals will be subject to the same restrictions and risk of forfeiture as the underlying award.

If the grant of restricted stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the Committee will establish for each recipient the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulae or standards while the outcome of the performance goals is substantially uncertain. To the extent that a performance-based restricted stock grant is intended to comply with the requirements of Section 162(m) of the Code, the performance goals for such performance-based restricted stock will be based on one of more of the objective criteria set forth on Exhibit A to the 2009 Plan and discussed in general below.

Restricted Stock Units.    An award of restricted stock units provides a participant the right to receive a payment in cash, shares of common stock or a combination of both, as determined by the Committee, based on the value of a share of common stock. The Committee will determine the participants to whom and the time or times at which grants of restricted stock units will be awarded, the number of units to be awarded to any participant, the conditions for vesting, the time or times within which such awards may be subject to forfeiture and restrictions on transfer, and any other terms and conditions of such awards. The terms and conditions of restricted stock unit awards will be set forth in an award agreement, which will include such terms and provisions as the Committee may determine from time to time.

Unless otherwise determined by the Committee, a participant who has been granted an award of restricted stock units will have none of the rights of a stockholder of the Company with respect to any portion of such award unless and until shares of common stock have been issued to the participant in settlement of such award. If so determined by the Committee and set forth in the applicable award agreement, restricted stock units may be credited with dividend equivalents on such terms and conditions as may be determined by the Committee in the event that cash dividends are paid or other distributions are made in respect of shares of common stock. As with restricted stock grants, the Committee may grant restricted stock unit awards that are intended to comply with the requirements of Section 162(m) of the Code. Any dividend equivalents provided with respect to an award of restricted stock units that is subject to the attainment of performance goals will be subject to the same restrictions and risk of forfeiture as the underlying award.

Performance Awards.    The Committee may award performance awards. Such performance awards will be stated with reference to shares of common stock (including units representing shares of common stock) or to cash. The Committee will determine the participants to whom and the time or times at which performance awards will be granted, the number of performance awards to be granted to any participant, the duration of the performance period applicable to a grant of performance awards, and any other terms and conditions of such award. Vesting of performance awards may be based on the attainment of specified performance goals and/or the completion of a specified period of service with the Company as determined by the Committee in its discretion. Payment in respect of vested performance units will be made in cash, shares of common stock or a combination of both as determined by the Committee. The Committee may grant performance awards that are intended to comply with the requirements of Section 162(m) of the Code.

Other Stock-Based Awards.    The Committee may, subject to limitations under applicable law, make a grant of other stock-based awards (including, without limitation, shares of common stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of common stock in payment of the amounts due under an incentive or performance unit plan of the Company, stock equivalent units, and awards valued by reference to book value of the common stock). The Committee will determine the terms and conditions of any such other awards, which may include the achievement of certain minimum performance goals for purposes of intended compliance with Section 162(m) of the Code and/or a minimum vesting period. The performance goals for performance-based other stock-based awards will be based on one or more of the objective criteria set forth on Exhibit A to the 2009 Plan and discussed in general below.

Performance Goals.    The Committee may grant restricted stock awards, restricted stock units, performance awards, and other stock-based awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. These awards may be granted, vest and be paid based on attainment of specified performance goals established by the Committee. The performance goals will be based on the following criteria, either individually, alternatively or in combination, applied to the Company as a whole or to any subsidiary, business segment, division or other operational unit of the Company, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results, or to a designated comparison group, in each case as specified by the Committee:

• cash flow (including operating cash flow or free cash flow);	• revenue (on an absolute basis or adjusted for currency effects);
• gross margin;	• operating expenses or operating expenses as a percentage of revenue;

•    earnings (which may include earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; and net earnings, and may be determined in accordance with generally accepted accounting principles (GAAP) or adjusted to exclude any or all GAAP items);

• earnings per share (on a GAAP or non-GAAP basis);
• growth in any of the foregoing measures;	• stock price;
• return on equity or average stockholders’ equity;	• total stockholder return;
• growth in stockholder value relative to the moving average of the S&P MidCap 400 Index or another index;	• return on capital;
• return on assets or net assets;	• return on investment;
• economic value added;	• operating profit;
• controllable operating profit or net operating profit;	• operating margin;
• cash conversion cycle;	• market share;
• contract awards or backlog;	• overhead or other expense reduction;
• credit rating;	• strategic plan development and implementation;
• succession plan development and implementation;	• improvement in workforce diversity;
• customer indicators (including customer satisfaction);	• new product invention or innovation;
• improvements in productivity;	• attainment of objective operating goals;
• employee metrics (including employee satisfaction);	• attainment of specified levels of performance under one or more of the measures described above relative to the performance of other corporations.

The performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods; corporate transactions (including, without limitation, dispositions and acquisitions); charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items; and the cumulative effects of tax changes, each as defined by GAAP and identified in our financial statements, notes to the financial statements, management’s discussion and analysis, or other Securities and Exchange Commission filings. To the extent that any performance award is intended to comply with Section 162(m) of the Code, if any such provision would create impermissible discretion under Section 162(m) or would otherwise violate Section 162(m), such provision shall be of no force or effect.

Taking into account the requirements of Section 162(m), the Committee may: (i) designate additional business criteria on which the performance goals may be based; or (ii) adjust, modify or amend the aforementioned business criteria (including, but not limited to, amendments reflecting International Financial Reporting Standards or other prevailing accounting standards used in our regular reports on Forms 10-K and 10-Q).

Dividends and Dividend Equivalents.    The Committee may provide for the payment of dividends or dividend equivalents with respect to shares subject to an award under the 2009 Plan. Any dividends or dividend equivalents provided with respect to performance awards or restricted stock, restricted stock unit or other stock-based awards that are subject to the attainment of specified performance goals will be subject to the same restrictions and risk of forfeiture as the underlying awards.

Change in Control.    In the event of a change in control (as defined in the 2009 Plan), the vesting of awards will not accelerate, unless otherwise determined by the Committee. Generally, the Committee has not provided for accelerated vesting of awards or lapse of restrictions upon a change in control under its prior stock plan awards, but has provided at the time of grant for accelerated vesting and lapse of restrictions upon the occurrence of terminations of employment without “cause” or certain other terminations within two years following a change in control. Upon a change in control, in the discretion of the Committee, awards may be (i) assumed and continued or substituted in accordance with applicable law, (ii) purchased by the Company for an amount equal to the value of such awards based upon the price per share of common stock received or to be received by other stockholders of the Company in the transaction, or (iii) cancelled if the price of the common stock paid in a change in control is less than the exercise price of the award.

Amendment and Termination.    The Board of Directors may at any time amend any or all of the provisions of the 2009 Plan, or suspend or terminate it entirely, retroactively or otherwise, provided that except to correct obvious drafting errors or as otherwise required by law or specifically provided in the 2009 Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination may not be reduced without the consent of such participant. Moreover, without the approval of our stockholders, no amendment may be made that would increase the aggregate number of shares that may be issued under the 2009 Plan, change the classification of individuals eligible to receive awards under the 2009 Plan, extend the maximum option or SAR term, alter provisions relating to repricing of options and SARs, materially alter the performance goals described above, or otherwise require stockholder approval under applicable law or stock exchange rules (or amend the 2009 Plan to permit any of the above).

Miscellaneous.    Awards granted under the 2009 Plan are generally nontransferable (other than by will or the laws of descent and distribution), except that the Committee may provide for the transferability of nonqualified stock options and SARs at the time of grant or thereafter to certain family members. Notwithstanding the foregoing, the Committee may approve the transfer of an award to a charitable institution.

Section 162(m) of the Code

The Board of Directors believes that it is in the best interests of us and our stockholders to continue to provide for an equity incentive plan under which compensation awards made to our executive officers are eligible to qualify for deductibility by us for federal income tax purposes. Accordingly, the amended and restated 2009 Plan is designed to permit the grant of awards that are intended to qualify as “performance-based compensation” not subject to Section 162(m)’s $1,000,000 deductibility cap, however, there can be no guarantee that amounts payable under the amended and restated 2009 Plan will be treated as qualified “performance-based compensation” under Section 162(m). In general, under Section 162(m), in order for us to be able to deduct compensation in excess of $1,000,000 paid in any one year to our chief executive officer or any of our three other most highly compensated executive officers (other than our chief financial officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by stockholders at least once every five years. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards under the amended and restated 2009 Plan, each of these aspects is discussed above, and approval of the amended and restated 2009 Plan itself will constitute approval of each of these aspects of the amended and restated 2009 Plan for purposes of the approval requirements of Section 162(m).

Certain U.S. Federal Income Tax Consequences

The rules concerning the federal income tax consequences with respect to awards granted and to be granted pursuant to the 2009 Plan are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the U.S. federal income tax consequences with respect to such grants and does not address issues relating to the income tax circumstances of any individual participant. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable and is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the United States, other than those individuals who are taxed on a residence basis in a foreign country.

Incentive Stock Options.    In general, an employee will not realize taxable income upon either the grant or the exercise of an incentive stock option and the Company will not realize an income tax deduction at either of such times. In general, however, for purposes of the alternative minimum tax, the excess of the fair market value of the shares of common stock acquired upon exercise of an incentive stock option (determined at the time of exercise) over the exercise price of the incentive stock option will be considered income. If the recipient was continuously employed from the date of grant until the date three months prior to the date of exercise and such recipient does not sell the shares of common stock received pursuant to the exercise of the incentive stock option within either (i) two years after the date of the grant of the incentive stock option, or (ii) one year after the date of exercise, a subsequent sale of such shares of common stock will result in long-term capital gain or loss to the recipient and will not result in a tax deduction to the Company.

If the recipient is not continuously employed from the date of grant until the date three months prior to the date of exercise or such recipient disposes of the shares of common stock acquired upon exercise of the incentive stock option within either of the time periods described in the immediately preceding paragraph, the recipient will generally realize as ordinary income an amount equal to the lesser of (i) the fair market value of such shares of common stock on the date of exercise over the exercise price, or (ii) the amount realized upon disposition over the exercise price. In such event, subject to the limitations under Sections 162(m) and 280G of the Code (as described below), the Company generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income. Any gain in excess of such amount realized by the recipient as ordinary income would be taxed at the rates applicable to short-term or long-term capital gains (depending on the holding period).

Nonqualified Stock Options.    A recipient will not realize any taxable income upon the grant of a nonqualified stock option and the Company will not receive a deduction at the time of such grant unless such option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a nonqualified stock option, the recipient generally will realize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price. Upon a subsequent sale of such shares of common stock by the recipient, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period of such shares of common stock. Subject to the limitations under Sections 162(m) and 280G of the Code (as described below), the Company will generally be allowed a deduction equal to the amount recognized by the recipient as ordinary income.

Stock Appreciation Rights.    An individual will not recognize any income upon receipt of a SAR, and the Company will not be entitled to a deduction for federal income tax purposes in the year of grant. Ordinary income will be realized by the holder at the time the SAR is exercised and cash or shares are transferred to the individual. The amount of such taxable income, in the case of a SAR, will be the difference, if any, between the grant price and the fair market value of the Company’s common stock on the date of exercise.

Restricted Stock.    Individuals receiving restricted stock will not recognize any income upon receipt of the restricted stock. Ordinary income will be realized by the holder at the time that the restrictions on transfer are removed or have expired. The amount of ordinary income will be equal to the fair market value of the shares on the date that the restrictions on transfer are removed or have expired. The Company will be entitled to a deduction at the same time and in the same amount as the ordinary income the employee is deemed to have realized. However, no later than 30 days after an employee receives the restricted stock, the employee may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a proper and timely manner, when the restrictions on the shares lapse, the employee will not recognize any additional income. If the employee forfeits the shares to the Company (e.g., upon the participant’s termination prior to expiration of the restriction period), the employee may not claim a deduction with respect to the income recognized as a result of the election.

Generally, when an employee disposes of shares acquired under the 2009 Plan, the difference between the sales price and his or her basis in such shares will be treated as long- or short-term capital gain or loss depending upon the holding period for the shares.

Restricted Stock Units.    Employees who are granted restricted stock units do not recognize income at the time of the grant. When the award vests or is paid, participants generally recognize ordinary income in an amount equal to the fair market value of the units at such time, and the Company will receive a corresponding deduction.

Certain Other Tax Issues.    In addition to the matters described above, (i) any entitlement to a tax deduction on the part of the Company is subject to applicable federal tax rules (including, without limitation, Section 162(m) of the Code regarding the $1,000,000 limitation on deductible compensation), (ii) the exercise of an incentive stock option may have implications in the computation of alternative minimum taxable income, and (iii) if the exercisability or vesting of any award is accelerated because of a change in control, such award (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes. Officers and directors of the Company subject to Section 16(b) of the Securities Exchange Act of 1934 may be subject to special tax rules regarding the income tax consequences concerning their awards.

It is the intent of the Company that certain performance awards granted to persons who are designated by the Committee as likely to be covered employees within the meaning of Code Section 162(m) and regulations thereunder (generally including the chief executive officer and the three most other highly-compensated executive officers other than the chief financial officer) shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. The rules and regulations promulgated under Section 162(m), however, are complicated and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under the 2009 Plan will be deductible under all circumstances.

The 2009 Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974. The 2009 Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code.

New Plan Benefits

The terms and number of options or other awards to be granted in the future under the amended and restated 2009 Plan will be determined in the discretion of the Committee. Because no such determinations regarding awards or grants have yet been made, the benefits or amounts that will be received by or allocated to our executive officers or other eligible employees or non-employee directors cannot be determined at this time. Information about awards granted in fiscal year 2014 under the 2009 to the Company’s named executive officers can be found in the table under the heading “2014 Grants of Plan-Based Awards” on page 36 of this proxy statement.

As of March 30, 2015, the closing price on the New York Stock Exchange of the Class A common stock of the Company was $24.23 per share.

The Board of Directors unanimously recommends a vote FOR the approval of the Amended and Restated NeuStar, Inc. 2009 Stock Incentive Plan.

ITEM 5 — Approval of Amendments to the NeuStar, Inc. Restated Certificate of Incorporation to Declassify the Board of Directors and to Provide for Annual Election of All Directors

After careful consideration and upon the recommendation of the Board’s Nominating and Corporate Governance Committee, which is comprised entirely of independent directors, the Board has unanimously adopted, subject to approval by stockholders, proposed amendments to the Company’s Restated Certificate of Incorporation to phase out the classification of the Board and provide for the annual election of directors and to revise related provisions of the Restated Certificate of Incorporation, as described below.

Article VI, Section B of the Restated Certificate of Incorporation currently provides that the Board shall be divided into three classes of directors, as nearly equal in number as possible, elected to serve staggered terms of three years each, which means that approximately one-third of the directors are elected each year.

The proposed amendments to the Restated Certificate of Incorporation provide for the annual election of directors for one-year terms. If approved by stockholders, the amendments would first apply to directors standing for election beginning with the 2017 annual meeting of stockholders, and the declassification of the Board would be phased in over a period of three years. The amendments would not shorten the terms of directors elected to three year terms. Accordingly, directors who have been elected to three-year terms (including directors elected at the 2015 Annual Meeting and the 2016 Annual Meeting) will be entitled to complete those terms, and thereafter they or their successors would be elected to one-year terms at each annual meeting of stockholders. Beginning with the 2019 annual meeting, the declassification of the Board would be complete, and the entire Board would stand for election annually for one-year terms. The amendments also provide that any newly created directorship that results from an increase in the number of directors after the effective date of the amendments would be elected for a term expiring at the annual meeting of stockholders at which the term of the class to which such director has been elected expires or, following the termination of the division of directors into three classes, for a term expiring at the next succeeding annual meeting of stockholders following such director’s appointment as a director. Directors elected by the Board to fill vacancies would have the same remaining terms as those of their predecessors. In addition, Delaware law provides that directors serving on unclassified boards may be removed with or without cause, whereas, unless the certificate of incorporation provides otherwise, directors serving on a classified board can be removed only for cause. The amendments would permit stockholders to remove directors elected to one-year terms with or without cause. Directors previously elected for and serving out the remainder of a three-year term would continue to be removable only for cause.

The general description of the amendments set forth above is qualified in its entirety by reference to the text of the amendments, which are attached as Annex C to these proxy materials. Additions to the Restated Certificate of Incorporation are indicated by underlining and deletions to the Restated Certificate of Incorporation are indicated by strike-outs.

In developing this proposal, the Board (including the members of the Governance and Compensation Committee) considered the views expressed by stockholders at the Company’s 2014 annual meeting in support of a stockholder proposal to adopt a declassified board structure. In this regard, the Board recognizes that many investors and commentators believe that the annual election of directors is the primary means for stockholders to influence corporate governance policies and hold directors accountable for implementing those policies.

The Board also considered the arguments in support of classified boards, as set forth in the Company’s proxy statement for its 2014 annual meeting. Among those considerations were that classified boards foster continuity and greater collective insight and understanding of a company’s long-term strategic direction and focus because directors have greater experience with and may take a longer-term perspective concerning the company’s operations and industry. Classified boards also provide a measure of protection against unfair or abusive takeover tactics by increasing the time necessary to elect directors constituting a majority of the board, thereby providing the board enhanced negotiating power which can be used on behalf of all stockholders.

After consideration of these factors, the Nominating and Corporate Governance Committee and the Board of Directors reached the conclusion to adopt and recommend to stockholders the amendments described in this Item. Accordingly, the Board of Directors adopted resolutions setting forth the proposed amendments to the Restated Certificate of Incorporation, declared these amendments advisable and unanimously resolved to submit the amendments to the Company’s stockholders for consideration.

If the Company’s stockholders approve the amendments, the amendments will become effective upon the filing of a certificate of amendment to the Company’s Restated Certificate of Incorporation with the Delaware Secretary of State. The Company intends to make that filing after this 2015 Annual Meeting. However, if the Company’s stockholders approve the amendments, the Board retains discretion under Delaware law not to implement the amendments. If the Board exercises this discretion, it will publicly disclose that fact and the reason for its determination. The Board also has approved conforming amendments to Article III, Section 2 of the Company’s Amended and Restated Bylaws, relating to filling director vacancies, to remove references to the classified board, contingent upon stockholder approval and implementation of the declassification amendments. If the Company’s stockholders do not approve the amendments, the Board will remain classified.

The Board of Directors unanimously recommends a vote FOR the amendments to the Restated Certificate of Incorporation to declassify the Board.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS,

NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

Under the rules of the Securities and Exchange Commission, if a stockholder would like us to include a proposal in our proxy statement and form of proxy for presentation at our 2016 Annual Meeting of Stockholders, the proposal must be received by us at our principal executive offices at 21575 Ridgetop Circle, Sterling, Virginia 20166, to the attention of the Corporate Secretary, no later than the close of business on December 19, 2015.

Alternatively, under our bylaws, if a stockholder would like to propose a matter for presentation at the 2016 Annual Meeting of Stockholders rather than for inclusion in the proxy materials, or would like to nominate a person as a candidate for election to the Board at the 2016 Annual Meeting of Stockholders, the stockholder must follow certain procedures contained in our bylaws. Stockholders may request a free copy of our bylaws from:

NeuStar, Inc.

Attn: Corporate Secretary

21575 Ridgetop Circle

Sterling, VA 20166

Under the bylaws, notice of a nomination or other business must be delivered to the Corporate Secretary no later than the close of business on February 27, 2016 and no earlier than the close of business on January 28, 2016. If the date of our 2016 Annual Meeting of Stockholders is advanced more than 30 days prior to, or delayed by more than 30 days after, the anniversary of the date of the 2015 Annual Meeting of Stockholders, notice must be delivered to the Corporate Secretary not later than the close of business on the later of the 90th day prior to the 2016 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the meeting is first made. Nominations and the proposal of other business also must satisfy other requirements set forth in the bylaws. The chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal or nomination not made in compliance with the foregoing procedures.

If a stockholder fails to comply with the forgoing deadlines established under the bylaws, or fails to satisfy the requirements of Rule 14a-4 of the Exchange Act, the Company will have discretionary authority to vote shares under proxies we solicit when and if the nomination or other business is raised at the 2016 Annual Meeting of Stockholders and, to the extent permitted by law, on any other business that may properly come before the 2016 Annual Meeting of Stockholders and any adjournments or postponements.

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single annual report and proxy statement to those stockholders. This process, which is commonly referred to as “householding,” potentially provides convenience for stockholders and cost savings for companies. Although we do not household for registered stockholders, a number of brokerage firms have instituted householding for shares held in street name, delivering a single set of proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that the broker will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, now or in the future, you no longer wish to participate in householding and would prefer to receive a separate annual report and proxy statement, please notify us by calling (571) 434-5400 or by sending a written request to 21575 Ridgetop Circle, Sterling, Virginia 20166, Attention: Corporate Secretary, and we will promptly deliver a separate copy of our annual report and proxy statement. If you are receiving multiple copies of the annual report and proxy statement and wish to receive only one, please notify your broker.

Annex A

Reconciliation of Non-GAAP Measures

Table 1

Reported Adjusted Net Income and Adjusted Earnings Per Share

	Year Ended December 31,
	2013	2014
	(in thousands, except per share data) (unaudited)
Net income	$162,752	$163,694
Add: Stock-based compensation	44,226	64,379
Add: Amortization of acquired intangible assets	50,486	62,304
Add: Loss on debt modification and extinguishment of debt	10,886	—
Add: Restructuring charges	2	6,521
Add: Acquisition-related costs	2,149	2,379
Less: Adjustment for provision for income taxes	(37,037)	(41,358)

Adjusted net income	$233,464	$257,919

Adjusted net income per diluted share	$3.53	$4.33

Weighted average common shares outstanding — diluted	66,108	59,535

Table 2

Reconciliation of Revenue for 2014 Annual Cash Incentive Compensation and 2014 PVRSUs

Year Ended December 31, 2014
(in thousands) (unaudited)
Total revenue	$963,588
Less: Revenue adjustments(1)	(12,936)

Total revenue for performance measure	$950,652

(1)	Total revenue excluding adjustments for the .CO Internet acquisition.

Table 3

Reconciliation of EBITDA for 2014 Annual Cash Incentive Compensation

Year Ended December 31, 2014
(in thousands) (unaudited)
Net income	$163,694
Add: Depreciation and amortization	117,785
Add: Other expense (income)	25,677
Add: Provision for income taxes	71,849
Add: Stock-based compensation	64,379
Add: Predefined adjustments for acquisitions and divestitures	(4,431)
Add: Restructuring charges	6,521
Add: NPAC vender selection process fees	17,673
Add: Adjustment for annual cash incentive(1)	730

Adjusted EBITDA for cash incentive compensation performance measure	$463,877

(1)	This adjustment is the amount of the annual cash incentive that is (below) above 100% achievement of our targets.

A-1

Table 4

Reconciliation of Adjusted Net Income for 2014 PVRSUs

Year Ended December 31, 2014
(in thousands) (unaudited)
Net income	$163,694
Add: Stock-based compensation	64,379
Add: Amortization of acquired intangible assets	62,304
Add: Restructuring charges	6,521
Add: Predefined adjustments for acquisitions and divestitures	(4,431)
Add: NPAC vendor selection process fees	17,673
Less: Adjustment for provision for income taxes	(44,671)

Adjusted net income for 2014 PVRSU performance measure	$265,469

Table 5

Reconciliation of non-NPAC Revenue for 2014 PVRSUs

Year Ended December 31, 2014
(in thousands) (unaudited)
Total revenue	$963,588
Less: NPAC revenue(1)	(474,844)
Less: Revenue adjustments(2)	(12,936)

Non-NPAC revenue for 2014 PVRSU performance measure	$475,808

(1)	Total revenue excluding revenue derived under our contracts with NAPM, NPAC-related connection services fees and system enhancements, and predefined adjustments for the ..CO Internet acquisition.

(2)	Total revenue excluding predefined adjustments for the .CO Internet acquisition.

A-2

Annex B

NEUSTAR, INC.

Amended and Restated NeuStar, Inc. 2009 Stock Incentive Plan

NEUSTAR, INC.

AMENDED AND RESTATED NEUSTAR, INC. 2009 STOCK INCENTIVE PLAN

ARTICLE I

PURPOSE

The purpose of this Amended and Restated NeuStar, Inc. 2009 Stock Incentive Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Employees, Consultants and Non-Employee Directors stock-based incentives (thereby creating a means to raise the level of equity ownership by such individuals) and other incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1 “Acquisition Event” has the meaning set forth in Section 4.2(d).

2.2 “Affiliate” means each of the following: (a) any Subsidiary or Parent; (b) any corporation, trade or business (including, without limitation, a partnership or limited liability company) that is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; and (c) any other entity in which the Company or any of its Affiliates has a material equity interest and that is designated as an “Affiliate” by resolution of the Committee.

2.3 “Award” means any award under the Plan of any Option, Stock Appreciation Right, Restricted Stock Award, RSU Award, Performance Award or Other Stock-Based Award.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Cause” means with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words or a concept of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” applies only on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination in the period covered thereby; or (b) if such an agreement does not exist or “cause” is not defined in any such agreement, termination due to a Participant’s (i) insubordination, (ii) dishonesty, (iii) fraud, (iv) moral turpitude, (v) willful misconduct, or (vi) willful failure or refusal to attempt in good faith to perform his or her duties or responsibilities for any reason other than illness or incapacity, in each case as determined by the Committee in its sole discretion. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

2.6 “Change in Control” has the meaning set forth in Section 11.2.

2.7 “Change in Control Price” has the meaning set forth in Section 11.1.

2.8 “Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation or other guidance promulgated thereunder.

2.9 “Committee” means the Compensation Committee of the Board appointed from time to time by the Board (or another committee or committees of the Board appointed for the purpose of administering the Plan). Each Committee shall consist of two or more non-employee directors, each of whom is intended to be a “non-employee director” as defined in Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, an “outside director” as defined under Section 162(m) of the Code and, to the extent required by the rules and regulations of the New York Stock Exchange, an “independent director” as defined under such rules and regulations; provided, however, that the foregoing shall not apply to any Committee that does not have the power to grant Awards to executive officers or Directors of the Company or otherwise make any decisions with respect to the timing or the pricing of any Awards granted to executive officers and Directors. If for any reason such Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance with the requirements of Rule 16b-3 or Section 162(m) of the Code, as applicable, shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

2.10 “Common Stock” means the Class A Common Stock, $0.001 par value per share, of the Company.

2.11 “Company” means NeuStar, Inc., a Delaware corporation, and its successors by operation of law.

2.12 “Consultant” means any individual who (either directly or through his or her employer) is an advisor or consultant to, or subject to Section 5.3, a prospective advisor or consultant to, the Company or an Affiliate.

2.13 “Detrimental Activity” means: (a) an activity that results, or if known could result, in the Participant’s Termination for Cause; or (b) an activity that violates any agreement or written policy of the Company or its Affiliates applicable to the Participant, including, without limitation, regarding confidentiality, competition, solicitation or disparagement; or (c) such other definition as the Committee may provide in an Award agreement. All determinations as to the occurrence of a Detrimental Activity on the part of a Participant shall be made by the Committee in its sole discretion.

2.14 “Director” means a member of the Board of Directors of the Company (or any successor to the Company).

2.15 “Disability” means, with respect to a Participant’s Termination, the following: (a) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “disability” (or words or a concept of like import), “disability” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “disability” applies only on occurrence of a change in control, such definition of “disability” shall not apply until a change in control actually takes place and then only with regard to a termination in the period covered thereby; or (b) if such an agreement does not exist or if “disability” is not defined in any such agreement, a permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall be deemed to occur only at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, for Awards that are subject to (and not exempt from the restrictions imposed by) Section 409A of the Code, Disability for purposes of providing for payments or benefits hereunder not payable upon a Termination shall mean that an Eligible Employee is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

2.16 “Effective Date” means the effective date of the Plan as defined in Article XV.

2.17 “Eligible Employee” means each employee of, or subject to Section 5.3, each prospective employee of, the Company or an Affiliate.

2.18 “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any references to any section of the Exchange Act shall also be a reference to any successor provision.

2.19 “Fair Market Value” means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code, as of any date and except as provided below, with respect to any class or series of outstanding shares of Common Stock, the Closing Price for such Common Stock on such date. The “Closing Price” on any date shall mean the closing price for such Common Stock, regular way, or, in case no such sale takes place on such day, the closing price for such Common Stock, regular way, on the last preceding trading day, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Common Stock is listed or admitted to trading or, if such Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq Stock Market or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Common Stock selected by the Board or, in the event that no trading price is available for such Common Stock, the fair market value of the Common Stock, as determined in good faith by the Board of Directors of the Company.

2.20 “Family Member” means “family member” as defined in Section A(1)(a)(5) of the general instructions of Form S-8, or any successor thereto, as in effect from time to time.

2.21 “Incentive Stock Option” means any Option awarded to an Eligible Employee under this Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.22 “Non-Employee Director” means a Director of the Company who is not an employee of the Company or an Affiliate (as determined by the Committee).

2.23 “Non-Qualified Stock Option” means any Option awarded under this Plan that is not an Incentive Stock Option.

2.24 “Non-Tandem Stock Appreciation Right” shall mean the right to receive an amount in cash and/or stock equal to the difference between (a) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (b) the aggregate exercise price of such right, otherwise than on surrender of an Option.

2.25 “Option” means any option to purchase shares of Common Stock granted to Eligible Employees, Non-Employee Directors or Consultants pursuant to Article VI.

2.26 “Other Stock-Based Award” means an Award under Article X of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock.

2.27 “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.28 “Participant” means an Eligible Employee, Non-Employee Director or Consultant to whom an Award has been granted pursuant to the Plan.

2.29 “Performance Award” means an Award made pursuant to Article IX of the Plan, which may be stated with reference to shares of Common Stock (including units representing shares of Common Stock) or to cash.

2.30 “Performance Period” has the meaning set forth in Section 9.1.

2.31 “Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, incorporated organization, governmental or regulatory or other entity.

2.32 “Plan” means this Amended and Restated NeuStar, Inc. 2009 Stock Incentive Plan, as amended from time to time.

2.33 “Prior Plans” means the NeuStar, Inc. 2005 Stock Incentive Plan and/or the NeuStar, Inc. 1999 Equity Incentive Plan, each as amended from time to time.

2.34 “Reference Stock Option” has the meaning set forth in Section 7.1.

2.35 “Restricted Stock Award” means an Award of shares of Common Stock, or the right to receive shares of Common Stock in the future, subject to the restrictions under Article VIII.

2.36 “RSU Award” means a restricted stock unit, which is an Award the value of which is calculated by reference to the value of shares of Common Stock, subject to the restrictions under Article VIII.

2.37 “Restriction Period” has the meaning set forth in Section 8.3(a) with respect to Restricted Stock Awards.

2.38 “Retirement” means, unless otherwise provided by the Committee at grant, a Termination of Employment without Cause or Termination of Consultancy without Cause (other than, in any such case, after the occurrence of an event that would provide a basis for a Cause termination) at or after age 60 (provided the Participant has at least ten years of service to the Company or its Affiliates) or after age 65 (provided the Participant has at least five years of service to the Company or its Affiliates). With respect to a Termination of Directorship, Retirement means the failure to stand for reelection or the failure to be reelected on or after the Participant has attained age 72 (provided the Participant has at least five years of service to the Company or its Affiliates). Determinations of length of service shall be made by the Committee in its sole discretion.

2.39 “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.40 “Section 162(m) of the Code” means the exception for performance-based compensation under Section 162(m) of the Code.

2.41 “Section 409A of the Code” means Section 409A of the Code.

2.42 “Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder. Any reference to any section of the Securities Act shall also be a reference to any successor provision.

2.43 “Stock Appreciation Right” shall mean the right pursuant to an Award granted under Article VII.

2.44 “Stock Option” or “Option” means any option to purchase shares of Common Stock granted pursuant to Article VI.

2.45 “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.46 “Substitute Awards” mean Awards granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted by a company acquired by the Company or an Affiliate (including pursuant to an asset purchase) or with which the Company or an Affiliate otherwise combines.

2.47 “Tandem Stock Appreciation Right” means the right to surrender to the Company all (or a portion) of an Option in exchange for an amount in cash and/or stock equal to the difference between (a) the Fair Market Value, on the date such Option (or such portion thereof) is surrendered, of the Common Stock covered by such Option (or such portion thereof), and (b) the aggregate exercise price of such Option (or such portion thereof).

2.48 “Ten Percent Stockholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent, in accordance with the Treasury Regulations applicable to incentive stock options.

2.49 “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.50 “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer any of a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter.

2.51 “Termination of Directorship” means that the Non-Employee Director has ceased to be a Director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of his or her directorship, the Participant shall not experience a Termination until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

2.52 “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer any of an Eligible Employee, a Consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.

2.53 “Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including by the issuance of equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.

ARTICLE III

ADMINISTRATION

3.1 The Committee.    The Plan shall be administered and interpreted by the Committee.

3.2 Grants of Awards.    The Committee shall have full authority to grant, pursuant to the terms of the Plan, to Eligible Employees, Consultants and Non-Employee Directors: (i) Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock Awards, (iv) RSU Awards, (v) Performance Awards, and (vi) Other Stock-Based Awards. Without limiting the generality of the foregoing, the Committee shall have the authority:

(a) to select the Eligible Employees, Consultants and Non-Employee Directors to whom Awards may from time to time be granted hereunder;

(b) to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Employees, Consultants or Non-Employee Directors;

(c) to determine the number of shares of Common Stock (if any) to be covered by an Award granted hereunder;

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(e) to determine whether, to what extent and under what circumstances grants of Options and other Awards under the Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of the Plan;

(f) to determine whether and under what circumstances an Award may be settled in cash and/or Common Stock;

(g) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award (other than an Option or Stock Appreciation Right) shall be deferred either automatically or at the election of the Participant;

(h) to determine whether an Option is an Incentive Stock Option or Non-Qualified Stock Option;

(i) to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award or the shares underlying the Award;

(j) to modify, extend or renew an Award, subject to Article XII herein and the prohibition on “repricing” in Sections 6.3(a) and 7.4(d), provided, however, that if an Award is modified, extended or renewed and thereby deemed to be the issuance of a new Award under the Code or the applicable accounting rules, the exercise price of an Option may continue to be the original exercise price even if less than the Fair Market Value of the Common Stock at the time of such modification, extension or renewal, provided that such retention of the original exercise price would not result in causing such Option to lose its exempt status under Section 409A of the Code;

(k) subject to the prohibition on “repricing” in Sections 6.3(a) and 7.4(d), to offer to buy out an Award previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time such offer is made;

(l) to determine that an Option or Stock Appreciation Right shall cease to be exercisable or an Award shall be forfeited, or that proceeds or profits applicable to an Award shall be returned to the Company, in the event the Participant engages in a Detrimental Activity with respect to the Company or its Affiliates and to interpret such definition and to approve waivers with regard thereto; and

(m) to determine whether or not an Award is intended to qualify as performance-based compensation under Section 162(m) of the Code.

3.3 Guidelines.

(a) Subject to Article XII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. Notwithstanding the foregoing, no action of the Committee under this Section 3.3 shall reduce the rights of any Participant without the Participant’s consent. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3 and Section 162(m) of the Code, and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

(b) Without limiting the generality of the foregoing, the Committee may adopt special guidelines and provisions for persons who are residing in or employed in, or subject to the taxes of, any domestic or foreign jurisdictions, to comply with applicable laws, regulations, or accounting, listing or other rules with respect to such domestic or foreign jurisdictions.

3.4 Decisions Final.    Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the sole discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5 Procedures.    The Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the Bylaws of the Company, at such times and places as it shall deem advisable, including, without limitation, by telephone conference or by written consent to the extent permitted by applicable law. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.6 Assistance of Employees and Advisors; Liability and Indemnification.

(a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers or other employees to execute agreements or other documents on behalf of the Committee.

(b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to subsection (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

3.7 Indemnification.    To the maximum extent permitted by applicable law and the Certificate of Incorporation and Bylaws of the Company and to the extent not covered by insurance directly insuring such person, each officer and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, members or former members may have under applicable law or under the Certificate of Incorporation or Bylaws of the Company or any Affiliate or any agreement of indemnification. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under the Plan.

3.8 Delegation.    The Committee may delegate, to the extent permitted by law and applicable stock exchange rules, to one or more Directors or one or more officers or a committee of Directors or officers the right to grant Awards to Eligible Employees who are not Directors or officers of the Company and to cancel or suspend Awards to Eligible Employees who are not Directors or officers of the Company.

ARTICLE IV

SHARE LIMITATION

4.1 Shares.

(a) Aggregate Limitation.    The following provisions apply in determining the aggregate number of shares of Common Stock available under the Plan.

(i) Subject to adjustment as provided in Section 4.2, a total of 17,911,646 shares of Common Stock shall be authorized for grant under the Plan, which shares may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. Any shares of Common Stock that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one share for every share subject to such Awards. Any shares of Common Stock that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 1.5 shares for every share subject to such Awards. In no event shall the aggregate number of shares of Common Stock issued pursuant to Incentive Stock Options exceed 10,000,000 shares, subject to adjustment as provided in Section 4.2. After the Effective Date of the Plan, no awards may be granted under any Prior Plan.

(ii) If an Award (or an award under either of the Prior Plans) is forfeited, expires or otherwise terminates without issuance, or is settled for cash, after February 28, 2009, the shares of Common Stock subject to such Award shall, to the extent of such forfeiture, expiration, termination or cash settlement, again be available for Awards under the Plan in accordance with this Section 4.1(a). If a Stock Appreciation Right is granted in tandem with an Option, such grant shall apply only once against the maximum number of shares of Common Stock that may be issued under the Plan. Shares of Common Stock underlying Awards (or Prior Plan awards) settled in cash shall again be available for issuance under the Plan.

(iii) In determining the number of shares of Common Stock available for Awards, if Common Stock has been delivered or exchanged as full or partial payment to the Company for payment of the exercise price or purchase price of an Option under the Plan or an option under a Prior Plan, or for payment of withholding taxes with respect to Options or Stock Appreciation Rights under the Plan or options under the Prior Plans, or if the number of shares of Common Stock otherwise deliverable pursuant to an Option or Stock Appreciation Right has been reduced for payment of the exercise price or purchase price or for payment of withholding taxes, the number of shares of Common Stock exchanged as payment in connection with the exercise or for withholding or reduced shall not again be available for purpose of Awards under this Plan. In addition, shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds received by the Company from the exercise of Options granted under the Plan or options granted under the Prior Plans shall not again be available for purposes of Awards under this Plan. Shares of Common Stock not issued upon the stock settlement of a Stock Appreciation Right shall not again be available for issuance under this Plan. For the avoidance of doubt, shares of Common Stock subject to or otherwise deliverable pursuant to an Award other than an Option or Stock Appreciation Right that, on or after January 1, 2015, are withheld by or transferred to the Company for payment of withholding taxes shall again be made available for Awards under this Plan.

(iv) Any share of Common Stock that again becomes available for grant pursuant to this Section 4.1(a) shall be added back as one share if such share was subject to an Option or Stock Appreciation Right granted under the Plan (or an option or stock appreciation right under either of the Prior Plans), and as 1.5 shares if such share was subject to an Award other than an Option or a Stock Appreciation Right under the Plan (or an option or stock appreciation right under either of the Prior Plans).

(b) Individual Limitation.    The following provisions apply in determining the aggregate number of shares of Common Stock available under the Plan for Awards to individual Participants.

(i) The maximum number of shares of Common Stock subject to any Performance Award denominated in shares of Common Stock (or units representing Common Stock) which may be granted to any one Eligible Employee or Consultant under the Plan in any calendar year is 500,000, subject to adjustment pursuant to Section 4.2.

(ii) The maximum number of shares of Common Stock subject to any Restricted Stock Award, RSU Award, or Other Stock-Based Award that is subject to the attainment of specified performance goals which may be granted to any one Eligible Employee or Consultant under the Plan in any calendar year is 500,000 for each type of Award, subject to adjustment pursuant to Section 4.2.

(iii) The maximum number of shares of Common Stock that may be subject to an Option or Stock Appreciation Right granted to any Eligible Employee or Consultant under the Plan in one calendar year is 1,500,000 for each type of Award, subject to adjustment pursuant to Section 4.2. If a Tandem Stock Appreciation Right is granted in tandem with an Option, it shall apply against the Eligible Employee’s or Consultant’s individual share limitations for both Stock Appreciation Rights and Options.

(iv) The maximum payment under any Performance Awards denominated in dollars granted under the Plan to any Eligible Employee or Consultant in any one calendar year shall be $3,500,000.

(v) To the extent that shares of Common Stock for which Awards are permitted to be granted to a Participant pursuant to this Section 4.1(b) during a calendar year, as the case may be, are not covered by an Award in such calendar year, such shares of Common Stock shall not increase the number of shares available for grant or issuance to the Participant in any subsequent calendar year during the term of this Plan.

(c) Substitute Awards.    Substitute Awards shall not reduce the shares of Common Stock authorized for grant under the Plan pursuant to Section 4.1(a), and shares subject to Substitute Awards that are forfeited, expire or otherwise terminate without issuance, or are settled for cash, shall not be available for Awards under the Plan. In the event that a company acquired by the Company or an Affiliate, or with which the Company or an Affiliate combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall not be made to individuals who were employed, immediately before the acquisition or combination, by the Company or entities that were its subsidiaries immediately before the acquisition or combination.

4.2 Changes.

(a) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate or (vi) any other corporate act or proceeding.

(b) Subject to the provisions of Section 4.2(d), in the event of any change in the capital structure or business of the Company by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase any Common Stock or securities convertible into Common Stock, any sale or transfer of all or part of the Company’s assets or business, any special or extraordinary cash dividend or any other corporate transaction or event having an effect similar to any of the foregoing and effected without receipt of consideration by the Company, then the aggregate number and kind of shares that thereafter may be issued under the Plan, the maximum number and kind of shares that may be issued to individual Participants under the Plan, the number and kind of shares or other property (including cash) to be issued upon exercise or settlement of an outstanding Award and the purchase price, if any, thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan, and any such adjustment determined by the Committee in good faith shall be final, binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns. In connection with any event described in this paragraph, the Committee may provide, in its sole discretion, for the cancellation of any outstanding Awards and payment in cash or other property in exchange therefor in such manner as determined by the Committee in its good faith discretion (provided that if the exercise price of any Option or Stock Appreciation Right equals or exceeds the Fair Market Value of a share of Common Stock at the time of such event, no payment shall be required to cancel such Award). Except as provided in this Section 4.2 or in the applicable Award agreement, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend, any other increase or decrease in the number of shares of stock of any class, any sale or transfer of all or part of the Company’s assets or business or any other change affecting the Company’s capital structure or business.

(c) Except as otherwise determined by the Committee, fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down and any remaining fractional shares of Common Stock shall be settled in cash. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

(d) In the event of (i) the consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, (ii) any transaction that results in the acquisition of substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or (iii) the sale or transfer of all or substantially all of the Company’s assets (each of the foregoing being referred to as an “Acquisition Event”), then the Committee, in its sole discretion, may terminate all vested and unvested Awards that are outstanding as of the date of the Acquisition Event by delivering notice of termination to each Participant at least 20 days prior to the date of the Acquisition Event, in which case, during the period from the date on which such notice of termination is delivered to the date of the Acquisition Event, each such Participant shall have the right to exercise in full all of his or her vested and unvested Awards that are then outstanding (without regard to any limitations on vesting or exercisability otherwise contained in the Award agreements), provided that any such exercise shall be contingent on the consummation of the Acquisition Event, and provided further that if the Acquisition Event does not occur within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void. If an Acquisition Event occurs but the Committee does not terminate the outstanding Awards pursuant to this Section 4.2(d), then the provisions of Section 4.2(b) and Article  XI shall apply.

ARTICLE V

ELIGIBILITY

5.1 General Eligibility.    All Eligible Employees, Consultants and Non-Employee Directors are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.2 Incentive Stock Options.    Notwithstanding the foregoing, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under this Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in this Plan shall be determined by the Committee in its sole discretion.

5.3 General Requirement.    The vesting and exercise of Awards granted to a prospective employee or consultant shall be conditioned upon such individual actually becoming an employee of or consultant to the Company or an Affiliate within a reasonable time thereafter, as determined by the Committee.

ARTICLE VI

STOCK OPTIONS

6.1 Options.    Options may be granted alone or in addition to other Awards granted under the Plan. The Committee shall have the authority to grant any Eligible Employee, Consultant or Non-Employee Director one or more Options. Each Option granted under the Plan shall be either: (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option.

6.2 Grants.    The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. The Committee shall have the authority to grant any Consultant or Non-Employee Director one or more Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof that does not so qualify shall constitute a separate Non-Qualified Stock Option.

6.3 Terms of Options.    Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Exercise Price.    Other than in connection with Substitute Awards, the exercise price per share of Common Stock subject to an Option shall be determined by the Committee at the time of grant, provided that the per-share exercise price of any Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock at the time of grant (unless adjusted in accordance with Section 4.2(b)). Other than pursuant to Section 4.2(b) or Article XI, in the absence of stockholder approval, the Committee shall not be permitted to (a) lower the exercise price per share of an Option after it is granted, (b) cancel an Option when the exercise price per share exceeds the Fair Market Value of the underlying shares in exchange for cash or another Award (other than in connection with Substitute

Awards), or (c) take any other action with respect to an Option that may be treated as a repricing under the rules and regulations of the New York Stock Exchange.

(b) Option Term.    The term of each Option shall be fixed by the Committee, provided that no Option shall be exercisable more than ten (10) years after the date the Option is granted, and provided, further, that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five years.

(c) Exercisability.    Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. Notwithstanding the foregoing, the Committee may waive any limitations on exercisability at any time at or after grant in whole or in part (including waiver of installment exercise provisions or acceleration of the time at which such Option may be exercised), including, without limitation, in connection with an employment termination.

(d) Method of Exercise.    Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, to the extent vested, Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price (or arrangements satisfactory to the Committee made for such payment) as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) the tendering (either actually or through attestation) or withholding of shares of Common Stock; or (iii) on such other terms and conditions as may be acceptable to the Committee. No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for. Notwithstanding the foregoing, the Committee may provide that if on the last day of the Option term, the Fair Market Value of a share of Common Stock exceeds the exercise price, the Participant has not exercised the Option (or any corresponding Tandem Stock Appreciation Right), and the Option is vested and has not expired, such Option (but not any corresponding Tandem Stock Appreciation Right) shall be deemed to have been exercised by the Participant based on net exercise for exercise price and tax withholding on such last day and the Company shall make the appropriate payment for the remaining value. Section 7.4(c) shall apply to the exercise of any Non-Tandem Stock Appreciation Right.

(e) Non-Transferability of Options.    No Option shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award agreement. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of the Plan and the applicable Award agreement.

(f) Termination by Death, Disability or Retirement.    Except as otherwise (x) provided in a written agreement between the Company and the Participant or (y) determined by the Committee at grant or (if no rights of the Participant are reduced) thereafter, if a Participant’s Termination is by reason of death, Disability or Retirement, all Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant’s estate) at any time within a period of one year from the date of such Termination, but in no event beyond the expiration of the stated term of such Options if the Options are Incentive Stock Options or if such Termination is by reason of Retirement; provided, however, that in the case of Retirement or Disability, if the Participant dies within such exercise period, all unexercised Options held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a minimum period of 90 days from the date of such death, but in no event beyond the expiration of the stated term of such Options if the Options are Incentive Stock Options.

(g) Termination for Cause.    Except as otherwise (x) provided in a written agreement between the Company and the Participant or (y) determined by the Committee at grant or (if no rights of the Participant are reduced) thereafter, if a Participant’s Termination (i) is for Cause or (ii) is a voluntary Termination after the occurrence of an event that would be grounds for a Termination for Cause, all Options held by such Participant, whether or not vested, shall thereupon terminate and expire as of the date of such Termination or, if earlier, the date of the Cause event. If a Participant’s service with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all of the Participant’s rights under any Option shall be suspended during the period of investigation.

(h) Termination for Any Other Reason.    Except as otherwise (x) provided in a written agreement between the Company and the Participant or (y) determined by the Committee at grant or (if no rights of the Participant are reduced) thereafter, if a Participant’s Termination is for any reason not set forth in Section 6.3(f) or (g), all Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Options.

(i) Unvested Options.    Except as otherwise (x) provided in a written agreement between the Company and the Participant or (y) determined by the Committee at grant or (if no rights of the Participant are reduced) thereafter, Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

(j) Incentive Stock Option Limitations.    To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under this Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000 (or such other amount specified by applicable law), such Options shall be treated as Non-Qualified Stock Options. Should any provision of this Plan not be necessary in order for the Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend this Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(k) Form, Modification, Extension and Renewal of Options.    Subject to the terms and conditions and within the limitations of the Plan, Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may (i) modify, extend or renew outstanding Options granted under the Plan (provided that the rights of a Participant are not reduced without his or her consent), and (ii) accept the surrender of outstanding Options (up to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the stockholders of the Company.

(l) Early Exercise.    The Committee may provide that an Option include a provision whereby the Participant may elect at any time before the Participant’s Termination to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option and such shares shall be subject to the provisions of Article VIII and treated as restricted stock. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.

(m) Other Terms and Conditions.    Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1 Tandem Stock Appreciation Rights.    Tandem Stock Appreciation Rights may be granted in conjunction with all or part of any Option (a “Reference Stock Option”) granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Reference Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Reference Stock Option.

7.2 Terms and Conditions of Tandem Stock Appreciation Rights.    Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, and the following:

(a) Term.    A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until and then only to the extent the exercise or termination of the Reference Stock Option causes the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

(b) Exercisability.    Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article VI, and shall be subject to the provisions of Section 6.3(c).

(c) Method of Exercise.    A Tandem Stock Appreciation Right may be exercised by the Participant by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 7.2. Options that have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Tandem Stock Appreciation Rights have been exercised. There shall be no deemed exercise of a Tandem Stock Appreciation Right corresponding to any Option that is deemed exercised on the last day of its term in accordance with Section 6.3(d).

(d) Payment.    Upon the exercise of a Tandem Stock Appreciation Right, a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or Common Stock (as determined by the Committee in its sole discretion at the time of grant or, if permitted by the grant, at the time of exercise) equal in value to the excess of the Fair Market Value of one share of Common Stock over the exercise price per share of the Tandem Stock Appreciation Right multiplied by the number of shares in respect of which the Tandem Stock Appreciation Right shall have been exercised. The exercise price of a Tandem Stock Appreciation Right shall be required to be in accordance with Section 6.3(a) and may not be less than 100% of the Fair Market Value of the Common Stock on the date of grant except (i) if such Tandem Stock Appreciation Right is added to an Option after the date of grant of the Option, in which case the exercise price of the Tandem Stock Appreciation Right may be less than the Fair Market Value of the Common Stock on the date of grant if such exercise price is equal to the exercise price of the Option, or (ii) in the case of Substitute Awards, in connection with an adjustment pursuant to Section 4.2(b).

7.3 Non-Tandem Stock Appreciation Rights.    Non-Tandem Stock Appreciation Rights may also be granted without reference to any Options granted under the Plan.

7.4 Terms and Conditions of Non-Tandem Stock Appreciation Rights.    Non-Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, and the following:

(a) Term.    The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not exceed ten (10) years after the date the right is granted.

(b) Exercisability.    Non-Tandem Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant.

(c) Method of Exercise.    Subject to the installment, exercise and waiting period provisions that apply under subsection (b) above, Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award agreement, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised. Notwithstanding the foregoing, the Committee may provide that if on the last day of the term of a Non-Tandem Stock Appreciation Right, the Fair Market Value of a share of Common Stock exceeds the exercise price, the Participant has not exercised the Non-Tandem Stock Appreciation Right, and the Non-Tandem Stock Appreciation Right is vested and has not expired, such Non-Tandem Stock Appreciation Right shall be deemed to have been exercised by the Participant for cash on such last day and the Company shall make the appropriate payment for such amount, less applicable withholding.

(d) Payment.    Upon the exercise of a Non-Tandem Stock Appreciation Right, a Participant shall be entitled to receive, for each right exercised, an amount in cash and/or Common Stock (as determined by the Committee in its sole discretion at the time of grant or, if permitted by the grant, at the time of exercise) no greater than the excess of the Fair Market Value of one share of Common Stock on the date the right is exercised over the exercise price of the right. The exercise price of a Non-Tandem Stock Appreciation Right may not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant except in the case of Substitute Awards, in connection with an adjustment pursuant to Section 4.2(b). Other than pursuant to Section 4.2(b) and Article XI, in the absence of stockholder approval, the Committee shall not be permitted to (a) lower the exercise price per share of a Non-Tandem Stock Appreciation Right after it is granted, (b) cancel a Non-Tandem Stock Appreciation Right when the exercise price of the right exceeds the Fair Market Value of the underlying shares in exchange for cash or another Award (other than in connection with Substitute Awards), or (c) take any other action with respect to a Non-Tandem Stock Appreciation Right that may be treated as a repricing under the rules and regulations of the New York Stock Exchange.

7.5 Non-Transferability of Stock Appreciation Rights.    No Stock Appreciation Right shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Stock Appreciation Rights shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Stock Appreciation Right that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Stock Appreciation Right that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award agreement. Any shares of Common Stock acquired upon the exercise of a Stock Appreciation Right by a permissible transferee of a Stock Appreciation Right or a permissible transferee pursuant to a Transfer after the exercise of the Stock Appreciation Right shall be subject to the terms of the Plan and the applicable Award agreement.

ARTICLE VIII

RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNITS

8.1 Restricted Stock Awards and RSU Awards.    Restricted Stock Awards and RSU Awards may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Employees, Consultants and Non-Employee Directors to whom, and the time or times at which, grants of Restricted Stock Awards and RSU Awards shall be made, the number of shares to be awarded, the price (if any)

to be paid by the Participant (subject to Section 8.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. RSU Awards may be settled in shares of Common Stock and/or in cash or any combination as determined by the Committee in its sole discretion at or after the time of grant.

8.2 Awards.    Restricted Stock Awards and RSU Awards granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, and the following:

(a) Purchase Price.    Unless (x) otherwise provided by the Committee or (y) prohibited by applicable law, the purchase price of a Restricted Stock Award or RSU Award shall be zero. If required by law or the Committee otherwise determines that a Restricted Stock Award or RSU Award shall have a purchase price, such purchase price shall not be less than par value.

(b) Acceptance.    Awards must be accepted within the period, if any, specified by the Committee at grant, by executing an Award agreement and by paying the price (if any) the Committee has designated thereunder (such acceptance may be in any manner that the Committee may establish, including deemed acceptance).

8.3 Restrictions and Conditions.    In addition, Restricted Stock Awards and RSU Awards awarded pursuant to the Plan shall be subject to the following terms and conditions:

(a) Restriction Period.

(i) The Participant shall not be permitted to Transfer a Restricted Stock Award or RSU Award awarded under the Plan during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the Award agreement and such agreement shall set forth a vesting schedule and any events that would accelerate vesting of the Restricted Stock Award or RSU Award. The Committee may place conditions on the grant based on service, attainment of performance goals pursuant to Section 8.3(a)(ii) below and/or such other factors or criteria as the Committee may determine in its sole discretion. In addition, the Committee in its sole discretion may (A) provide for the lapse of restrictions in whole or in part, (B) accelerate the vesting of all or any part of any Restricted Stock Award or RSU Award and/or (C) waive the deferral limitations for all or any part of any such Award.

(ii) Objective Performance Goals, Formulas or Standards.    If the grant of a Restricted Stock Award or RSU Award or the lapse of restrictions is based on the attainment of performance goals, the Committee shall establish the objective performance goals, including, to the extent the Committee so determines, from among those set forth in Exhibit A hereto, and the applicable vesting percentage of the Restricted Stock Award or RSU Award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as determined by the Committee in its sole discretion; provided that if and to the extent such Restricted Stock Award or RSU Award is intended to comply with Section 162(m) of the Code, the Committee may only establish such objective performance goals at such later date as permitted under Section 162(m) of the Code and while the outcome of the performance goals is substantially uncertain.

(b) Rights as a Stockholder; Dividends.    Beginning on the date of grant of a Restricted Stock Award, the Participant shall become a stockholder of the Company with respect to all shares of Common Stock subject to the Restricted Stock Award and shall have all of the rights of a stockholder, including the right to vote such shares and the right to receive distributions made with respect to such shares, including regular cash dividends (except as otherwise provided by the Committee in the grant); provided, however, that in the absence of Committee action to the contrary, any shares of Common Stock or any other property (other than regular cash distributions) distributed as a dividend or otherwise with respect to any Restricted Stock Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as the shares covered by such Award. The Committee may provide for the right to receive Dividend Equivalents (as defined in Section 14.3) with respect to RSU

Awards. Notwithstanding anything herein to the contrary, any dividends or Dividend Equivalents provided with respect to Restricted Stock or RSU Awards that are subject to the attainment of specified performance goals shall be subject to the same restrictions and risk of forfeiture as the underlying Awards.

(c) Termination.    Except as otherwise (x) provided in a written agreement between the Company and the Participant or (y) determined by the Committee at grant or (if no rights of the Participant are reduced) thereafter, subject to the applicable provisions of the Award agreement and the Plan, upon a Participant’s Termination for any reason during the relevant Restriction Period, all Restricted Stock Awards and RSU Awards still subject to restriction will vest, continue to vest, or be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter (if no rights of the Participant are reduced).

(d) Lapse of Restrictions.    If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock Award or RSU Award, certificates for shares attributable to such Award shall be delivered to the Participant (or, if certificates were previously issued, replacement certificates shall be delivered upon return of the previously issued certificates). All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee. Notwithstanding the foregoing, actual certificates shall not be issued to the extent that book entry recordkeeping is used.

ARTICLE IX

PERFORMANCE AWARDS

9.1 Performance Awards.    Performance Awards may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Employees, Consultants and Non-Employee Directors to whom, and the time or times at which, Performance Awards shall be awarded, the number of Performance Awards to be awarded to any person, the duration of the period (the “Performance Period”) during which, and the conditions under which, a Participant’s right to Performance Awards will be vested, the ability of Participants to defer receipt of Performance Awards, and the other terms and conditions of the Award in addition to those set forth in Section 9.2.

The Committee shall condition the right to payment or vesting of any Performance Award upon the attainment of objective performance goals established pursuant to Section 9.2(b) below.

9.2 Terms and Conditions.    Performance Awards awarded pursuant to this Article IX shall be subject to the following terms and conditions:

(a) Earning or Vesting of Performance Award.    At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the performance goals established pursuant to Section 9.2(b) are achieved and the percentage of each Performance Award that has been earned or vested.

(b) Objective Performance Goals, Formulas or Standards.    The Committee shall establish the objective performance goals, including, to the extent the Committee so determines, from among those set forth in Exhibit A hereto, for the earning of Performance Awards based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or such later date as determined by the Committee in its sole discretion; provided that if and to the extent such Awards are intended to comply with Section 162(m) of the Code, the Committee may only establish such objective performance goals at such later date as permitted thereunder and while the outcome of such performance goals is substantially uncertain.

(c) Payment.    Following the Committee’s determination pursuant to Section 9.2(a), shares of Common Stock and/or cash, as determined by the Committee in its sole discretion at the time of grant or, if permitted by the grant, thereafter, shall be delivered to the Eligible Employee, Consultant or Non-Employee Director, or his legal representative, in an amount equal to such individual’s earned or vested Performance Award. Notwithstanding the foregoing, the Committee may, in its sole discretion and, to the extent Section 162(m) of the Code is applicable, in accordance therewith, subject the payment of all or part of any Performance Award to additional vesting, forfeiture and deferral conditions.

(d) Termination.    Subject to the applicable provisions of the Award agreement and the Plan, upon a Participant’s Termination for any reason during the Performance Period for a Performance Award, such Performance Award will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant or, if no rights of the Participant are reduced, thereafter.

(e) Accelerated Vesting.    The Committee, in its sole discretion, may accelerate the vesting of all or any part of any Performance Award or waive the deferral limitations for all or any part of such Award.

ARTICLE X

OTHER STOCK-BASED AWARDS

10.1 Other Awards.

(a) Subject to the limitations set forth in Section 4.1, the Committee is authorized to grant to Eligible Employees, Consultants and Non-Employee Directors Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, including, but not limited to, (a) shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, (b) shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, (c) stock equivalent units, and (d) Awards valued by reference to book value of shares of Common Stock. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.

(b) Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Employees, Consultants and Non-Employee Directors to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards.

(c) The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified performance goals, including, to the extent the Committee so determines, from among those set forth on Exhibit A hereto, as the Committee may determine in its sole discretion. The Committee shall establish such goals based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as determined by the Committee in its sole discretion; provided that if and to the extent such Other Stock-Based Awards are intended to comply with Section 162(m) of the Code, the Committee may establish such objective performance goals only at such later date as permitted thereunder and while the outcome of such performance goals is substantially uncertain.

10.2 Terms and Conditions.    Other Stock-Based Awards made pursuant to this Article X shall be subject to the following terms and conditions:

(a) Vesting.    Any Award under this Article X and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee in its sole discretion.

(b) Price.    Common Stock issued on a bonus basis under this Article X may be issued for no cash consideration to the extent permitted by law.

ARTICLE XI

CHANGE IN CONTROL PROVISIONS

11.1 Treatment upon Change in Control.    In the event of a Change in Control of the Company, and except as otherwise provided by the Committee in an Award agreement or in a written employment agreement between the Company and a Participant, the vesting of a Participant’s Award shall not accelerate and a Participant’s Award shall be treated in accordance with one of the following methods as determined by the Committee in its sole discretion:

(a) Awards, whether or not then vested by their terms or pursuant to the preceding sentence, shall be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 4.2, as determined by the Committee in its sole discretion. Notwithstanding anything to the contrary herein, for purposes of Options, any assumed or substituted Option shall comply with the requirements of Treasury Regulation § 1.424-1 (and any amendments thereto) and/or Section 409A of the Code, to the extent applicable.

(b) The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate (or the cancellation and extinguishment thereof pursuant to the terms of a merger or other purchase agreement entered into by the Company) for an amount of cash equal to the Change in Control Price (as defined below) of the shares of Common Stock covered by such Awards (less, solely to the extent applicable, the aggregate exercise price of such Awards). For purposes of this Section 11.1, “Change in Control Price” shall mean the value of such Awards based upon the price per share of Common Stock received or to be received by other stockholders of the Company in the transaction, as determined by the Committee in its sole discretion. The Committee may, in its sole discretion, provide for the cancellation of Options or Stock Appreciation Rights, if the Change in Control Price is less than the exercise price of such Award(s).

(c) Notwithstanding anything else herein, the Committee may also provide at the time of grant or at any time thereafter for the vesting or lapse of restrictions of an Award upon a Termination without Cause (or such other termination or event) during a period within two years following a Change in Control, or such other provision for treatment of such Awards upon a Change in Control.

11.2 Definition.

(a) Unless otherwise determined by the Committee at grant as set forth in an Award agreement, a “Change in Control” shall be deemed to have occurred upon:

(i) the consummation of any merger or consolidation of the Company, if following such merger or consolidation the holders of the Company’s outstanding voting securities immediately prior to such merger or consolidation do not own a majority of the outstanding voting securities of the surviving corporation in approximately the same proportion as before such merger or consolidation;

(ii) individuals who constitute the Board at the beginning of any 24-month period (“Incumbent Directors”) ceasing for any reason during such 24-month period to constitute at least a majority of the Board, provided that any person becoming a director during any such 24-month period whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement for the Company in which such person is named as a nominee for director, without objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director;

(iii) the consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s assets, other than a transfer of the Company’s assets to a majority-owned subsidiary of the Company or any other entity the majority of whose voting power is held by the shareholders of the Company in approximately the same proportion as before such transaction;

(iv) the liquidation or dissolution of the Company; or

(v) the acquisition by a person, within the meaning of Section 3(a)(9) or Section 13(d)(3) (as in effect on the date of adoption of the Plan) of the Exchange Act, of a majority or more of the Company’s outstanding voting securities (whether directly or indirectly, beneficially or of record).

(b) Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of the Plan) pursuant to the Exchange Act.

(c) Notwithstanding the foregoing, with respect to any portion of any Award under this Plan that constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code, no Change in Control shall occur for purposes of this Plan providing for a change in the time and/or form of benefit unless such event is also a “change in control event” for purposes of Section 409A, or unless such change is otherwise permissible pursuant to Section  409A.

ARTICLE XII

TERMINATION OR AMENDMENT OF PLAN/NON-TRANSFERABILITY OF AWARDS

12.1 Termination or Amendment.    Notwithstanding any other provision of the Plan, the Board (or a duly authorized Committee thereof) may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIV), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that except (x) to correct obvious drafting errors or as otherwise required by law or (y) as specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination may not be reduced without the consent of such Participant; and provided further that without the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law, no amendment may be made that would (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan under Section 4.1(a) (except by operation of Section 4.2); (ii) change the classification of individuals eligible to receive Awards under the Plan; (iii) extend the maximum option or stock appreciation right term under Section 6.3 or 7.4; (iv) alter the last sentence of Section 6.3(a) or 7.4(d) regarding repricing of Awards; (v) materially alter the performance goals as set forth in Exhibit A; (vi) amend this Section 12.1; or (vii) require stockholder approval in order for the Plan to continue to comply with the applicable provisions of Section 162(m) of the Code, the applicable stock exchange rules, or, to the extent applicable to Incentive Stock Options, Section 422 of the Code. In no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of the State of Delaware to increase the aggregate number of shares of Common Stock that may be issued under the Plan, decrease the minimum exercise price of any Award, or make any other amendment that would require stockholder approval under the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV above, except (x) to correct obvious drafting errors or as otherwise required by law or applicable accounting rules, or (y) as specifically provided herein, no such amendment or other action by the Committee shall reduce the rights of any holder without the holder’s consent.

12.2 Non-Transferability of Awards.    Subject to Sections 6.3(e) and 7.5, except as the Committee may permit, in its sole discretion, at the time of grant or thereafter, no Award shall be Transferable by the Participant (including, without limitation, to a Family Member) otherwise than by will or by the laws of descent and distribution, and all Awards shall be exercisable, during the Participant’s lifetime, only by the Participant. Any attempt to Transfer any Award or benefit not otherwise permitted by the Committee in accordance with the foregoing sentence shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding anything to the contrary contained in this Section 12.2 (or, with respect to a Non-Qualified Stock Option, Section 6.3(e), or with respect to a Stock Appreciation Right, Section 7.5), if and to the extent approved by the Committee in its sole discretion, an employee or Non-Employee Director may transfer an Award to a charitable organization. Any shares of Common Stock acquired by a permissible transferee shall continue to be subject to the terms of the Plan and the applicable Award agreement.

ARTICLE XIII

UNFUNDED PLAN

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but that are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

ARTICLE XIV

GENERAL PROVISIONS

14.1 Legend and Custody.

(a) The Committee may require each person receiving shares of Common Stock pursuant to an Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer.

(b) All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under (a) the rules, regulations and other requirements of the Securities and Exchange Commission, (b) any stock exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, or (c) applicable law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(c) If stock certificates are issued in respect of an Award, the Committee may require that any stock certificates evidencing such Award be held in custody by the Company until the Award has vested or the restrictions thereon have lapsed, and that, as a condition of any grant of such an Award, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

14.2 Other Plans.    Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

14.3 Deferral; Dividends and Dividend Equivalents.    The Committee may, in its sole discretion, establish terms and conditions pursuant to which the cash payment or delivery of Common Stock pursuant to an Award (other than an Option or Stock Appreciation Right) may be deferred, which shall be intended to comply with Section 409A of the Code. Subject to the provisions of the Plan and compliance with Section 409A of the Code, the terms of any Award (including a deferred Award but excluding Option and Stock Appreciation Right Awards) may provide, if so determined by the Committee in its sole discretion, for the payment of cash, Common Stock or other property dividends, or cash payments in amounts equivalent to cash, Common Stock or other property dividends (“Dividend Equivalents”), on either a current or a deferred basis, with respect to the number of shares of Common Stock subject to such Award. The Committee may also provide that any such dividends or Dividend Equivalents shall be subject to the same restrictions and risk of forfeiture as the underlying Award or be deemed to have been reinvested in additional Awards or otherwise reinvested. Notwithstanding anything herein to the contrary, any dividends or Dividend Equivalents provided with respect to Performance Awards or Restricted Stock, RSU, or Other Stock-Based Awards that are subject to the attainment of specified performance goals shall be subject to the same restrictions and risk of forfeiture as the underlying Awards.

14.4 No Right to Employment/Directorship/Consultancy.    Neither the Plan nor the grant of any Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall they be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate his or her employment, consultancy or directorship at any time.

14.5 Withholding of Taxes.    The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any federal, state or local taxes required by law to be withheld. Upon the vesting of a Restricted Stock Award or RSU Award (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. If permitted by the Committee, the minimum statutorily required withholding obligation with regard to any Participant may be satisfied by (i) reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned, or (ii) the Participant’s tendering to the Company of shares of Common Stock owned by such Participant or otherwise acquired by such Participant on the open market. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

14.6 Listing and Other Conditions.

(a) Except as otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or other Award is or may be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c) Upon termination of any period of suspension under this Section 14.6, any Award affected by such suspension that shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares that would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d) A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests, and otherwise to cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval as the Company deems necessary or appropriate.

14.7 Governing Law.    The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

14.8 Construction.    Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

14.9 Other Benefits.    No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

14.10 Costs.    The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.

14.11 No Right to Same Benefits.    The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

14.12 Death/Disability.    The Committee may, in its sole discretion, require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) and/or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

14.13 Section 16(b) of the Exchange Act.    All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

14.14 Section 409A of the Code.    The Board may amend the Plan without stockholder consent as it deems advisable to comply with Section 409A of the Code. All provisions providing for payment of “nonqualified deferred compensation” (as defined in Section 409A of the Code) are intended to comply with the requirements of Section 409A of the Code, and this Plan with regard to such nonqualified deferred compensation shall be interpreted in accordance therewith. Neither party individually or in combination may accelerate or defer any such deferred payment, except in compliance with Section 409A of the Code, and no amount shall be paid prior to the earliest date on which it is permitted to be paid under Section 409A of the Code. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on a Participant as a result of Section 409A of the Code or any damages for failing to comply with Section 409A of the Code. A Termination of Employment shall not be deemed to have occurred for purposes of any provision of this Plan or any Award hereunder providing for the payment of any amounts or benefits upon or following a Termination of Employment that are subject to Section 409A of the Code unless such Termination is also a “separation from service” within the meaning of Section 409A of the Code, and, for purposes of any such provision of this Plan or any Award hereunder, references to a “Termination,” “Termination of Employment” or like terms shall mean “separation from service.” In the event that a Participant is deemed on the date of Termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then with regard to any payment or the provision of any benefit that is “nonqualified deferred compensation” as defined under Section 409A of the Code payable on account of a “separation from service,” payment shall be made no earlier than the earlier of (a) the first day after six (6) months following such Termination, or (b) such Participant’s death. Whenever a payment under the Plan specifies a payment period with reference to a number of days (e.g., “payment shall be made within sixty (60) days following the date of Termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company.

14.15 Successor and Assigns.    The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

14.16 Severability of Provisions.    If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provision had not been included.

14.17 Payments to Minors, Etc.    Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

14.18 Headings and Captions.    The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

ARTICLE XV

EFFECTIVE DATE OF PLAN

The Plan, as amended and restated hereby, shall become effective upon the date specified by the Board in its resolution adopting the Plan, subject to the approval of the Plan by the stockholders of the Company within 12 months before or after such date of adoption, in accordance with the requirements of the laws of the State of Delaware.

ARTICLE XVI

TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the date the Plan, as amended and restated, is approved by the Board, but Awards granted prior to such tenth anniversary may extend beyond that date.

ARTICLE XVII

NAME OF PLAN

The Plan shall be known as the “Amended and Restated NeuStar, Inc. 2009 Stock Incentive Plan.”

EXHIBIT A

PERFORMANCE GOALS

Performance goals established for purposes of the grant or vesting of performance-based Restricted Stock Awards, RSU Awards, Performance Awards and/or Other Stock-Based Awards (“Performance Goals”) shall be based on one or more of the following criteria, either individually, alternatively or in combination, applied to the Company as a whole or to any subsidiary, business segment, division or other operational unit of the Company, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results, or to a designated comparison group, in each case as specified by the Committee: cash flow (including operating cash flow or free cash flow), revenue (on an absolute basis or adjusted for currency effects), gross margin, operating expenses or operating expenses as a percentage of revenue, earnings (which may include earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; and net earnings, and may be determined in accordance with GAAP or adjusted to exclude any or all GAAP items), earnings per share (on a GAAP or non-GAAP basis), growth in any of the foregoing measures, stock price, return on equity or average stockholders’ equity, total stockholder return, growth in stockholder value relative to the moving average of the S&P MidCap 400 Index or another index, return on capital, return on assets or net assets, return on investment, economic value added, operating profit, controllable operating profit or net operating profit, operating margin, cash conversion cycle, market share, contract awards or backlog, overhead or other expense reduction, credit rating, strategic plan development and implementation, succession plan development and implementation, improvement in workforce diversity, customer indicators (including customer satisfaction), new product invention or innovation, improvements in productivity, attainment of objective operating goals, and employee metrics (including employee satisfaction). In addition, Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, business segment, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations.

Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods; corporate transactions (including, without limitation, dispositions and acquisitions); charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items; and the cumulative effects of tax changes, each as defined by generally accepted accounting principles (GAAP) and identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis, or other Securities and Exchange Commission filings. To the extent that any performance-based Award is intended to comply with Section 162(m) of the Code, if any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect.

Taking into account the requirements of Section 162(m) of the Code, if applicable, the Committee may (i) designate additional business criteria on which Performance Goals may be based, or (ii) adjust, modify or amend the aforementioned business criteria (including, but not limited to, amendments reflecting International Financial Reporting Standards or other prevailing accounting standards used in the Company’s regular reports on Forms 10-K and 10-Q).

***

Annex C

Proposed Amendments to the Restated Certificate of Incorporation to Declassify the Board of Directors

Article VI. B. ~~Beginning with the initial annual meeting, the Board of Directors shall be~~Subject to the other provisions of this paragraph, the directors, other than directors that may be elected separately by one or more series of preferred stock, shall be and are divided into three classes~~: Class I, Class II and Class III. The terms of office of the classes of~~, with directors elected for terms expiring at the ~~initial annual meeting shall expire at the times of the annual meetings of the stockholders as follows: Class I on the next annual meeting, Class II on the second next annual meeting and Class III on the third next annual meeting, or thereafter in each case when their respective successors are elected and qualified. At each subsequent annual election, the directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the directors whom they succeed, and shall be elected for a term~~third annual meeting of stockholders following their election. Subject to the rights of the holders of any series of preferred stock then outstanding, beginning with the annual meeting of stockholders held in 2017, directors shall be elected annually by the stockholders entitled to vote thereon for terms expiring at the ~~time of the third~~next succeeding annual meeting of stockholders~~, or thereafter in each case when~~; provided however, that any director elected or appointed prior to the annual meeting of stockholders held in 2017 shall serve for the term to which such director has been elected or appointed. The term for each director elected at the 2013 annual meeting of stockholders shall expire at the 2016 annual meeting of stockholders; the term for each director elected at the 2014 annual meeting of stockholders shall expire at the 2017 annual meeting of stockholders; the term for each director elected at the 2015 annual meeting of stockholders shall expire at the 2018 annual meeting of stockholders; and the term of each director elected at the 2016 annual meeting of stockholders shall expire at the 2019 annual meeting of stockholders. The division of directors into classes shall terminate at the 2019 annual meeting of stockholders. Directors shall hold office until their respective successors are elected and qualified, subject to prior death, resignation, retirement, disqualification or removal from office. Subject to the rights of the holders of any series of preferred stock then outstanding, (i) any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum~~, and any directors so chosen shall hold office until the next election of the class for which such directors have been chosen and until their successors shall be elected and qualified. The number of directorships shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible.~~; (ii) any director elected to fill a newly created directorship that results from an increase in the number of directors shall be elected for a term expiring at the annual meeting of stockholders at which the term of the class to which such director has been elected expires or, following the termination of the division of directors into three classes, for a term expiring at the next succeeding annual meeting of stockholders following such director’s appointment as a director; and (iii) any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Subject to the rights of the holders of any series of preferred stock then outstanding, directors serving in a class of directors elected for a term expiring at the third annual meeting of stockholders following the election of such class may be removed only for cause and all other directors may be removed either for or without cause. Elections of directors need not be by written ballot.

C-1

NEUSTAR 2015 ANNUAL MEETING ADMISSION TICKET Wednesday, May 27, 2015, at 5:00 P.M. (Local Time) Hyatt Regency Reston 1800 Presidents Street Reston, VA 20190 Please retain and present this ticket for admission to the meeting From Washington Dulles International Airport: From Ronald Reagan Washington National Airport: Distance from hotel: 6.59 miles Distance from hotel: 22 miles Directions: Take the Dulles Access Road East Directions: Head North on the George Washington toward Washington, DC. Take exit #12, Reston Memorial Parkway (crossing over into Virginia). Take Parkway / VA 602. Turn left on to Reston Parkway. the VA-123 exit toward Chain Bridge / McLean. Keep At the third traffic light, turn left onto Bluemont Way, right at the fork to go on VA-123 S. Merge onto and then turn right onto Presidents Street, and the VA-267 W toward I-495 N / Dulles Airport (Portions Hyatt Regency Reston is located at 1800 Presidents toll). Take Reston Parkway / VA-602 exit- Exit 12. Street. Keep Right at the fork to go on Reston Parkway / VA-602 N. At the second traffic light, turn left onto Bluemont Way. Turn right onto Presidents Street, and the Hyatt Regency Reston is located at 1800 Presidents Street. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ———————— 0 NEUSTAR, INC. PROXY/VOTING INSTRUCTION CARD This proxy is solicited by the Board of Directors of NeuStar, Inc. for the Annual Meeting of Stockholders Wednesday, May 27, 2015, 5:00 P.M. (Local Time) at the Hyatt Regency Reston, 1800 Presidents Street, Reston, VA 20190 The undersigned hereby appoints Lisa A. Hook and Leonard J. Kennedy, as proxies, with full power of substitution, and authorizes each of them to vote all the shares of common stock held of record by the undersigned on March 30, 2015 at the Annual Meeting, or any adjournment or postponement thereof. The shares represented by this proxy will be voted in the manner directed by the undersigned or, if no direction is given, the proxies will vote the shares in accordance with the Board of Directors’ recommendations on the subjects listed on the reverse side of this card and at their discretion on any other matter that may properly come before the meeting or any adjournment or postponement thereof. (Continued and to be signed on the reverse side.) 1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF

neustar™

May 27, 2015

GO GREEN

00003333333000000000 0

052715

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF May 27, 2015 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 27, 2015: The Notice and Proxy Statement and Annual Report are available at http://www.astproxyportal.com/ast/25439. Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 00003333333000000000 0 052715 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE proposals: The Board of Directors recommends that you vote FOR the following 1. Election of Directors: NOMINEES: 1. Election of Directors: FOR AGAINST ABSTAIN FOR ALL NOMINEES O Gareth C.C. Chang a. Ross K. Ireland O Jeffrey E. Ganek WITHHOLD AUTHORITY O Hellene S. Runtagh b. Paul A. Lacouture FOR ALL NOMINEES c. Michael J. Rowny FOR (See ALL instructions EXCEPT below) 2. Ratification of Ernst & Young LLP as NeuStar, Inc.’s Independent Registered Public Accounting Firm for 2015. 3. compensation. Approval of an advisory resolution to approve executive 4. Approval Incentive of Plan. the Amended and Restated NeuStar, Inc. 2009 Stock 5. Approval of Incorporation of Amendments to declassify to the the NeuStar, Board of Inc. Directors Restated and Certificate to provide INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” for annual election of all Directors. and fill in the circle next to each nominee you wish to withhold, as shown here: NOTE: business In postponement their discretion, as may thereof. properly the proxies come before are authorized the meeting to or vote any adjournment on such other or If you do not properly return a proxy, or attend the meeting and vote in person, your shares cannot be voted, nor your instructions followed. Please sign below and return this proxy in the enclosed envelope. To indicate changes change your to the the new address registered address on name(s) your in the account, address on the please account space check above. may not the Please be box submitted at note right and that via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please full title sign as such. exactly If the as signer your name is a corporation, or names appear please on sign this full Proxy. corporate When name shares by duly are authorized held jointly, officer, each holder giving should full title sign. as such. When If signer signing is a as partnership, executor, administrator, please sign in attorney, partnership trustee name or by guardian, authorized please person. give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

neustar

May 27, 2015

PROXY VOTING INSTRUCTIONS

Vote online/by phone until 11:59 PM EST the day before the meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

00003333333000000000 0 052715

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF May 2 15 PROXY VOTING INSTRUCTIONS Access “www. and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/by phone until 11:59 PMESTthe day before the meeting. COMPANY NUMBER MAIL—Sign, date and mail your proxy card in the envelope provided as soon as possible. ACCOUNT NUMBER IN?PERSON—You may vote your shares in person by attending the Annual Meeting. GO GREEN—e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 27, 2015: The Notice and Proxy Statement and Annual Report are available at Please detach along perforated linehttp://www. and mail in the astproxyportal. envelope provided com/ast/25439. IF you are not voting via telephone or the Internet. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x proposals: The Board of Directors recommends that you vote FOR the following 1. Election of Directors: NOMINEES: 1. Election of Directors: FOR AGAINST ABSTAIN FOR ALL NOMINEES O Gareth C.C. Chang a. Ross K. Ireland O Jeffrey E. Ganek WITHHOLD AUTHORITY O Hellene S. Runtagh b. Paul A. Lacouture FOR ALL NOMINEES c. Michael J. Rowny (See FOR ALL instructions EXCEPT below) 2. Ratification of Ernst & Young LLP as NeuStar, Inc.’s Independent Registered Public Accounting Firm for 2015. 3. compensation. Approval of an advisory resolution to approve executive 4. Approval Incentive of Plan. the Amended and Restated NeuStar, Inc. 2009 Stock 5. Approval of Incorporation of Amendments to declassify to the the NeuStar, Board of Inc. Directors Restated and Certificate to provide INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” for annual election of all Directors. and fill in the circle next to each nominee you wish to withhold, as shown here: NOTE: business In postponement their discretion, as may thereof. properly the proxies come before are authorized the meeting to or vote any adjournment on such other or JOHN SMITH 1234 MAIN STREET If you do not properly return a proxy, or attend the meeting and vote in APT. 203 person, your shares cannot be voted, nor your instructions followed. NEW YORK, NY 10038 Please sign below and return this proxy in the enclosed envelope. To indicate changes change your to the the new address registered address on name(s) your in the account, address on the please account space check above. may not the Please be box submitted at note right and that via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please full title sign as such. exactly If the as signer your name is a corporation, or names appear please on sign this full Proxy. corporate When name shares by duly are authorized held jointly, officer, each holder giving should full title sign. as such. When If signer signing is a as partnership, executor, administrator, please sign in attorney, partnership trustee name or by guardian, authorized please person. Give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.